As filed with the Securities and Exchange Commission on July 30, 2008	File No: 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHARDAN 2008 CHINA ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	n/a (I.R.S. Employer Identification Number)

Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Tel: 86-10-84477148
Fax: 86-10-84477246

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xiaosong Zhong
c/o Chardan Capital, LLC
Suite 18E, Tower A
Oriental Kenzo Plaza
48 Dongzhimenwai Street
Beijing, 100027, China
Tel: 86-10-84477148
Fax: 86-10-84477246

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jody R. Samuels, Esq. Richardson & Patel LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10174 (212) 907-6686 Facsimile: (212) 907-6687 Jsamuels@richardsonpatel.com	Jose Santos Maples and Calder Sea Meadow House Road Town, Tortola VG1110 British Virgin Islands (284) 852-3021 Facsimile: (284) 852-3097	Douglas S. Ellenoff, Esq. Lawrence A. Rosenbloom, Esq. Ellenoff Grossman & Schole LLP 150 East 42nd Street, 11th Floor New York, NY 10017 (212) 370-1300 Facsimile: (212) 370-7889

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Unit (1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $0.0001 par value, and one warrant	6,875,000 Units	$8.00	$55,000,000	$2,161.50
Ordinary shares included as part of the units	6,875,000 Shares	—	—	—	(2)
Warrants included as part of the units	6,875,000 Warrants	—	—	—	(2)
Ordinary shares underlying the warrants included in the units(3)	6,875,000 Shares	$5.00	$34,375,000	$1,350.94
Underwriters’ unit purchase option	1 Option	$100	$100	—	(2)
Units underlying the Underwriters’ unit purchase option (“Underwriters’ Units”)(3)	137,500 Units	$8.80	$1,210,000	$47.56
Ordinary shares included as part of the Underwriters’ Units (3)	137,500 Shares	—	—	—	(2)
Warrants included as part of the Underwriters’ Units (3)	137,500 Warrants	—	—	—	(2)
Ordinary shares underlying the warrants included in the Underwriters’ Units (3)	137,500 Shares	$5.00	$687,500	$27.02
Total			$91,272,600	$3,587.02

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	No fee pursuant to Rule 457(g).
(3)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of sub-divisions, consolidations and share dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus	Subject to Completion, dated July 30, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$55,000,000

CHARDAN 2008 CHINA ACQUISITION CORP.

6,875,000 units

Chardan 2008 China Acquisition Corp. is a newly incorporated British Virgin Islands business company with limited liability. We are a blank check company formed for the purpose of acquiring, engaging in a merger, share exchange or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business having its primary operations in the People’s Republic of China. Our efforts in identifying a prospective target business will not be limited to a particular industry within China. We do not have any specific merger, share exchange, contractual control arrangement, asset acquisition or other business combination under consideration or contemplated and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of: (i) one ordinary share and (ii) one warrant. Each warrant entitles the holder to purchase one of our ordinary shares at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or [                      ], 2009 [one year from the date of this prospectus], and will expire on [                     ], 2012 [four years from the date of this prospectus], or earlier upon redemption or liquidation. We may redeem the warrants on the terms set forth in this prospectus.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to have our units, our ordinary shares and our warrants listed on the Nasdaq Capital Market under the symbols CACA.U, CACA and CACA.W, respectively, on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 10th business day following the date of this prospectus. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to trade on the Nasdaq Capital Market, however, we cannot assure you that any such securities will continue to be listed on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for ordinary shares may be made to the public in the British Virgin Islands.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us (1)
Per unit	$8.00	$0.16	$7.84
Total	$55,000,000	$1,100,000	$53,900,000

(1) Does not include: $1,100,000 of deferred underwriting discount and commissions and $1,100,000 of a deferred non-accountable expense allowance, or an aggregate of $0.32 per ordinary share, payable to the underwriters only upon consummation of a business combination. In connection with a shareholder vote, the underwriters will only receive that portion of the deferred underwriting discount and deferred non-accountable expense allowance with respect to those units as to which the component ordinary shares have not been redeemed for cash by those shareholders who voted against the business combination, or the extended period, and exercised their redemption rights. If a business combination is not consummated, such fees will be forfeited by the underwriters. Also does not include the underwriters’ unit purchase option described in this prospectus.

Of the proceeds we receive from this offering and from the private placement to be made to our affiliates prior to the date of this prospectus, $54,300,000 ($7.89 per unit, or 98.7% of the gross proceeds of the offering and the private placement) will be deposited into the trust account at Goldman Sachs in London maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes: (i) deferred underwriting discount and commissions in the amount of $1,100,000 that are payable to the underwriters only upon consummation of a business combination, and then only with respect to those units as to which the component ordinary shares have not been redeemed for cash by those shareholders who voted against the business combination, or the extended period, and exercised their redemption rights; and (ii) a deferred underwriters’ non-accountable expense allowance of $1,100,000 that are payable to the underwriters only upon consummation of a business combination, and then only with respect to those units as to which the component ordinary shares have not been redeemed for cash by those shareholders who voted against the business combination, or the extended period, and exercised their redemption rights. If we do not complete a business combination within the time periods specified in this prospectus, we will implement a plan of dissolution and liquidation, and the funds in the trust account will be distributed to our public shareholders, in each case as set forth in this prospectus.

We are offering the units for sale on a firm-commitment basis. Brean Murray, Carret & Co., LLC and Maxim Group LLC, acting as the representatives of the underwriters, expect to deliver our securities to investors in the offering on or about [         ], 2008.

Brean Murray, Carret & Co., LLC	Maxim Group LLC	Roth Capital Partners, LLC

Caris & Company

The date of this prospectus is                                             , 2008

Certain of our officers and directors, and their affiliates, have agreed to purchase 2,000,000 warrants, or private placement warrants, from us at a price of $0.50 per warrant, in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, as amended. This purchase is to be completed prior to the date of this prospectus. The private placement warrants will be identical to those sold in this offering but will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, in each case if held by their initial holders or their permitted assigns. The holder of private placement warrants will not have any right to any liquidation distributions with respect to the ordinary shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless. No underwriting discounts or commissions will be paid in connection with the sale of the private placement warrants. We have elected to make the private placement warrants non-redeemable in order to provide the purchasers thereof a potentially longer exercise period for those warrants because they will bear a higher risk than that of the public as a result of the fact the private placement warrants are subject to transfer restrictions and a longer holding period than that of the public warrant holders, as well as to a complete loss of the investment upon our liquidation.

In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will initially have $100,000 outside of the trust account for working capital purposes, and we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, from time to time upon our request.

We have agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to 137,500 units at a per unit price of $8.80. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

You should rely only on the information contained in this registration statement of which this prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

This prospectus contains forward-looking statements that involve substantial risks and uncertainties as they are not based on historical facts, but rather are based on current expectations, estimates and projections about Chinese markets, our beliefs, and our assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. You should not place undue reliance on any forward-looking statements, which apply only as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us,”, “our”, “company” or “our company” refer to Chardan 2008 China Acquisition Corp.;

•
the “80% net asset threshold” means a fair market value equal to at least 80% of our net assets held in the trust account prior to the exercise of shareholder redemption rights described herein (net of: (i) taxes paid or reserved for and (ii) interest earned on the trust account, which we estimate to be approximately $2,000,000, all of which we may draw from the trust account as provided for herein to pay for our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution) and excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) at the time of the execution of definitive documentation relating to our business combination;

•
references to “business combination” mean our initial acquisition of one or more assets or operating businesses through a capital merger, share exchange, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar business combination, which acquisition (or acquisitions) has a value equal to at least the 80% net asset threshold and pursuant to which we will require that a majority of the ordinary shares voted by the public shareholders are voted in favor of the acquisition and less than 35% of the public shareholders both exercise their redemption rights and vote against the proposed acquisition;

•	references to “BVI” mean the British Virgin Islands;

•	references to “China” or the “PRC” mean the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan.

•	references to “Companies Act” or the “Act” mean the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands;

•
references to “extended period” means the additional 6-month period that we may seek to complete a business combination provided a majority of our public shareholders that vote on such extended period approve such extended period and less than 35% of the public shareholders both exercise their redemption rights and vote against the extended period;

•	references to “existing shareholders” are to shareholders before this offering;

•	references to “Foreign Subsidiary” are to a foreign (non-U.S. and non-BVI) subsidiary that we may choose to form and utilize to make the acquisition in connection with a proposed business combination;

•
references to “private placement” are to the sale of 2,000,000 warrants to our officers and directors at a price of $0.50 per warrant, for an aggregate purchase price of $1,000,000, in a private placement in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, as amended, that will occur prior to the date of this prospectus;

•
references to “private placement warrants” are to the warrants to purchase an aggregate of 2,000,000 of our ordinary shares being purchased by certain of our officers and directors, and their affiliates, in the private placement;

•
references to “public shareholders” are to the holders of ordinary shares sold as part of the units in this offering or acquired in the aftermarket, including any existing shareholder to the extent they acquire such ordinary shares (and solely with respect to such ordinary shares); and

•	references to a “target business” are to one or more operating businesses which, after completion of this offering, we may target for a potential business combination.

Our Business

We are a newly incorporated blank check company, incorporated as a business company with limited liability under the laws of the British Virgin Islands on February 19, 2008. We were formed for the purpose of acquiring, engaging in a merger, share exchange with, purchasing all or substantially all of the assets of, or engaging in a contractual control arrangement or any other similar business combination of an unidentified operating business.

We intend to focus on identifying a prospective target business having its primary operations in the People’s Republic of China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific merger, share exchange, asset acquisition, contractual control arrangement or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

We believe that opportunities for market expansion have emerged for businesses with operations in China due to changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China is an attractive market both for making acquisitions and operating a target business for several reasons, including, among other things, increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity, which have led to China having one of the highest gross domestic product growth rates among major industrial countries in the world as well as strong growth in many sectors of its economy driven by emerging private enterprises.

Notwithstanding these trends, there are various risks of business acquisitions in China including, among others, the risk that we may be unable to enforce our rights in China, that governments may revert back to former policies less conducive to free trade and that relations between China and countries in other regions of the world, including the United States, may deteriorate, leading to reduced trade.

Our Management

Certain of our directors and officers have significant experience in the Chinese capital markets generally, as well as in operating and consummating acquisitions through blank check companies formed for the purpose of acquiring a business with principal operations in the PRC. We believe this experience gives our company a distinct competitive advantage in the market for Chinese acquisitions.

Kerry Propper (our chief executive officer and a director) and Li Zhang (our chairman) each have acted as an officer, director or both of the following three blank check companies formed for the purpose of acquiring a business with principal operations in the PRC: (i) Chardan China Acquisition Corp., which raised $24.15 million in an initial public offering of its securities in March 2004 and merged with and into Origin Argitech Limited in October 2008; (ii) Chardan North China Acquisition Corporation, which raised $34.5 million in an initial public offering of its securities in August 2005 and merged with and into HLS Systems International Ltd. in September 2007; and (iii) Chardan South China Acquisition Corporation, which raised $34.5 million in an initial public offering of its securities in August 2005 and merged with and into A-Power Energy Generation Systems, Ltd in April 2007.

Kerry Propper acted as a special advisor to Jaguar Acquisition Corp., a blank check company which raised $28.3 million in an initial public offering of its securities in April 2006 and merged with and into China Cablecom Holdings in April 2008, and is the executive vice president of mergers and acquisitions of Shine Media Acquisition Corp., a blank check company which raised $41.4 million in an initial public offering of its securities in December 2006 and entered into a stock purchase agreement to acquire all of the ordinary shares of China Greenscape Co., Ltd. in May 2008.

Additionally, the Chinese members of our management team, Xiaosong Zhong, Li Gong and Dr. Jianjun Shi, are experienced business people in China with access to a wide variety of companies that may be brought to their attention as potentially suitable candidates for a business combination, and the China-based resources to support a thorough and effective due diligence process on any potential target companies once identified.

Our Business Combination Plans

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target acquisition or had any discussions, formal or otherwise, with respect to such a transaction with us. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers and directors and any of their potential contacts or relationships regarding a potential business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our business combination must be with a target acquisition (or acquisitions) whose fair market value is at least equal to the 80% net asset threshold at the time of the execution of definitive documentation relating to our business combination. Consequently, initially we may have the ability to complete only a single business combination, although this may entail our acquisition of one or more individual assets, properties or entities. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our initial business combination involves a transaction in which we acquire less than a 100% interest in the target acquisition, the value of that interest that we acquire will also be required to meet the 80% net asset threshold. In all instances, we would control the target company. The key factors that we will rely on in determining control would be our acquisition of more than 50% of the voting equity interests of the target company and/or control of the majority of any governing body of the target company through contractual arrangements or otherwise. In order to consummate such an acquisition, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. We could thus pursue a transaction in which we issue a substantial number of new ordinary shares as consideration paid to the owners of the business being acquired or to secure additional capital to be used in the acquisition, or both. As a result, our shareholders immediately prior to such transaction could own substantially less than a majority of our outstanding ordinary shares following completion of the transaction.

If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus and in our amended and restated memorandum and articles of association, we will liquidate and distribute our trust account and any other assets to our public shareholders.

We intend to acquire an operating business through a merger, share exchange, asset acquisition or other similar business combination; however, the government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, heavy equipment manufacturers and energy, among others. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or on those having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC, and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties, who would likely be designated by our company. If we choose to effect a business combination that employs these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies including seeking specific performance or injunctive relief, and claiming damages. We cannot assure you these remedies will be sufficient to offset the cost of enforcement. In addition they may adversely affect the benefits we expect to receive from the business combination.

We may seek to acquire a target acquisition that has a fair market value significantly in excess of the 80% net asset threshold. In order to do so, we may seek to raise additional funds through a private offering of debt or equity securities, and we may effect a business combination using the proceeds of such offering rather than using the amounts held in the trust account. We could thus pursue a transaction in which we issue a substantial number of new ordinary shares. As a result, our shareholders immediately prior to such transaction could own substantially less than a majority of our outstanding ordinary shares subsequent to such transaction. In any case, although our shareholders prior to the business combination might own less than a majority interest post-business combination, we will not purchase a minority or passive interest in a target business, as this would subject us to the Investment Company Act of 1940.

In the case of a business combination funded with assets other than the trust account assets, the proxy materials disclosing the business combination for which we would seek shareholder approval would disclose the terms of the financing as well and, if required by law, regulation or a rule of the Nasdaq Capital Market, we would seek shareholder approval of such financing. In the absence of a requirement by law, regulation or a rule of the Nasdaq Capital Market, we would not seek separate shareholder approval of such financing inasmuch as the financing portion of any business combination would be disclosed in the proxy materials and would be a consideration of the shareholder approval process for the business combination under consideration. There are no prohibitions on our ability to raise funds privately or through loans that would allow us to acquire a company with a fair market value in an amount greater than the 80% net asset threshold. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

While we do not intend to pursue a business combination with any company that is affiliated (within the meaning of Rule 405 of the Securities Act) with our existing shareholders, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we have agreed to obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, that such a business combination is fair to our shareholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination. Although our management has not consulted with any investment banker in connection with such an opinion, it is possible that such opinion may only be able to be relied upon by our board of directors and not by our shareholders. While we will consider whether such an opinion may be relied on by our shareholders, it will not be dispositive as to which investment bank we seek a fairness opinion from.  Other factors contributing to such a determination are expected to include, among other factors, the reputation of the independent investment bank, specifically their knowledge of China, timing and cost. In considering such costs, we will need to consider the cost of procuring a fairness opinion on which our shareholders may rely, and we expect to seek such an opinion unless the cost is substantially in excess of what it would be otherwise. In the event that we obtain an opinion that cannot be relied upon by our shareholders, we will include appropriate explanatory disclosure in the proxy statement explaining why shareholders may not rely on the opinion. While our shareholders might not have legal recourse against the investment banking firm in such case, the fact that an independent expert has evaluated, and passed upon, the fairness of the transaction is a factor our shareholders may consider in determining whether or not to vote in favor of the potential business combination.

Private Placement

Certain of our officers and directors, and their affiliates, have agreed to purchase 2,000,000 warrants from us at a price of $0.50 per warrant, in a private placement totaling $1,000,000, in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, to be completed prior to the date of this prospectus. Such purchase price was the result of negotiations between our executive officers and the underwriters. All of the proceeds received from the sale of the private placement warrants will be deposited in the trust account. The private placement warrants will be identical to the warrants sold in this offering but will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, in each case if held by their initial holders or their permitted assigns. The holder of private placement warrants will not have any right to any liquidation distributions with respect to the ordinary shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless. We have elected to make the private placement warrants non-redeemable in order to provide the purchasers thereof a potentially longer exercise period for those warrants because they will bear a higher risk than the investing public due to the fact the private placement warrants are subject to transfer restrictions and to a longer holding period than that of the public warrant holders, as well as to a complete loss of the investment in the event of our liquidation.

Potential Conflicts of Interest

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. Our directors and officers have affiliations with other entities, including other special purpose acquisition companies, which currently include those listed above.

All of the companies with which our officers and directors are affiliated, other than those that have entered into a right of first refusal and corporate opportunities agreement with us, would have to: (i) be presented appropriate potential business combination targets by our officers and directors and (ii) reject the opportunity to acquire such potential target businesses prior to their presentation of such target businesses to us. For a further explanation of these and the other affiliations of our officers and directors, please see “Management—Conflicts of Interest”.

In order to limit these potential conflicts, our officers and directors, as well as certain of the entities which our officers and directors are affiliated with, have agreed with us and our underwriters to present to us all corporate opportunities that are suitable for us, taking into consideration pre-existing fiduciary duties, and have agreed to provide a right of first refusal to us with respect to any business opportunity within any industry in China, provided that the fair market value of such business opportunity meets or exceeds the 80% net asset threshold.

Principal Offices

Our principal executive offices are located at 18E, Tower A Oriental Kenzo Plaza 48 Dongzhimenwai Street Beijing, 100027, China, and our telephone number at that address is 86-10-84477148.

The Offering

Securities offered	6,875,000 units, at $8.00 per unit, each unit consisting of:

• one ordinary share; and

• one warrant
Trading commencement and separation of ordinary shares and warrants

The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 10th business day following the date of this prospectus.

In no event will the ordinary shares and warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus.

Following the date that the ordinary shares and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the ordinary shares or warrants separately or continue trading them as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and consequently, any subsequent security holder owning ordinary shares and warrants may elect to combine them together and trade them as a unit. Shareholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Ordinary shares:
Number outstanding before this offering	2,291,666 shares
Number to be outstanding after this offering and private placement

9,166,666 shares (does not include up to 137,500 ordinary shares issuable upon exercise of the underwriters’ unit purchase option or 137,500 ordinary shares issuable upon exercise of the warrants included in the underwriters’ unit purchase option)

Warrants:
Number outstanding before this offering	2,291,666 warrants (does not include 2,000,000 private placement warrants)
Number to be outstanding after this offering and private placement	11,166,666 warrants (does not include up to 137,500 warrants issuable upon exercise of the underwriters’ unit purchase option)

Exercisability	Each warrant is exercisable for one ordinary share.

Exercise price	$5.00 per ordinary share

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

None of the warrants may be exercised until after the consummation of our business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

No fractional ordinary shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in an ordinary share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Exercise period	The warrants will be exercisable only if we provide for an effective registration statement covering the ordinary shares underlying the warrants. The warrants will become exercisable on the later of:

	•	the completion of a business combination, and

	•	[ ], 2009 [one year from the effective date of the registration statement].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2012[four years from the effective date of the registration statement] or earlier upon redemption or liquidation.

Redemption	We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the underwriters’ unit purchase option:

	•	in whole and not in part;

	•	at a price of $0.01 per warrant at any time after the warrants become exercisable;

	•	upon not less than 30 days’ prior written notice of redemption; and

•
if, and only if, the last sales price of our ordinary shares equals or exceeds $10.00 per ordinary share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless such warrants and the ordinary shares underlying such warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will continue to exceed either the redemption trigger price of $10.00 or the warrant exercise price of $5.00 after we call the warrants for redemption.

The underwriters do not have the right to consent before we exercise our warrant redemption rights.

Private Placement
Certain of our officers and directors, and their affiliates, have agreed to purchase 2,000,000 warrants, which we refer to as the private placement warrants, from us at a price of $0.50 per warrant, in a private placement totaling $1,000,000, in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, as amended. This private placement will be completed prior to the effective date of the registration statement of which this prospectus forms a part. None of these amounts will be from borrowed funds. The private placement warrants will be purchased separately and not in combination with ordinary shares in the form of units. All of the proceeds from the sale of the private placement warrants will be deposited in the trust account. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the proceeds from the sale of the private placement warrants will become part of the amount payable to our public shareholders upon the liquidation of our trust account, and the private placement warrants will become worthless. See “Proposed Business—Effecting a business combination—Voluntary liquidation and subsequent dissolution if no business combination” below.

The private placement warrants have terms and provisions that are identical to the warrants being sold in this offering, except that: (i) the private placement warrants will not have a claim to the funds held in the trust account, (ii) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iv) the private placement warrants are exercisable on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if held by the initial holders or permitted assigns. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow.

If any of our officers or directors acquires units or warrants for their own account in the open market, such warrants will be redeemable. If our other outstanding warrants are redeemed and the price of our ordinary shares rises following such redemption, the holder of the private placement warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance that the price of our ordinary shares would increase following a warrant redemption.

Equity Incentive Plan
Pursuant to our 2008 Equity Incentive Plan, we are authorized to issue up to 500,000 ordinary shares. The terms of our Equity Incentive Plan prohibit us from issuing any options or ordinary shares included under the plan to any of our current officers or directors, any of our existing shareholders, or any person that becomes an officer or director of our company prior to the consummation of our initial business combination.

Proposed Nasdaq Capital Market symbols for our:
Units	“CACA.U”
Ordinary shares	“CACA”
Warrants	“CACA.W”

Offering proceeds to be held in trust
Of the proceeds we receive from this offering and the private placement to be made prior to the date of this prospectus, $54,300,000 ($7.89 per unit, or 98.7% of the gross proceeds from this offering and the private placement) will be deposited into the trust account at Goldman Sachs in London maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes the deferred underwriting discount and commissions in the amount of $1,100,000 ($0.16 per unit) and the deferred non-accountable expense allowance in the amount of $1,100,000 ($0.16 per unit), payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component ordinary shares have not been redeemed for cash by those shareholders who voted against the business combination and exercised their redemption rights, provided a shareholder vote is required. We believe that the deferral of a portion of the underwriters’ discount and non-accountable expense allowance along with the placement of such deferred discount and non-accountable expense allowance and the proceeds of the private placement in the trust account is a benefit to our public shareholders, because additional proceeds will be available for distributions to investors if we liquidate our trust account prior to our completing an initial business combination.

The proceeds held in the trust account will not be released until the earlier of the completion of our business combination (with a target acquisition (or acquisitions)) whose fair market value is at least equal to the 80% net asset threshold at the time of the execution of the definitive documentation relating to our business combination or liquidation of the company.

Unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a business combination, except that in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), $100,000 will initially be held outside of the trust account and we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, from time to time at our discretion.

Upon the consummation of a business combination, the underwriters’ deferred discount and non-accountable expense allowance held in the trust account, reduced pro rata by the exercise of shareholder redemption rights, if any, shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. If we liquidate the trust account, the underwriters have agreed to waive any right they may have to the deferred underwriting discount and non-accountable expense allowance held in the trust account, all of which shall be distributed to our public shareholders.

A portion of the funds not held in the trust account will be used to repay loans in the aggregate amount of $32,434 made to us by Kerry Propper, our chief executive officer and a director, and Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, to cover offering related expenses including the SEC registration fee, FINRA filing fees, legal and accounting expenses. It is possible that we could use a portion of the funds not in the trust account or which we are permitted to draw to make a deposit or down payment to fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the company and liquidate our trust account.

Limited payments to insiders
Prior to the completion of a business combination, there will be no fees, reimbursements, cash payments or other similar disbursements, including, without limitation, share or option issuances, made to our officers and directors other than:

	•	repayment of loans in the aggregate amount of $32,434, bearing no interest, made to us by one of our officers and an affiliate of one of our directors to cover offering expenses;
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payment to Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, of $7,500 per month for office space and certain general and administrative services, including but not limited to receptionist, secretarial and general office services; and

	•	reimbursement for any expenses incurred by them incident to the offering and finding a suitable business combination and completing the business combination.

Shareholders must approve our initial business combination

We will seek shareholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable law. Since we are a British Virgin Islands company, any proxy statement we utilize to obtain shareholder approval of the business combination will be prepared and delivered to our shareholders in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and (ii) the relevant provisions of our amended and restated memorandum and articles of association. All of our existing shareholders have agreed to vote the ordinary shares owned by them prior to this offering in the same manner as a majority of ordinary shares voted by the public shareholders. Our existing shareholders have also agreed that if they acquire ordinary shares in or following this offering, they will vote such acquired ordinary shares in favor of a business combination. Accordingly, any purchase of our ordinary shares by our existing shareholders in this offering or in the aftermarket would make it more likely that a business combination would be approved. We are not aware of any intention on the part of our officers, directors or existing shareholders to make any purchases in this offering or in the aftermarket, although they will not be prohibited from doing so. Although we do not know for certain the factors that would cause our existing shareholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

In addition, given the interest that they have in a business combination being consummated, it is possible that we or our existing shareholders, officers, directors and their respective affiliates may acquire securities from public shareholders who have elected to redeem their ordinary shares (as described below) in order to obtain the requisite level of approval for the business combination (which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public shareholders elected or would have elected to vote against the business combination and exercise their redemption rights and more than 50% of our public shareholders elected or would have voted against the business combination, but for the purchases made by us or our existing shareholders, officers, directors or their respective affiliates). We expect that each of such purchases, should they occur at all, would be: (i) isolated, privately negotiated transactions with one or a discrete group of shareholders who have elected to exercise their redemption rights and (ii) negotiated after the time when shareholders have voted against the proposed business combination and elected to redeem their ordinary shares.

Although we and our existing shareholders, officers, directors and their respective affiliates have no intention of entering into purchase arrangements with any of our shareholders subsequent to this offering and have not entered into any agreements, arrangements or understandings (formal or otherwise) with respect to any such purchases, we and they may do so in the future both as an expression of confidence in the value of our ordinary shares following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.

Any ordinary shares purchased from shareholders by us or our existing shareholders, officers, directors, their respective affiliates would be purchased for cash or other consideration at a price to be negotiated between such shareholders on the one hand and us, our existing shareholders, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the shareholders’ position in our company and the method and timing of payment to such shareholder. Should such purchases be negotiated, it is possible that the value of the purchase price for such ordinary shares would exceed the per ordinary share amount to be distributed from trust upon liquidation. We have agreed with the underwriters, however, that if we enter into any such privately negotiated transactions, we may only pay to applicable public shareholders funds up to the per ordinary share redemption price set forth in this prospectus; negotiated premiums above the redemption price, if any, would thus need to be paid by someone other than us, which would most likely be our existing shareholders, officers, directors, their respective affiliates or third parties and would not be paid by us. Even if we or our existing shareholders, officers, directors, their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers.

Any such purchases would be conducted in conformance with applicable securities laws.

We will proceed with a business combination only if: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination; and (ii) public shareholders owning less than 35% of the ordinary shares sold in this offering both vote against the business combination and exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period (described below). Voting against the business combination alone will not result in redemption of a shareholder’s ordinary shares for $7.89 per ordinary share in cash from the trust account. Such shareholder must also exercise its redemption rights, described below. Our threshold for redemption rights has been established at 35%, although historically blank check companies have used a 20% threshold. This structural change is consistent with many other current filings with the SEC, and it will increase the likelihood of an approval of any proposed business combination by making it easier for us to consummate a business combination with which some public shareholders may not agree. However, the 35% threshold entails certain risks described under the headings, “Risk Factors—Unlike many other blank check offerings, we allow up to one ordinary share less than 35% of our public shareholders, on a cumulative basis, to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights,” and “[u]nlike many other blank check offerings, when we submit our initial business combination to our shareholders for approval we allow up to one ordinary share less than 35% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.” For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Opportunity for shareholder approval of a business combination.”

For purposes of seeking approval of the majority of the ordinary shares voted by the public shareholders, non-votes will have no effect on the approval of a business combination once a quorum is obtained. That is, provided that enough ordinary shares are present to establish a quorum, approval will occur if more than 50% of the ordinary shares voting vote in favor.

Upon the completion of our initial business combination, unless required by British Virgin Islands law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek shareholder approval for any subsequent acquisitions.

The requirement that we seek shareholder approval before effecting our initial business combination is set forth in Article 24 of our amended and restated memorandum and articles of association, which requires the affirmative vote of at least 80% of the voting power of our outstanding voting securities to amend. The requirement that we seek shareholder approval before effecting our initial business combination therefore may be eliminated only by a vote of our board and the vote of at least 80% of the voting power of our outstanding voting securities. Management will not request that the board consider such a proposal to eliminate or amend this provision or propose, support or endorse any proposal by the public shareholder to amend such provisions.

Redemption rights for shareholders voting to reject a business combination

In connection with the required shareholder approval with respect to our initial business combination, public shareholders voting against a business combination will be entitled to redeem their ordinary shares for $7.89 per ordinary share, if the business combination is approved and completed, $0.32 per ordinary share of which shall be funded through a portion of the underwriters deferred underwriting discount ($0.16 per ordinary share) and deferred non-accountable expense allowance ($0.16 per ordinary share). Public shareholders will not be entitled to redeem their ordinary shares for cash simply by voting against the business combination; each shareholder must also affirmatively exercise its redemption rights in order to redeem its ordinary shares for cash. However, if public shareholders of 35% or more in interest of our ordinary shares vote against the business combination and the extended period, collectively, and elect to redeem their ordinary shares, we will not proceed with such business combination.

Notwithstanding the foregoing, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate or other person with whom such public shareholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from seeking redemption rights with respect to an aggregate of more than 10% of the ordinary shares sold in this offering (but only with respect to the amount over 10% of the ordinary shares sold in this offering). A “group” will be deemed to exist if public shareholders: (i) file a Schedule 13D or 13G indicating the presence of a group, or (ii) acknowledge to us that they are acting, or intend to act, as a group. Such public shareholders would still be entitled to vote against a proposed business combination or the extended period, as applicable, with respect to all ordinary shares owned, whether directly or indirectly through one or more affiliates. We believe this restriction will discourage investors from accumulating large blocks of our ordinary shares prior to a vote on either a proposed business combination or the extended period in an attempt to use their redemption right as a means to force us or our management to purchase their ordinary shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the ordinary shares sold in this offering could threaten to vote against a proposed business combination or the extended period and seek redemption, regardless of the merits of the transaction, if such public shareholder’s ordinary shares are not purchased by us or our management at a premium to the then current market price. By limiting a public shareholder’s ability to redeem only an aggregate of 10% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our amended and restated memorandum and articles of association or otherwise, restricts the ability of any public shareholder from voting all of their ordinary shares against a proposed business combination or the extended period.

Public shareholders that redeem their ordinary shares will continue to have the right to exercise any warrants they may hold. However, if our existing shareholders acquire ordinary shares in or after this offering, they will be entitled to a pro rata cash portion of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time period. The existing shareholders have waived their right to receive any share of the trust account upon such liquidation of the trust account with respect to the ordinary shares owned by them immediately prior to this offering, including the ordinary shares underlying the private placement warrants.

In connection with the shareholder vote required to approve the extended period and/or our initial business combination, our existing shareholders and directors have agreed to vote the ordinary shares acquired by them prior to our initial public offering in the same manner as a majority of the public shareholders who vote at the general or annual meeting called for such purpose. In addition, each of our existing shareholders and directors has agreed that if they acquire ordinary shares in or following this offering, they will vote all such acquired ordinary shares in favor of the extended period and/or our initial business combination. As a result, our existing shareholders and directors will not be able to exercise the redemption rights with respect to any of our ordinary shares that they may acquire prior to, in or after this offering.

Liquidation if no business combination
Pursuant to our amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as BVI, law, we anticipate that our liquidator will instruct the trustee to promptly liquidate the trust account and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). We view these provisions as obligations to our investors and neither we nor our board of directors will propose, endorse or support any proposal by the shareholders or seek shareholder approval of any amendment of these provisions, except in connection with approving the extended period for purposes of completing an identified business combination. Our amended and restated memorandum and articles of association and the underwriting agreement that we will enter into with the underwriters in connection with this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination, without the approval of 80% of our shareholders. We cannot provide investors with assurances of a specific timeframe for the liquidation and distribution.

Pursuant to our amended and restated memorandum and articles of association, upon the expiration of such time periods, our purpose and powers will be limited to winding up our affairs and liquidating. Also included in our amended and restated memorandum and articles of association are the provisions requiring the voluntary liquidation of our company at that time. All of our officers and directors directly or indirectly own ordinary shares in our company but have waived their right to receive distributions (other than with respect to ordinary shares, or any ordinary shares underlying units, they purchase in connection with this offering or in the after market) upon the liquidation of the trust account, as part of any liquidation and distribution in the event we do not consummate a business combination within the required time periods.

Until the consummation of a business combination, the funds held in the trust account will be our principal asset. Such funds may become subject to the claims of creditors or other parties. In order to protect the amounts held in the trust account, our officers and directors have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses who have not executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. The only obligations not covered by such indemnity are with respect to claims of creditors, vendors, service providers and target businesses that have executed a valid and binding waiver of their right to seek payment of amounts due to them out of the trust account. Although we have a fiduciary obligation to pursue our officers and directors to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance that such persons will be able to satisfy those obligations, if required to do so.

As a result of the foregoing, we cannot assure you that the per ordinary share distribution from the trust account, if we liquidate, will not be less than $7.89, plus interest then held in the trust account.

We will pay the costs associated with our distribution and the liquidation of the trust account from our remaining assets outside of the trust account or any portion of the interest earned on the trust account, all of which we are permitted to use for working capital, that we have not drawn from the trust account. We expect that all costs associated with the implementation and completion of our voluntary liquidation will be funded by any funds not held in our trust account or which we are permitted to withdraw from the trust account, although we cannot assure you that there will be sufficient funds for such purpose.

Possible extension of time to consummate a Business Combination to 36 months

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering (and we anticipate that we may not be able to consummate a business combination within the 30 month period), we may seek to extend the time period within which we may complete our business combination to 36 months, referred to throughout this prospectus as the extended period, by calling a general or annual meeting of our shareholders for the purpose of soliciting their approval for such extension.

We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. financial statements prepared in accordance with generally accepted accounting principles, or GAAP, or financial statements prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, or International GAAP, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into an agreement near the end of the initial 18-month period, we would have approximately twelve months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our shareholders, if required, and provide for customary closing conditions.

If holders of 35% or more of the ordinary shares sold in this offering both vote against the proposed extension to 36 months and elect to redeem their ordinary shares for a pro rata cash portion of the trust account, we will not extend the date before which we must complete our business combination beyond 30 months. In such event, if we cannot complete the initial business combination within such 30 month period, we will liquidate. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of a majority of our shareholders entitled to vote at the general or annual meeting called for the purpose of approving such extended period.

If we receive shareholder approval for the extended period and holders of 35% or more of the ordinary shares sold in this offering do not vote against the extended period and elect to redeem their ordinary shares in connection with the vote for the extended period, we will then have an additional 6 months in which to complete the initial business combination. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least three years.

A shareholder’s election to redeem its ordinary shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Shareholders who vote against the extended period and exercise their redemption rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.

Public shareholders who cause us to redeem their ordinary shares for $7.89 per ordinary share from the trust account will still have the right to exercise the warrants that they received as part of the units, provided they still hold any such warrants.

If at the end of such 36-month period we have not effected a business combination, pursuant to our amended and restated memorandum and articles of association, we will go into voluntary liquidation and distribute to our public shareholders all of the funds held in it as part of our voluntary liquidation subject to our obligations under BVI law to provide for claims of creditors.

Potential use of Foreign Subsidiary in effecting a Business Combination

Prior to the announcement of a potential business combination, we may form a foreign (non-U.S. and non-British Virgin Islands) subsidiary which will be treated as a corporation for U.S. federal income tax purposes, to negotiate, and, if shareholder approval is obtained, ultimately complete, the acquisition of a target business. In the event we choose to complete our initial business combination using a Foreign Subsidiary, we would either combine with such Foreign Subsidiary (with the Foreign Subsidiary being the surviving entity) or we would dissolve and liquidate our assets to our shareholders, which would include the equity securities we own in the Foreign Subsidiary. In the event that we do choose to combine with such Foreign Subsidiary or dissolve, liquidate and distribute our ownership of such Foreign Subsidiary to our shareholders, the agreement relating to the transaction would provide: (i) for each issued and outstanding ordinary share to be converted into a similar right to receive ordinary shares or their equivalents in the subsidiary and (ii) that each of our outstanding warrants will be assumed by the subsidiary with the same terms and restrictions, except that they will be exercisable for ordinary shares or their equivalents of the subsidiary. Each alternative is discussed in greater detail in the section “Taxation—United States Federal Income Taxation—U.S. Holders—Tax and Reporting Issues as to Formation of Foreign Subsidiary.”

Escrow of existing shareholders’ securities
On the date of this prospectus, our existing shareholders and warrant holders, including the purchasers of warrants in the private placement, will place the ordinary shares and warrants that they own before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (as described below), these securities will not be transferable during the escrow period and will not be released from escrow until: (i) with respect to the ordinary shares held by our existing shareholders and the insider warrants the earlier of: (a) one year after the consummation of a business combination or (b) thirty (30) months from the date of this prospectus (or thirty-six (36) months if the extended period is approved), at which time such ordinary shares and insider warrants will be released from escrow; and (ii) with respect to the private placement warrants upon the consummation of our initial business combination.

Notwithstanding the foregoing, our existing shareholders, initial warrant holders and the purchasers of the private placement warrants will be permitted to transfer all or a portion of the ordinary shares, insider warrants and private placement warrants to their permitted assigns. Prior to their release from escrow, the securities may only be transferred or assigned: (i) to us or any of our officers, directors and employees, or any affiliates or family members of such individuals, (ii) by gift to an affiliate or a member of the holder’s immediate family or to a trust or other entity, the beneficiary of which is one of its officers or directors or a member of their respective immediate families, (iii) by virtue of the laws of descent and distribution upon death of any holder, (iv) pursuant to a qualified domestic relations order, or (v) with respect to limited liability companies and partnerships to their respective members or partners; provided, however, that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of the escrow agreement.

The ordinary shares, insider warrants and private placement warrants held in escrow will only be released from escrow prior to the above date if following a business combination we were to engage in a transaction that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares and/or warrants for cash, securities or other property.

Underwriters’ purchase option
We have also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 137,500 units. The units issuable upon exercise of this option are identical to the other units offered by this prospectus. This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances.

Status as Foreign Private Issuer
As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, referred to herein as the U.S. proxy rules, which prescribe the form and content of proxy statements and materials. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but rather will prepare and deliver proxy solicitation materials to our shareholders in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and (ii) the relevant provisions of our amended and restated memorandum and articles of association, and, as required, file such materials with the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules. For a more detailed discussion of the material provisions of the U.S. proxy rules from which we are exempt, see the section entitled “British Virgin Islands Company Considerations—Certain Material Protections Provided by the Exchange Act with Respect to Proxy Solicitations that are not Afforded to our Shareholders”.

Investors are further cautioned that circumstances may arise (including changes in the location of our assets or the location of our officers and directors) which could preclude our ability to claim that we are a foreign private issuer, or the SEC may disagree with our assessment of our status as a foreign private issuer. In such a case, we would be required to file reports and proxy statements with the SEC as if we were a domestic issuer (including, potentially, preliminary proxy solicitation statements and materials regarding our initial business combination).

Determination of offering amount
In consultation with our underwriters, we determined the size of this offering based on our beliefs concerning the capital that could be raised given market conditions, our company’s business plan, our management team and other factors, including Nasdaq Capital Market listing requirements. With an equity base equivalent to the net proceeds of this offering and the private placement, we believe we will have the ability to consider a broad range of potential target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan which will leverage our skills and resources. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for, or valuation of, operating companies in general.

Risks

In making your decision on whether to invest in our securities, you should take into account the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus. Some of our other risks include the following:

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We are a recently organized, development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination.

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We have no available cash or working capital and officers and directors have only committed to advance us funds necessary to complete this offering. Our ability to continue as a going concern is thus dependent on funds raised in this offering.

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The discretion of our officers and directors in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

•
If we are unable to find a suitable target acquisition that would result in a business combination, the funds being held in the trust account may not be returned to you until                , 2010 [30 months from the date of this prospectus], or six months later if the extended period is approved.

•
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-ordinary share liquidation price received by shareholders will be less than the approximately $7.89 per ordinary share held in trust.

•
Our ability to effect a business combination and to operate our business thereafter will be totally dependent upon the efforts of our officers, directors and others, who may not continue with us following a business combination.

•
Our officers, directors and their affiliates currently are, and may in the future become, affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us and, as a result, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Initially, we may only be able to complete one business combination, which may cause us to be solely dependent on a single asset or operation. By consummating a business combination with only a single asset or operation, our lack of diversification may subject us to numerous unfavorable economic and competitive developments.

•	Investors in this offering have no basis to evaluate the merits or risks of a business combination, as we have not yet selected any target acquisition with which to complete a business combination.

•
We are not required to use all or any of the amount in the trust account for our initial business combination as long as we consummate an initial business combination with one or more target acquisitions with a fair market value equal to at least the 80% net asset threshold. Following consummation of a business combination we may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, make other acquisitions and pursue our growth strategy.

SUMMARY FINANCIAL DATA
(in thousands, except for per ordinary share data)

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	March 31, 2008
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(105,148)	$52,200,100
Total assets	137,582	53,630,100
Total liabilities (1)	105,148	1,430,000
Value of ordinary shares which may be redeemed for cash (approximately $7.89 per ordinary share) (2)	–	18,985,305
Shareholders’ equity	$0	$33,214,795

(1)
The as adjusted column includes the $2,200,000 ($0.32 per unit) being held in the trust account that will either be paid to the underwriters upon consummation of our initial business combination or to our public shareholders in the event we do not consummate a business combination within the required time period. However, for purposes of this presentation, as adjusted column assumes that we have redeemed the maximum of 2,406,249 ordinary shares for cash in connection with our initial business combination reducing the underwriters’ fee by $0.32 per ordinary share, or approximately $770,000.

(2)
If the business combination is consummated, and provided our initial business combination is presented to our shareholders for their approval, public shareholders who voted against the business combination and exercised their redemption rights would be entitled to receive $7.89 per ordinary share.

The “as adjusted” information gives effect to the sale of the units we are offering and the private placement warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities to be made.

The “as adjusted” working capital and total assets amounts include the $52,100,000 from the proceeds of the offering (including the $1,000,000 purchase price of the private placement warrants to be held in the trust account), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus and $100 for the underwriters payment of its unit purchase option. The adjusted working capital and total assets amounts includes the $2,200,000 being held in the trust account representing the underwriters’ deferred discount and non-accountable expense allowance, less $770,000 for redemptions in connection with either our business combination or extended period. If we have not consummated a business combination, as part of our liquidation, the proceeds held in the trust account will be distributed solely to our public shareholders (including the amounts representing deferred underwriting discounts and commissions and non-accountable expense allowance, any accrued interest, net of taxes payable, which taxes shall be paid from the trust account and amounts of interest we are permitted to draw for working capital purposes) plus any remaining net assets, subject to our obligations under British Virgin Islands law to provide for claims of creditors. Our existing shareholders have agreed to waive their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination and subsequent liquidation with respect to the ordinary shares owned by them immediately prior to this offering, including the ordinary shares underlying the private placement warrants.

We will not proceed with a business combination if public shareholders owning 35% or more of the ordinary shares sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public shareholders owning up to one ordinary share less than 35% of the ordinary shares sold in this offering exercise their redemption rights. If this occurred and a business combination is completed, we could be required to redeem for cash from the trust account up to one ordinary share less than 35% of the 6,875,000 ordinary shares sold in this offering, or 2,406,249 ordinary shares, at a per ordinary share redemption price of approximately $7.89.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following or similar risks occur, our business, financial condition or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to identify and potentially acquire a prospective business in China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income (other than interest income on the proceeds from this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

We may not be able to consummate a business combination within the required time frame, in which case, we would dissolve and liquidate our assets.

Pursuant to our amended and restated memorandum and articles of association we must complete a business combination with a fair market value equal to at least the 80% net asset threshold within 18 months after the consummation of this offering (or within 30 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering). Unless extended to 36 months, if we fail to consummate a business combination within the required time frame, we will, in accordance with our amended and restated memorandum and articles of association liquidate and subsequently dissolve. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated memorandum and articles of association, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 18 months following the consummation of this offering we will have until 30 months following the consummation of this offering to complete our initial business combination, unlike most blank check companies that typically have 24 months to complete their business combination. Additionally, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a general or annual meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. GAAP financial statements, or financial statements prepared in accordance with International GAAP, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. Without the option of extending to 36 months, if we enter into such agreement near the end of the initial 18 month period, we would have approximately 12 months in which to accomplish the necessary accounting reconciliations, satisfy U.S. and PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24 month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

You will not have any rights or interest in funds from the trust account, except under certain limited circumstances.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our liquidation or in connection with a shareholder vote if they seek to redeem their respective ordinary shares for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind in the trust account.

If we are forced to liquidate before the completion of a business combination and distribute the trust account, our public shareholders may receive significantly less than $8.00 per ordinary share and our warrants will expire worthless.

We must complete a business combination with a fair market value equal to at least the 80% net asset threshold within 18 months after consummation of this offering (or within 30 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). If we are unable to complete a business combination within the prescribed time frame and are forced to liquidate the trust account, the per-ordinary share liquidation price received by our public shareholders from the trust account will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Upon the liquidation of the trust account, public shareholders will be entitled to receive (unless there are claims not otherwise satisfied by the amount not held in the trust account, the funds made available under the indemnification provided by our officers and directors) approximately $7.89 per ordinary share plus interest earned on their pro rata portion of the trust account (net of taxes payable and amounts of trust account interest we are permitted to draw for working capital), which includes $1,100,000 ($0.16 per unit) of deferred underwriting discounts and commissions, $1,100,000 ($0.16 per unit) of deferred non-accountable expense allowance and the entire purchase price of the private placement warrants. Our officers and directors have agreed to indemnify us for all creditor claims to the extent we do not obtain valid and enforceable waivers from vendors, service providers, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors. We assume that in the event we liquidate we will not have to adopt a plan to provide for payment of claims that may potentially be brought against us. Should this assumption prove to be incorrect, we may have to adopt such a plan upon our liquidation, which could result in the per-ordinary share liquidation amount to our shareholders being significantly less than $8.00 per ordinary share. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account in the event we do not complete a business combination within the prescribed time periods. For a more complete discussion of the effects on our shareholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Voluntary liquidation and subsequent dissolution if no business combination”.

Additionally, if we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable British Virgin Islands insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over claims of our public shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to public shareholders the amounts payable to them upon a liquidation of the trust account.

Under British Virgin Islands law, the requirements and restrictions relating to this offering contained in our amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated memorandum and articles of association set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of our initial business combination. Specifically, our amended and restated memorandum and articles of association provides among other things, that:

•
if we have entered into a letter of intent or definitive agreement with respect to a business combination within 18 months of the consummation of this offering, and we anticipate that we will not be able to consummate a business combination within 30 months, we can seek shareholder approval to extend the period of time to consummate a business combination by an additional 6 months. In such case, we will present such proposal to our shareholders. In order to approve the extended period, we must receive shareholder approval of a majority of our ordinary shares voted by our public shareholders and shareholders owning up to one ordinary share less than 35% of the ordinary shares purchased by the public shareholders in this offering exercise their redemption rights;

•	if the extended period is approved, public shareholders who voted against such proposal and exercised their redemption rights will receive $7.89 per ordinary share from the trust account;

•	prior to the consummation of our initial business combination, we shall submit our initial business combination to our shareholders for approval;

•
we may consummate our initial business combination if: (i) approved by a majority of the ordinary shares voted by our public shareholders, and (ii) shareholders owning less than 35% of the ordinary shares purchased by the public shareholders in this offering exercise their redemption rights (on a cumulative basis, including ordinary shares redeemed in connection with our seeking shareholder approval for the extended period, if applicable);

•
if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive $7.89 per ordinary share from the trust account;

•
if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, or if the extended period is not approved and we are unable to complete the business combination before _______, 2010 [30 months from the date of this prospectus], then we will be dissolved and distribute to all of our public shareholders their pro rata share of the trust account;

•
our management will take all actions necessary to liquidate our trust account to our public shareholders in connection with our voluntary liquidation if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus;

•
our shareholders’ rights to receive a portion of the trust account are limited such that they may only receive a portion of the trust account upon liquidation of our trust account to our public shareholders as part of our voluntary liquidation or upon the exercise of their redemption rights; and

•
we may not consummate any other merger, share exchange, stock purchase, asset acquisition or similar transaction or control through contractual arrangements other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least the 80% net asset threshold.

The foregoing provisions may be amended by a vote of our board and the vote of at least 80% of the voting power of our outstanding ordinary shares. If any of these provisions are amended, our shareholders:

•	may lose the right to redeem their ordinary shares if they vote against a business combination;

•	may lose the right to prevent a business combination if 35% of our shareholders vote against the extended period or the business combination, on a cumulative basis;

•	might not receive the amount anticipated in connection with a redemption or liquidation; or

•	might not receive amounts from trust in the time frames specified in this prospectus.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to United States public companies including:

•
The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K (although we have agreed with the underwriters of this offering to comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations);

•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
The sections of the Exchange Act requiring insiders to file public reports of their ordinary share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but rather will prepare and deliver proxy solicitation materials to our shareholders in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and (ii) the relevant provisions of our amended and restated memorandum and articles of association, and, as required, file such materials with the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules. For a more detailed discussion of the material provisions of the U.S. proxy rules from which we are exempt, see the section entitled “British Virgin Islands Company Considerations—Certain Material Protections Provided by the Exchange Act with Respect to Proxy Solicitations that are not Afforded to our Shareholders”.

We may have insufficient resources to cover our operating expenses and the expenses of pursuing a business combination and, if necessary, effecting our dissolution and liquidation.

We will initially have $100,000 outside of the trust account for working capital purposes and we may withdraw all of the interest earned on the funds held in the trust account to provide us with working capital to enable us to fund our expenses, including the expenses associated with the pursuit of a business combination and, if necessary, expenses with respect to our potential dissolution and liquidation. Our estimates of these expenses as described in this prospectus are based upon our management’s estimate of the amount required for these purposes. However, these estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing from our management or third parties. We may not be able to obtain additional financing on favorable terms, if at all, and our management is not obligated to provide any additional financing.

We will depend upon interest earned on the trust account to fund our search for a target company and otherwise fulfill our business purposes.

Before we complete a business combination, we may withdraw all of the interest earned on the funds held in the trust account to fund our working capital needs and expenses, including expenses associated with the pursuit of a business combination and, if necessary, with our potential dissolution and liquidation, which we currently estimate will be approximately $2,000,000. We will depend upon sufficient interest being earned on the proceeds held in the trust account to provide us with the working capital we will need to engage in these activities. If interest rates were to decline substantially, we may not have sufficient funds available to fulfill our business purpose. In such event, we would need to find other sources of funds, which may not be available on favorable terms, if at all, or be forced to liquidate.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933, as amended, with respect to the ordinary shares issuable upon exercise of our warrants, we may redeem our warrants issued as a part of our units at any time after such warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption, if and only if, the last sales price of our ordinary shares equals or exceeds $10.00 per ordinary share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. In addition, we may not redeem the warrants unless the warrants and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

Redemption of the warrants could force the warrant holders: (i) to exercise the warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then-current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the ordinary shares underlying our warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and therefore such warrants could expire worthless.

Holders of our warrants will be able to exercise the warrants only if: (i) a current registration statement under the Securities Act of 1933, as amended, relating to the ordinary shares underlying the warrants is then effective and (ii) such ordinary shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement between us, the underwriters and our transfer agent, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the ordinary shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so and therefore the warrants could expire worthless. Such expiration would result in each holder paying the full unit purchase price solely for the ordinary shares underlying the unit. In addition, we have agreed to use our reasonable efforts to register the ordinary shares underlying the warrants under the blue sky laws of the states of residence of the existing warrant holders, to the extent an exemption is not available. The value of the warrants may be greatly reduced if a registration statement covering the ordinary shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Moreover, pursuant to the warrant agreement, the holders of warrants will not be entitled to net cash settlement as a remedy for our failure to maintain a current registration statement covering the ordinary shares underlying the warrants. Also, holders of warrants who reside in jurisdictions in which the ordinary shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Unlike many other blank check offerings, we allow up to one ordinary share less than 35% of our public shareholders, on a cumulative basis, to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your redemption rights.

When we seek shareholder approval for the extended period, if any, and our initial business combination, we will offer each public shareholder (but not our existing shareholders with respect to any ordinary shares owned prior to the date of this prospectus) the right to have his, her or its ordinary shares redeemed for cash ($7.89 per ordinary share) if the shareholder votes against the extended period or the business combination, as the case may be, and such proposal is approved and in the case of a business combination it is also consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 35% or more of the ordinary shares sold in this offering do not vote against the business combination, and the extended period, and exercise their redemption rights. Many other blank check companies have a redemption threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your redemption rights. Additionally, in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, from time to time at our discretion.

Unlike many other blank check offerings, when we submit our initial business combination to our shareholders for approval we allow up to one ordinary share less than 35% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we submit our initial business combination to our shareholders and seek their approval, we will offer each public shareholder (but not our existing shareholders with respect to any ordinary shares owned prior to the date of this prospectus) the right to have his, her or its ordinary shares redeemed for cash if the shareholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its redemption rights to receive $7.89 per ordinary share from the trust account. Abstentions are not considered to be voting “for” or “against” the transaction. Any shareholder who abstains from voting would be bound by the decision of the majority of shareholders who do vote. As a result, an abstaining shareholder will lose the ability to receive its $7.89 per ordinary share from the trust account, if the business combination is approved by our shareholders.

Unlike many other blank check offerings which have a 20% threshold, we allow up to one ordinary share less than 35% of our public shareholders to exercise their redemption rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. In the event that the acquisition involves the issuance of our ordinary shares as consideration, we may be required to issue a higher percentage of our ordinary shares to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Exercise of redemption rights must be effected pursuant to a specific process which may take time to complete and may result in the expenditure of funds by shareholders seeking redemption.

When we seek shareholder approval of our initial business combination or the extended period, a shareholder requesting redemption of his, her or its ordinary shares for cash may do so at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed business combination or the extended period. A shareholder would have from the time we send out our proxy statement through the vote on the business combination or the extended period to tender (either electronically or through the delivery of physical ordinary share certificates) such shareholder’s ordinary shares if he, she or it wishes to seek to exercise his, her or its redemption rights. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the ordinary shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. There may be additional mailing and other nominal charges depending on the particular process used to tender the ordinary shares, see the section entitled “Proposed Business—Effecting a Business Combination— Redemption rights for shareholders voting to reject the extended period or our initial business combination”. Although we believe the time period, costs and other potential burdens associated with the tendering process are not onerous for an average investor, this process creates the risk of mistake by shareholders, including mis-delivery or any other defect in the tendering process, which could prevent them from effectively exercising their redemption rights.

Additionally, if a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until thirty months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro rata cash portion of the aggregate amount then on deposit in the trust account. Similarly, if a vote on the extended period is held and not approved, public shareholders voting against the extended period who exercised their redemption rights would not be entitled to redeem their ordinary shares into a pro rata cash portion of the aggregate amount then on deposit in the trust account. In such cases, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. In such case, they would then have to comply with the tendering process again for any vote against a subsequent business combination.

Our public shareholders, together with any affiliates of our public shareholders or any other person with whom they are acting in concert or as a “group”, will be restricted from exercising their redemption rights with respect to the amount over 10% of the ordinary shares sold in this offering.

When we seek shareholder approval of any proposed business combination or the extended period, we will offer each public shareholder (but not our existing shareholders) the right to redeem their ordinary shares for cash if such shareholder votes against the proposed business combination or the extended period, as applicable, and the business combination is approved and completed, or the extended period is approved. Notwithstanding the foregoing, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate or other person with whom such public shareholder is acting in concert or as a “group”, will be restricted from seeking redemption rights with respect to an aggregate of more than 10% of the ordinary shares sold in this offering (but only with respect to the amount over 10% of the ordinary shares sold in this offering). A “group” will be deemed to exist if public shareholders: (i) file a Schedule 13D or 13G indicating the presence of a group, or (ii) acknowledge to us that they are acting, or intend to act, as a group. Accordingly, if you purchase more than 10% of the ordinary shares sold in this offering and a proposed business combination or the extended period is approved, you will not be able to seek redemption rights with respect to the full amount of your ordinary shares and may be forced to hold such additional ordinary shares or sell them in the open market. We cannot assure you that the value of such additional ordinary shares will appreciate over time following a business combination or the extended period, or that the market price of our ordinary shares will exceed the per-ordinary share redemption price.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determined the extent of potential creditor claims.

Pursuant to, among other documents, our amended and restated memorandum and articles of association, if we do not complete a business combination within 18 months after the consummation of this offering, or within 30 months after the consummation of this offering if the extension criteria described below have been satisfied (or 36 months if the extended period is approved) this will trigger a voluntary liquidation procedure under the BVI Business Companies Act, 2004 (the “Act”), resulting in our voluntary liquidation and dissolution. Our liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a BVI newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed. We view this obligation to liquidate and dissolve as an obligation to our public shareholders and neither we nor our board of directors will take any action to propose, endorse or support any shareholder proposal to amend or waive any provision of our amended and restated memorandum and articles of association to allow us to survive for a longer period of time if it does not appear that we will be able to consummate a business combination within the foregoing time periods.

As soon as our affairs are fully wound-up, the liquidator must complete his final report and accounts which must be filed with the Registrar of Corporate Affairs in the BVI (the “Registrar”), together with his resolutions to distribute our assets. We will be formally dissolved once the Registrar issues a Certificate of Dissolution. However, we anticipate that the liquidator will instruct the trustee to liquidate the trust account to our public shareholders as soon as he deems it appropriate and our directors and officers have agreed to take any such action necessary to liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within the specified time periods after the date of this prospectus.However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

Upon liquidation, we anticipate that the liquidator will instruct the trustee to distribute to all of our public shareholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable). Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial units (and the securities included therein). There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account. In addition, our directors and officers have agreed to indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust.

In any liquidation proceedings of the company under BVI law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional 12 months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we subsequently believe that we will need additional time to complete the business combination, we may call a general (or annual) meeting of our shareholders to vote on the extended period. If we are unable to consummate a transaction within the required time frames following the consummation of this offering our purpose and powers will be limited to winding up our affairs and liquidating. As discussed above, upon notice from the liquidator, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our voluntary liquidation, distribution and dissolution, although we cannot assure you that there will be sufficient funds for such purpose. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our directors and officers have agreed to indemnify us for all claims of creditors to the extent we obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, we have not independently verified the ability of our directors and officers to satisfy those obligations and cannot assure you that our directors and officers will be able to satisfy such obligations should they arise.

However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Our directors and officers have agreed to indemnify us, to the extent we do not obtain valid and enforceable waivers from vendors, prospective target businesses or other entities, for all creditor claims in order to protect the amounts held in the trust account. In the event that the board approves a liquidation plan where it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our voluntary liquidation or if they seek to redeem their respective ordinary shares for cash upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

If we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a BVI court could order that amounts received by our shareholders be repaid to us. We cannot assure you that claims will not be brought against us for these reasons.

Our placing of funds in the trust account may not protect those funds from third party claims against us.

Third party claims may include contingent or conditional claims and claims of directors and officers entitled to indemnification under our amended and restated memorandum and articles of association. We intend to pay any claims, to the extent sufficient to do so, from our funds not held in trust. Although we will seek to have all vendors, service providers and prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Even if they execute such agreements, they could bring claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and the per-ordinary share liquidation price could be less than the $7.89 per ordinary share held in the trust account, plus interest (net of any taxes due on such interest and franchise taxes, which taxes shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and liquidate the company, our officers and directors will be liable if we did not obtain a valid and enforceable waiver from any vendor, service provider, prospective target business or other entity of any rights or claims to the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you that our officers and directors will be able to satisfy those obligations. The indemnification provisions are set forth in letter agreements executed by our officers and directors. The letter agreement specifically sets forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our shareholders from a vendor, service provider, prospective target business or other entity, the indemnification from our officers and directors will not be available. We have not independently verified the ability of our officers and directors to fulfill their indemnification obligations.

Additionally, if we are forced to enter insolvent liquidation or a petition for winding up the company is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable British Virgin Islands insolvency law, and may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders their pro rata share of the liquidation amount otherwise payable to them.

Our disinterested independent directors may decide not to enforce the indemnification obligations of our officers and directors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

Our directors and officers have agreed that they will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only to the extent we have not obtained a valid and enforceable waiver from such parties. In the event that the proceeds in the trust account are reduced and one or more of our directors and officers assert that they are unable or unwilling to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against such directors and officers to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our directors and officers to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so. If our independent directors choose not to enforce the indemnification obligations of our directors and officers, the amount of funds in the trust account available for distribution to our public shareholders may be reduced and the per ordinary share liquidation distribution could be less than the initial $7.89 per ordinary share held in the trust account.

Our disinterested independent directors may decide not to enforce the obligations of our directors and officers to present us with business combination opportunities, which may have the effect of decreasing the number and, potentially, the quality of potential business targets we evaluate.

In order to limit potential conflicts of interest arising from multiple corporate affiliations, our officers and directors have agreed with us and our underwriters to present to us all corporate opportunities that are suitable for us. While we currently expect that our independent directors would take action on our behalf against, as applicable, officers and/or directors to enforce these obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so. If our independent directors choose not to enforce these obligations of our officers and directors, the number and, potentially, the quality of potential business targets we will have the opportunity to evaluate could be impaired.

Our existing shareholders and their affiliates may become subject to conflicts of interest if they elect to purchase ordinary shares from shareholders who would otherwise choose to vote against a proposed business combination and elect redemption of their ordinary shares.

Our existing shareholders own ordinary shares and warrants that will be worthless if we do not consummate a business combination. In addition, certain of our officers and directors, or their affiliates, are purchasing warrants exercisable for our ordinary shares which will also be worthless if we do not consummate a business combination. We believe the current equity value for the ordinary shares owned by our existing shareholders is significantly lower than the value of such ordinary shares calculated at the $8.00 per unit offering price because: (i) the units being sold in this offering include a warrant which the existing shareholders did not receive, (ii) the offering may not succeed and even if it does succeed, the holders of these ordinary shares will not be able to sell or transfer them while such ordinary shares remain in escrow, except in certain limited circumstances and (iii) these ordinary shares are not entitled to any proceeds in case we liquidate if we do not consummate a business combination.

Given the interest that our existing shareholders and their affiliates have in a business combination being consummated, it is possible that we or our existing shareholders, officers, directors or their respective affiliates will acquire ordinary shares from public shareholders who have elected to redeem their ordinary shares in order to obtain the requisite level of approval for the business combination (which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public shareholders would have elected to exercise their redemption rights and more than 50% of our public shareholders would have voted against the business combination, but for the purchases made by our existing shareholder). In making such acquisitions and negotiating the terms thereof, there is a risk that the purchaser of such securities may value their own interest in the consummation of a business combination more than the interests of our public shareholders, resulting in a conflict of interest, which may not necessarily be resolved in the best interests of our public shareholders (including that the proposed business combination may more likely be consummated).

Our existing shareholders and their affiliates could effect the outcome of a business combination vote if they elect to purchase, or if they choose not to or are precluded from purchasing, ordinary shares from shareholders who would otherwise choose to vote against a proposed business combination.

Any privately negotiated transaction to purchase the ordinary shares of a shareholder who would otherwise choose to vote against a proposed business combination would include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares, is no longer the beneficial owner thereof and therefore agrees to vote the applicable ordinary shares as directed by our existing shareholders. In the event that we or our existing shareholders, officers, directors or their respective affiliates purchase ordinary shares in privately negotiated transactions from public shareholders who have already cast votes against a proposed business acquisition and requested redemption of their ordinary shares, such selling shareholders would be required to revoke their prior votes against the proposed acquisition and to revoke their prior elections to redeem their ordinary shares and to cast new votes in favor of the proposed acquisition. The revocation of prior negative votes and substitution therefor of votes in favor of the proposed acquisition would have the effect of reducing redemptions and increasing votes in favor of the proposed acquisition, thereby making it more likely that a proposed business combination would be approved. In addition, we have agreed with the underwriters that if we enter into any such privately negotiated transactions, we may only pay to applicable public shareholders funds up to the per ordinary share redemption price set forth in this prospectus; negotiated premiums, if any, to such per ordinary share redemption price would thus need to be paid by someone other than us, which would most likely be our existing shareholders, officers, directors, their respective affiliates or third parties and would not be paid by us.

Investors are cautioned that neither we nor our existing shareholders, officers, directors and their respective affiliates nor any third parties have agreed to purchase any such ordinary shares or pay any such premiums, and the failure to so agree at the applicable time could adversely impair our ability to effect a business combination. Moreover, even if we or our existing shareholders, officers, directors, their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to effect a business combination.

In certain circumstances, a BVI court could order that amounts received by our shareholders are to be repaid to us.

If we are forced to enter insolvent liquidation or a petition to wind up the company filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a BVI court could order that amounts received by our shareholders be repaid to us. Claims may be brought against us for these reasons. Since the trust account will be maintained outside of the United States in order to preserve our status as a foreign private issuer, it will be unlikely that an involuntary insolvency proceedings can be filed in the United States since the trust funds will not be maintained within the United States. Since we expect to have no assets in the United States and since we are formed off-shore, any insolvency claim would likely have to be initiated elsewhere.

If the net proceeds of this offering and the private placement not being placed in the trust account together with interest earned on the trust account available to us are insufficient to allow us to operate for at least the next 30 months, or 36 months if the extended period is approved, we may not be able to complete a business combination.

We currently believe that, upon consummation of this offering and the private placement, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 30 months, or 36 months if the extended period is approved, assuming that a business combination is not consummated during that time. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such event, we would need to obtain additional funds from our existing shareholders or another source to continue operating. The $100,000 initially held outside of the trust account and the additional funds that may be disbursed to us out of interest earned on the trust account, which we currently estimate to be approximately $2,000,000, will be reserved for working capital purposes. We could use a portion of these funds to pay due diligence costs in connection with a potential business combination or to pay fees to consultants to assist us with our search for a target acquisition. We could also use a portion of these funds as a down payment, “reverse break-up fee” (a provision in a merger agreement designed to compensate the target for any breach by the buyer which results in a failure to close the transaction), or to fund a “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with others on terms more favorable to such target acquisitions) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise) or if we agree to a reverse break-up fee and subsequently were required to pay such fee as a result of our breach of the merger agreement, we might not have sufficient funds to continue searching for, or conduct due diligence with respect to any other potential target acquisitions. In such event, we would need to obtain additional funds from our existing shareholders or another source to continue operations.

Our current officers and directors may resign upon consummation of a business combination.

Upon consummation of a business combination, the role of our existing officers and directors in the target business cannot presently be fully ascertained. While it is possible that one or more of our existing officers and directors will remain in senior management or as directors following a business combination, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our existing officers and our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the shareholders of the target company were to control the combined company, following a business combination, it may be less likely that our existing officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement.

Negotiated retention of officers and directors after a business combination may create a conflict of interest.

If, as a condition to a potential business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’ management and negotiate as part of the business combination that our existing officers and directors remain if it is believed that it is in the best interests of the combined company after the consummation of the business combination. Although we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct.

There may be tax consequences associated with our acquisition, holding and disposition of target companies and assets.

We may incur significant taxes in connection with:

•	effecting a business combination;

•	holding, receiving payments from, and operating target companies and assets; and

•	disposing of target companies and assets.

You should not invest in our company in the expectation that we will not be subject to material tax risks.

Because any target business with which we attempt to complete a business combination will be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, or International Financial Reporting Standards, the pool of prospective target businesses may be limited.

In accordance with the requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to U.S. generally accepted accounting principles, or GAAP, or International Financial Reporting Standards, as issued by the International Accounting Standards Board, or International GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, or International GAAP, and audited in accordance with the standards of the PCAOB, a likely possibility if we consider a business combination with a proposed target business operating in China, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with an unidentified target acquisition, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Form 6-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we are not subject to these rules, including Rule 419, our units will be immediately tradable, and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

Since we have not yet selected any target acquisition with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations and investors will be relying on management’s ability to source business transactions.

Because we have not yet identified a prospective target acquisition, investors in this offering currently have no basis to evaluate the possible merits or risks of the target acquisition. Although our management will evaluate the risks inherent in a particular target acquisition, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target acquisition. Except for the limitation that a target acquisition have a fair market value equal to at least the 80% net asset threshold, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to source business transactions, evaluate their merits, conduct or monitor diligence and conduct negotiations. For a more complete discussion of our selection of a target acquisition, see the section entitled “Proposed Business—Effecting a Business Combination—We Have Not Identified a Target Acquisition.”

We may issue authorized but unissued ordinary shares to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 60,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering there will be 38,891,668 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of ordinary shares upon full exercise of our outstanding warrants and the unit purchase option granted to the underwriters and for the issuance of up to 500,000 ordinary shares pursuant to our Equity Incentive Plan) and all of the 5,000,000 preferred shares available for issuance. Although we have no commitment as of the date of this prospectus, we are likely to issue a substantial number of additional shares of our ordinary or preferred shares, or a combination of ordinary and preferred shares, to complete a business combination. The issuance of additional shares of our ordinary shares or any number of shares of our preferred shares:

•	may significantly reduce the equity interest of our shareholders;

•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;

•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which will likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—We have Not Identified a Target Acquisition.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We may face particular risks if we try to acquire several assets or properties simultaneously.

In the event we ultimately determine to simultaneously acquire several assets or properties and such assets or properties are owned by different sellers, we may need for each of such sellers to agree that our purchase is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and consequently delay our ability, to complete the business combination. If we choose to effect multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the multiple assets or properties into a single operating entity.

Our ability to effect a business combination and to operate our business thereafter will be totally dependent upon the efforts of our key personnel, including our officers, directors and others, none of whom have entered into employment or consulting agreements with us, and who may leave us prior to completion of a business combination.

Our ability to effect a business combination is dependent upon the efforts of our key personnel. Our key personnel will also be officers, directors, and/or members of other entities, to whom we anticipate we will have access on an as needed basis, although there are no assurances that any such personnel will be able to devote either sufficient time, effort or attention to us when we need it. None of our key personnel, including our executive officers will have entered into employment or consultant agreements with us, and they may leave us prior to our effecting a business combination. Further, although we presently anticipate that our officers will remain associated in senior management, advisory or other positions with us following a business combination, some or all of the management associated with a target acquisition may also remain in place. As such, our key personnel may not continue to provide services to us after the consummation of a business combination if we are unable to negotiate employment or consulting agreements with them in connection with or subsequent to the business combination, the terms of which would be determined at such time between the respective parties. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target acquisition, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

We will not be limited to a particular industry or area in China and may acquire a business operating in an industry in China that is beyond the expertise of our management.

Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry or area in China. Our management will not rule out pursuing attractive business opportunities in industries in China outside of its expertise if our management determines that it is in the best interests of our company and shareholders.

Should a favorable business opportunity present itself in an industry or area in China that is outside of our management’s expertise, our ability to assess the growth potential, financial condition, experience and skill of incumbent management, competitive position, regulatory environment and other criteria in evaluating such a business opportunity may be adversely affected. If we determine to acquire a prospective target business which is outside of the expertise of our management, no assurance can be given that we will be able to complete such an acquisition, and an unsuccessful attempt to do so could result in the liquidation of the trust account and dissolution of our company.

We will have only limited ability to evaluate the management of the target business.

While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various operational issues which may adversely affect our operations.

Our officers and directors are required to allocate only a portion of their time to other businesses, thereby creating the potential for conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officers and directors are currently employed by other entities and are not obligated to devote any specific number of hours to our affairs. If other entities require them to devote more substantial amounts of time to their business and affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of potential conflicts of interest that you should be aware of see the section below entitled “Management—Conflicts of Interest.”

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our existing shareholders, directors or officers, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (within the meaning of Rule 405 of the Securities Act) with our existing shareholders, directors or officers, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with our existing shareholders, officers or directors, unless we obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority (formerly the NASD), that the business combination is fair to our shareholders from a financial point of view. For a more detailed discussion of our management’s business affiliations and the potential conflicts of interest of which you should be aware, see the sections entitled “Management—Directors and Executive Officers” and “Certain Relationships and Related Party Transactions.”

Our officers and directors currently are, and may in the future become affiliated with additional entities that are, engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers or directors have been or currently are a principal of, or are affiliated or associated with, other blank check companies, as well as other companies that provide financing for companies operating in China and companies that may seek acquisitions in China. Additionally, our officers and directors may in the future become affiliated with additional entities, including other “blank check” companies which may engage in activities similar to those intended to be conducted by us. Our officers and directors may also become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties or other contractual obligations. As a result of Mr. Kerry Propper’s pre-existing relationships with each of Shine Media, HLS Systems International Ltd. and Origin Agritech Limited, we expect that any conflict that arises between our company and any of those entities will be resolved in favor of such entities. Additionally, as a result of Mr. Zhang’s affiliation with Chardan China Investments, LLC, we expect that any conflict that arises between our company and Chardan China Investments, LLC will be resolved in their favor. Similarly, any other companies with which our officers and directors are, or may become, affiliated with, and with respect to which they have not signed a letter agreement granting us a right of first refusal with respect to suitable business opportunities, may be presented with such opportunities before they are presented to us for our consideration. No procedures have been established to determine how conflicts of interest that may arise due to duties or obligations owed to other entities will be resolved, however, under BVI law, each of our officers and directors has a fiduciary duty to act in our best interests, although that fiduciary duty does not require that they devote their entire business time and effort to us. For a more complete discussion of the fiduciary duties of our officers and directors, see the section entitled “British Virgin Islands Company Considerations”.

Our existing shareholders currently own ordinary shares which will not participate in the liquidation of the trust account and warrants that will expire worthless if the trust account is liquidated and a conflict of interest may arise in determining whether a particular target acquisition is appropriate for a business combination.

Our existing shareholders have waived their right to receive distributions with respect to the ordinary shares owned by them prior to this offering and the warrants owned by them prior to this offering will expire worthless upon the liquidation of the trust account if we are unable to consummate a business combination. Additionally, our officers and directors, or their affiliates, have agreed to purchase an aggregate of 2,000,000 warrants directly from us in a private placement transaction in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, as amended, prior to the date of this prospectus at a purchase price of $0.50 per warrant for a total purchase price of $1,000,000. The ordinary shares acquired prior to this offering and any warrants owned by our officers and directors will be worthless if we do not consummate a business combination. Under BVI law each of our officers and directors has a fiduciary duty to act in our best interests, however, the personal and financial interests of our officers and directors may influence their motivation in timely identifying and selecting a target acquisition and completing a business combination. Consequently, our officers’ discretion, and the discretion of our directors, in identifying and selecting a suitable target acquisition may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest and, as a result of such conflicts, management may choose a target acquisition that is not in the best interests of our shareholders. For a more complete discussion of the fiduciary duties of our officers and directors, see the section entitled “British Virgin Islands Company Considerations”.

The requirement that we complete a business combination within 18 months from the date of this prospectus, or 30 months if we have entered into a letter of intent, agreement in principle or definitive agreement with a target business, may give potential target businesses leverage over us in negotiating a business combination.

We will liquidate and promptly distribute only to our public shareholders the amount in our trust account (subject to our obligations under British Virgin Islands law for claims of creditors) plus any remaining net assets if we do not effect a business combination within 18 months from the date of this prospectus, or 30 months if we have entered into a letter of intent, agreement in principle or definitive agreement with a target business. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. This risk will increase as we get closer to the time limits referenced above.

The requirement that we complete a business combination within 18 months from the date of this prospectus, or 30 months if we have entered into a letter of intent, agreement in principle or definitive agreement with a target business, may motivate our officers and directors to approve a business combination during that time period so that they may get their out-of-pocket expenses reimbursed.

Each of our officers and directors may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The funds for such reimbursement will be provided from the money not held in the trust account. In the event that we do not effect a business combination within 18 months from the date of this prospectus, or 30 months if we have entered into a letter of intent, agreement in principle or definitive agreement with a target business, then any expenses incurred by such individuals in excess of the money being held outside of the trust account will not be repaid as we will liquidate at such time. On the other hand, if we complete a business combination within such time period, those expenses will be repaid by the target business. Consequently, even though under BVI law each of our officers and directors has a fiduciary duty to act in our best interests, such officers and directors may have an incentive to complete a business combination for reasons other than what is in our best interests and the best interest of our shareholders. For a more complete discussion of the fiduciary duties of our officers and directors, see the section entitled “British Virgin Islands Company Considerations”.

Other than with respect to the business combination, our officers and directors, and their respective affiliates, may have a pecuniary interest in certain transactions in which we are involved, and may also compete with us.

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, shareholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us.

Initially, we may only be able to complete one business combination, which will cause us to be solely dependent on a single asset or property.

The net proceeds from this offering and the private placement (excluding $2,200,000 held in the trust account which represents deferred underwriting discounts and commissions and non-accountable expense allowance) will provide us with approximately $52,100,000 which will be held in the trust account and may be used by us to complete a business combination. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of the 80% net asset threshold. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses. Accordingly, the prospects for our ability to effect our business strategy may be:

•	solely dependent upon the performance of a single business; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the private placement will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target acquisition to acquire, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in the course of searching for suitable target acquisition that we can afford to acquire, or the obligation to redeem for cash a significant number of ordinary shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that any additional financing will be available to us on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target acquisition candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination or to pay reverse break up fees (a provision in an acquisition agreement which requires a payment to the target company if the financing for an acquisition is not obtained), although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would liquidate the trust account, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund continuing operations and/or growth. The failure to secure additional financing if required could have a material adverse effect on our ability to continue to develop and grow, even if we consummate a business combination. None of our officers, directors or shareholders are required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Voluntary liquidation and subsequent dissolution if no business combination”.

Companies with similar business plans to ours have had limited success in completing a business transaction. There can be no assurance that we will successfully identify a potential target business, or complete a business combination.

Based on publicly available information, approximately 159 similarly structured blank check companies have completed initial public offerings since August 2003, and numerous others have filed registration statements.  Of these companies, only 53 companies have consummated a business combination, while 26 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations and another 20 have liquidated or have announced that are liquidating.  Accordingly, there are approximately 60 blank check companies with approximately $10.8 billion in trust have filed registration statements and are or will be seeking to enter into a business combination.  While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may consummate a business combination in any industry and/or geographic location they choose.  As a result, we may be subject to competition from these and other companies seeking to consummate a business combination within any of our target sectors, which, in turn, will result in an increased demand for privately-held companies in these industries.  Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire.  With respect to blank check companies, we believe there are currently approximately 16 blank check companies with approximately $983.8 million in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination.  Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in Asian countries, including China.  Many of these competitors possess greater technical, human and other resources, or more local knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors.  While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources.  This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions.  Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction.  Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions.  Also, our obligation to redeem our ordinary shares for cash in certain instances may reduce the resources available for a business combination.  Any of these obligations may place us at a competitive disadvantage in negotiating a business combination.

We may be unable to compete for an attractive business combination.  Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period.  If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

Our existing shareholders control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, and after giving effect to the private placement, our existing shareholders will own 25% of our issued and outstanding ordinary shares (assuming they do not purchase units in this offering). This ownership interest, together with any other acquisitions of our ordinary shares (or warrants which are subsequently exercised), could allow the existing shareholders to influence the outcome of matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The interests of our existing shareholders and your interests may not always align, and taking actions which require approval of a majority of our shareholders, such as selling our company, may be more difficult to accomplish.

We could be liable for up to the amount of the purchase price of the private placement warrants plus interest to our officers and directors, who will purchase the private placement warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a private placement, in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, as amended, occurring prior to the date of this prospectus, an aggregate of 2,000,000 private placement warrants to certain of our officers and directors, and their affiliates. This private placement is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the private placement warrants. If this offering were deemed to be a general solicitation with respect to the private placement warrants, the offer and sale of such securities would not be exempt from registration and the purchasers of those securities could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The subscription agreement for the private placement warrants contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the private placement warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the private placement warrants, although it is unclear whether these waivers and indemnifications would be enforceable.

If we redeem our warrants, the private placement warrants and the insider warrants, which are non redeemable, could provide the purchasers thereof with the ability to realize a larger gain than the public warrant holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption, and

•
if, and only if, the last sales price of our ordinary shares equals or exceeds $10.00 per ordinary share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless such warrants and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

As a result of the private placement warrants and the insider warrants not being subject to the redemption feature that our publicly-held warrants are subject to, holders of the private placement warrants and insider warrants, or their permitted assigns, could realize a larger gain than our public warrant holders in the event we redeem our public warrants.

Our existing shareholders paid an aggregate of $25,000, or approximately $0.011 per unit, for their 2,291,666 insider units which consist of 2,291,666 ordinary shares and 2,291,666 insider warrants issued and outstanding prior to this offering and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per ordinary share and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to the investors in this offering. Our existing shareholders acquired their ordinary shares and insider warrants at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 38.6% or $3.09 per ordinary share (the difference between the pro forma net tangible book value per ordinary share of $4.91, and the initial offering price of $8.00 per unit), not including the effect of certain offering costs for which payment is deferred until consummation of a business transaction.

Our outstanding warrants may have an adverse effect on the market price of ordinary shares and make it more difficult to effect a business combination.

In connection with this offering, we will be issuing warrants to purchase up to an aggregate of 6,875,000 ordinary shares. In addition, we: (a) have issued 2,291,666 insider warrants to our existing shareholders, (b) will sell to our officers and directors warrants to purchase up to 2,000,000 ordinary shares prior to the date of this prospectus, and (c) have agreed to grant to the underwriters a unit purchase option to purchase up to 137,500 units which include 137,500 ordinary shares, 137,500 warrants and 137,500 ordinary shares underlying such warrants. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target acquisition. Such securities, when exercised, will increase the number of issued and outstanding shares of our ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target acquisition. Additionally, the sale, or even the possibility of sale, of the ordinary shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have to applied to have our securities listed on the Nasdaq Capital Market, as of the date of this prospectus, there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior trading history on which to base their investment decision. If we are listed on the Nasdaq Capital Market, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The Nasdaq Capital Market may delist our securities, which could limit investors’ ability to transact in our securities and subject us to additional trading restrictions.

We have applied to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the Nasdaq Capital Market. Additionally, it is likely that the Nasdaq Capital Market would require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements, at the time of our initial business combination. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the Nasdaq Capital Market does not list our securities, or subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•
a determination that our ordinary shares is a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

In addition, we would no longer be subject to Nasdaq Capital Market rules, including rules requiring us to have a certain number of independent directors and to meet other corporate governance standards.

We or, should we form one, our Foreign Subsidiary, will likely be classified as a passive foreign investment company, which could result in adverse U.S. tax consequences to U.S. investors.

We believe we, or any foreign (non-U.S. or non-Cayman) subsidiary we form, will likely be classified as a PFIC for United States federal income tax purposes. As a result of being classified as a PFIC, a U.S. Holder (as defined in the section of this prospectus captioned “Taxation—United States Federal Income Taxation”) of our ordinary shares and warrants may be subject to increased United States federal income tax liability and may be subject to additional reporting requirements. A U.S. Holder may be able to mitigate this potential increased United States federal income tax liability by making a qualified electing fund (a “QEF”) election in respect of our ordinary shares. The QEF election will not, however, shield a U.S. Holder from imposition of such tax and interest charge on gain recognized on the disposition of an investment in our warrants. Each prospective investor is urged to consult his tax advisor regarding the possible application of the PFIC rules. For a summary of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation—United States Federal Income Taxation—U.S. Holders—Tax Consequences if we are a Passive Foreign Investment Company.”

A U.S. Holder of a warrant may have adverse U.S. federal income tax consequences if such warrant becomes exercisable into shares of a Foreign Subsidiary and the Foreign Subsidiary were to be classified as a PFIC.

As discussed in the section of this prospectus captioned “Taxation—United States Federal Income Taxation—U.S. Holders—Tax Consequences if we are a Passive Foreign Investment Company Rules,” if a warrant held by a U.S. Holder becomes exercisable into shares of a Foreign Subsidiary and the Foreign Subsidiary were to be classified as a PFIC, the U.S. Holder of the warrant generally will be subject to adverse U.S. federal income tax consequences. Unlike a U.S. Holder of our ordinary shares (who will be deemed to own a portion of the shares of the Foreign Subsidiary), a U.S. Holder of warrants generally will not be able to mitigate these adverse tax consequences by making a qualified electing fund (“QEF”) election with respect to its warrants. A U.S. Holder of warrants is urged to consult its own tax advisor concerning the adverse tax consequences that may result to such holder by reason of the application of the PFIC rules to a warrant under such holder’s particular circumstances.

A U.S. Holder of our warrants may have adverse U.S. federal income tax consequences if we were to liquidate pursuant to a shareholder vote following the formation of and the transfer of our assets to the Foreign Subsidiary.

As discussed in the section of this prospectus captioned “Taxation—United States Federal Income Taxation—U.S. Holder—Tax and Reporting Issues as to Formation of Foreign Subsidiary,” in the event we form and transfer all or substantially all of our assets to the Foreign Subsidiary in connection with a proposed business combination, under certain circumstances (particularly if we were to then liquidate our company or merge our company into the Foreign Subsidiary pursuant to a separate shareholder vote in which our warrant holders would not participate), the Foreign Subsidiary will assume our obligations under such warrants, and a U.S. Holder of such warrants will have the right, under certain conditions, to exercise such warrants for shares in the Foreign Subsidiary (and not for an Interest in us). While we expect that this assumption and right (which is provided for under the original terms of the warrants) should not result in a taxable event to a U.S. Holder of such warrants, such U.S. Holder should nevertheless consult its own tax advisor concerning the tax consequences of such transaction under such holder’s particular circumstances.

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per ordinary share is greater than an investor’s initial tax basis in our ordinary shares.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares (see “Taxation—United States Federal Income Taxation—U.S. Holders—Allocation of Purchase Price Between Ordinary Shares and Warrants”) upon exercise of the investor’s redemption right or upon our liquidation will result in constructive income to the investor, which could affect the timing and character of income recognition and result in an immediate U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our units.

An investor may be subject to adverse U.S. federal income tax consequences in the event the Internal Revenue Service (“IRS”) were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation—United States Federal Income Taxation—U.S. Holders”, we have not sought a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

If our ordinary shares become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If our ordinary shares become subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

If at any time we have net tangible assets of $5,000,000 or less and our ordinary shares has a market price per ordinary share of less than $5.00, transactions in our ordinary shares will be subject to these “penny stock” rules. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to the transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our existing shareholders and/or the holders of the private placement warrants exercise their registration rights, and/or if the underwriters elect to exercise their unit purchase option, it may have an adverse effect on the market price of our ordinary shares and warrants and the existence of the registration rights and the purchase option may make it more difficult to effect a business combination.

Our existing shareholders are entitled to require us to register the resale of their ordinary shares, insider warrants and ordinary shares underlying their insider warrants at any time after the date on which their ordinary shares and insider warrants are released from escrow, which, except in limited circumstances, will not be before the earlier of one year from the consummation of a business combination or thirty (30) months from the date of this prospectus (or thirty-six (36) months if the extended period is approved). If our existing shareholders exercise their registration rights with respect to all ordinary shares and insider warrants beneficially owned by them as of the date of this prospectus, then there will be an additional 2,291,666 ordinary shares, 2,291,666 warrants and 2,291,666 ordinary shares issuable upon exercise of the insider warrants eligible for trading in the public market. Further, prior to the date of this prospectus, our officers and directors will purchase in a private placement an aggregate of 2,000,000 private placement warrants that are identical to the warrants being sold in this offering, except that: (i) the private placement warrants will not have a claim to the funds held in the trust account, (ii)  the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iv) the private placement warrants are exercisable on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, if held by the initial holders or their permitted assigns. The private placement warrants may be released from escrow upon consummation of a business combination. If the holders of the private placement warrants exercise their registration rights with respect to all private placement warrants and ordinary shares underlying the private placement warrants beneficially owned by them as of the date of this prospectus, then there will be an additional 2,000,000 warrants eligible for trading in the public market and upon exercise of all the private placement warrants there will be an additional 2,000,000 of our ordinary shares eligible for trading in the public market.

In addition, we have agreed to sell to the underwriters a unit purchase option to purchase up to a total of 137,500 units identical to those units offered by this prospectus except the unit purchase option has a per unit price of $8.80. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five years from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. If this unit purchase option is exercised, and all of the underlying warrants are also exercised, there will be an additional 275,000 of our ordinary shares eligible for trading in the public market. The presence of these additional numbers of securities eligible for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our ordinary shares.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination, or we may be required to incur additional expenses if we are unable to liquidate after the expiration of the allotted time periods.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940, as amended. To this end, the proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation and return of the funds held in this trust account to our public shareholders.

If we are deemed to be an investment company at any time, we will be required to comply with additional regulatory requirements under the Investment Company Act of 1940, as amended, which would require additional expenses for which we have not budgeted.

Uncertainties in management’s assessment of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition.

The potential loss of key customers, management and employees of a target business could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the potential loss of key customers, management and employees of an acquired business could cause us not to realize the benefits anticipated to result from an acquisition.

The lack of synergy from an acquisition could cause us not to realize the benefits anticipated to result from an acquisition.

It is possible that, following our initial acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

The public offering price of the units and the terms of the warrants were negotiated between us and the representatives of the underwriters. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Our directors may not be considered “independent” and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

Our existing shareholders hold 2,291,666 ordinary shares which our officers and directors purchased at our inception for a purchase price of approximately $0.011 per ordinary share (assuming no value is attributed to the insider warrants), which is significantly lower than the offering price. No salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that Li Zhang and Dr. Jianjun Shi, members of our board of directors, are “independent” under the rules of the Nasdaq Capital Market, because they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our ordinary shares held by the public shareholders.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our shareholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value equal to or in excess of the 80% net asset threshold or that the price we are paying is fair to shareholders unless: (i) our board is not able to independently determine that a target acquisition has a sufficient market value or (ii) there is a conflict of interest with respect to the transaction. If no opinion is obtained, our shareholders will be relying on the judgment or our board of directors.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands, and substantially all of our assets are located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States, such as China, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the BVI Business Companies Act, 2004 (as the same may be supplemented or amended from time to time) (the “Act”) and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

•	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits provided that in respect of the U.S. judgment:

•
the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the BVI Business Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Under British Virgin Islands law, the requirements and restrictions relating to this offering contained in our amended and restated memorandum and articles of association may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated memorandum and articles of association sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, Article 24 of our amended and restated memorandum and articles of association will provide among other things, that:

•	prior to the consummation of our initial business combination, we shall submit such business combination to our shareholders for approval;

•
we may only consummate our initial business combination if: (i) approved by a majority of the ordinary shares voted by the public shareholders and (ii) public shareholders not owning more than one ordinary share less than 35% of the ordinary shares purchased by the public shareholders in this offering exercise their redemption rights.

•
if our initial business combination is approved and consummated, public shareholders who voted against the business combination and exercised their redemption rights will receive $7.89 per ordinary share from the trust account;

•
if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time period specified in this prospectus, or if the extended period is not approved and we are unable to complete the business combination before _______, 2010 [30 months from the date of this prospectus], then we will go into voluntary liquidation and we will distribute to all of our public shareholders their pro rata cash portion of the trust account (net of taxes);

•
a majority of our shareholders voting at a general (or annual) meeting may agree to extend the time until which we may consummate our initial business combination to 36 months, provided less than 35% of the public shareholders do not both vote against such extended period and exercise their redemption rights; and

•
we may not consummate any merger, share exchange, share purchase, asset acquisition, contractual control arrangement or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least the 80% net asset threshold.

Our amended and restated memorandum and articles of association expressly prohibits the amendment of the above-described provisions, without the approval of 80% or more of our shareholders. However, we view the foregoing provisions as obligations to our shareholders and we will not take any actions to amend, propose, endorse or support any proposal by the shareholders to waive or amend any of these provisions, without the approval of 80% or more of our shareholders.

Risks Related to Our Target Business

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, or International Financial Reporting Standards, prospective target businesses may be limited.

In accordance with requirements of United States federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles, or GAAP, or International Financial Reporting Standards, as issued by the International Accounting Standards Board, or International GAAP, and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, or International GAAP, and audited in accordance with the standards of the PCAOB, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States GAAP, or International GAAP, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value equal to or in excess of the 80% net asset threshold. It could also delay our preparation of our 6-K or our proxy statement in the event we are required to seek shareholder approval and which we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

After a business combination, substantially all of our assets are likely to be located in China and substantially all of our revenue is likely to be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

China’s economic, political and social conditions, as well as government policies, could affect our business. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. China’s economic growth has been uneven, both geographically and among various sectors of the economy. China’s government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall China economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by China’s government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

China’s economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years China’s government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by China’s government. In addition, China’s government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects. For example, China’s government has in the past implemented a number of measures intended to slow down certain segments of China’s economy that the government believed to be overheating, including placing additional limitation on the ability of commercial banks to make loans by raising bank reserve-against-deposit rates. Our activities may be materially and adversely affected by changes in China’s economic and social conditions and by changes in the policies of China’s government, such as measures to control inflation, changes in the rates or method of taxation and the imposition of additional restrictions on currency conversion.

If political relations between China and the United States or Europe deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between China and the United States and Europe is subject to sudden fluctuation and periodic tension. Relations may also be compromised if the U.S. or Europe becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in China and changes in the state of Sino-U.S. relations and Sino-Europe relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between China and either the United States or Europe.

We may not be able to enforce our rights in China.

The laws of China are likely to govern all of our target business’ material agreements. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the target regions. For example, the system of laws and the enforcement of existing laws in the People’s Republic of China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our operations.

If China imposes restrictions to reduce inflation, future economic growth in China could be severely curtailed, which could lead to a significant decrease in our profitability following a business combination.

While the economy of China has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, China has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in China are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

The Chinese government has imposed regulations in various industries that would limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in such industries. As a result, the number of potential acquisition candidates available to us may be limited.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, subsidiaries and/or affiliates and Chinese companies holding the licenses required to engage in the specific industry of the target business and its shareholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control comparable to those we would enjoy with full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business, see the section of this prospectus captioned “Proposed Business—Effecting a Business Combination—Contractual arrangements”.

If the PRC government finds that the agreements we entered into to acquire control of a target business through contractual arrangements do not comply with governmental restrictions on foreign investment, or if these regulations or their existing interpretations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production and heavy equipment manufacturers, and there are uncertainties as to whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in such industries.

If we or any of our prospective target businesses are found to be in violation of any existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant regulatory authorities may have the discretion to:

•	revoke the business and operating licenses of our prospective target businesses;

•	confiscate relevant income and impose fines and other penalties;

•	discontinue or restrict our prospective target businesses’ operations;

•	require us or our prospective target businesses to restructure the relevant ownership structure or operations;

•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in China; or

•	impose conditions or requirements with which we or our prospective target businesses may not be able to comply.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

Contractual arrangements we enter into with prospective target businesses or acquisitions of offshore entities that conduct PRC operations through affiliates in China may be subject to a high level of scrutiny by the PRC tax authorities.

Under the laws of PRC, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with prospective target businesses are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such prospective target businesses and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our prospective target businesses are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in China, the sellers of such entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If China enacts regulations in more industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely impair our choice of candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses;

•	requiring that we restructure our ownership or operations; and

•	requiring that we discontinue any portion or all of our business.

Recent changes in China’s currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from outside countries, China recently reformed its economic policies to establish a floating value. As a result of this policy reform, potential target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese currency. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of China.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends, if any, at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a China state-owned company contains stringent governmental regulations. The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange”, and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation”. The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee. In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely effect our ability to acquire a state-owned business or assets.

Since some of our directors and officers will live outside the United States and substantially all of our assets will be located outside the United States, investors may not be able to enforce federal securities laws or their other legal rights.

Several of our directors and officers reside outside of the United States and after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Cultural and managerial differences may result in the reduction of our overall performance after the consummation of a business combination.

While Chinese mergers and acquisitions are increasing in frequency, assimilating cultural and managerial differences are still problematic. Friction may also result with the consolidation of management teams from different cultural backgrounds. These factors may make effecting a business combination and running the acquired business more difficult.

Political instability in China could harm our business.

We may target businesses in China that have operations associated with developing countries in Asia where political, economic and social transition is taking place. Some Asian countries, including China, have experienced political instability, expropriation or nationalization of property, civil strife, strikes, acts of war and insurrections. Any of these conditions occurring could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

We will prepare our financial statements in United States dollars, but payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi, the Chinese currency. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced.

If we were to acquire assets, there are no requirements under BVI law that proxy materials provided to our shareholders include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

Given that we are a British Virgin Islands company, any proxy statement we utilize will be prepared and delivered to our shareholders in accordance with: (i) BVI law, which contains no specific proxy laws, rules or regulations and (ii) the relevant provisions of our amended and restated memorandum and articles of association. As such, if we were to acquire assets, there are no requirements under BVI law that the proxy statement we prepare and deliver to our shareholders contain historical financial statements with respect to the operation of such assets, and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. Although we would not be required to include financial information in the proxy statement, we would send to our shareholders the same information that would typically be provided in the prospectus for an initial public offering of a start-up company, such as: (i) historical and prevailing market rates for assets on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for operation of the assets; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the assets generally, all of which, in turn, depend on the sector and country in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of assets. For a more detailed discussion of the material provisions of the U.S. proxy rules from which we are exempt, see the section entitled “British Virgin Islands Company Considerations—Certain Material Protections Provided by the Exchange Act with Respect to Proxy Solicitations that are not Afforded to our Shareholders”.

To the extent that our business combination consists of the acquisition of assets that do not have historical financial information, we will determine whether such business combination has a fair market value equal to at least the 80% net asset threshold based on the value of the assets, as determined by the experience and advice of our management and financial advisors consistent with industry valuation practice.

Uninsured claims and litigation could adversely impact our operating results.

After a business combination, we expect to secure insurance coverage against operating hazards. However, we may not be able to procure insurance for the particular risks associated with our target business on favorable economic terms if at all, and the nature and amount of that insurance may not be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance typically has deductibles or self-insured retentions and contains certain coverage exclusions. In addition, this insurance typically does not cover damages from breach of contract by us or based on alleged fraud, gross negligence, misrepresentation or other deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

We may re-incorporate in another jurisdiction in connection with a business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with a business combination, we may relocate the home jurisdiction of our business from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

British Virgin Islands anti-money laundering laws might cause us to refuse a redemption payment to shareholders

We reserve the right to refuse to make any shareholder redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of shareholder redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward looking statements. Such forward-looking statements include statements regarding, among others: (a) our expectations about possible business combinations, (b) our growth strategies, (c) our future financing plans, and (d) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “approximate,” “estimate,” “believe,” “intend,” “plan,” “budget,” “could,” “forecast,” “might,” “predict,” “shall” or “project,” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, the events anticipated in the forward-looking statements may or may not occur.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

•	our status as a development stage company;

•	our liquidation prior to a business combination;

•	the reduction of the proceeds held in the trust account due to third party claims;

•	our selection of a prospective target business or asset;

•	our issuance of our share capital or incurrence of debt to complete a business combination;

•	listing or delisting of our securities from the Nasdaq Capital Market or the ability to have our securities listed on the Nasdaq Capital Market following our initial business combination;

•	our ability to consummate an attractive business combination due to our limited resources and the significant competition for business combination opportunities;

•	conflicts of interest of our officers and directors;

•	potential current or future affiliations of our officers and directors with competing businesses;

•	our ability to obtain additional financing if necessary;

•	the control by our existing shareholders of a substantial interest in us;

•	the adverse effect the outstanding warrants and options may have on the market price of our ordinary shares;

•	the existence of registration rights with respect to the securities owned by our existing shareholders;

•	the lack of a market for our securities;

•	our being deemed an investment company;

•	our dependence on our key personnel;

•	our dependence on a single company after our business combination;

•	business and market outlook;

•	our growth as a whole;

•	our and our customers’ business strategies;

•	environmental, permitting and other regulatory risks;

•	foreign currency fluctuations and overall political risk in foreign jurisdictions;

•	our operating and capital expenditures;

•	our competitive position;

•	outcomes of legal proceedings;

•	expected results of operations and/or financial position;

•	future effective tax rates; and

•	compliance with applicable laws and regulations in the U.S., China, the British Virgin Islands and elsewhere as applicable.

These risks and others described under “Risk Factors” are not exhaustive.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it, and is expressly qualified in its entirety by the foregoing cautionary statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

Gross proceeds(1)
Offering gross proceeds	$55,000,000
Proceeds from sale of private placement warrants	1,000,000
Total gross proceeds	$56,000,000
Offering expenses (2)
Underwriting discount (2% of gross proceeds) (3)	1,100,000
Deferred underwriting discount (2% of gross proceeds) (4)	1,100,000
Deferred non-accountable expense allowance (2% of gross proceeds) (5)	1,100,000
Legal fees and expenses	250,000
Printing and engraving expenses	50,000
Accounting fees and expenses	50,000
SEC registration fee	3,587
FINRA registration fee	9,627
Nasdaq Capital Market listing fee	75,000
Miscellaneous expenses	61,786
Total offering expenses	$3,800,000
Not held in trust account (from private placement)	100,000
Held in the trust account for our benefit	$52,100,000
Aggregate net proceeds	$52,200,000
Deferred underwriting discounts and non-accountable expense allowance held in trust	2,200,000
Total held in trust - $7.89 per unit (98.7% of unit offering price)	$54,300,000

Working capital funded from $100,000 initially held outside of trust and all of the interest earned on the funds held in the trust account, estimated to be approximately $2,000,000
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$650,000
Due diligence, identification and research of prospective target business and reimbursement of out of pocket due diligence expenses to management	500,000
Legal and accounting fees relating to SEC reporting obligations	150,000
Administrative fees ($7,500 per month for 30 months)	225,000
Directors’ and officers’ liability insurance	150,000
Working capital and reserves (including finders’ fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination and liquidation obligations and reserves, if any)	425,000
Total	$2,100,000

(1)	Excludes the payment of $100 from the underwriters for their unit purchase option, and the proceeds from the exercise of any warrants.

(2)
A portion of the offering expenses, including the SEC registration fee and FINRA filing fee, has been paid from loans in the aggregate amount of $32,434 made to us by one of our officers and an affiliate of one of our directors, as further described below. These funds will be repaid out of the net proceeds of this offering not being deposited in the trust account upon consummation of this offering.

(3)	Represents 2% of the gross proceeds from the sale of the 6,875,000 units in this offering ($1,100,000).

(4)
Represents 2% of the gross proceeds from the sale of 6,875,000 units ($1,100,000) that will be deposited into the trust account and paid to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders. In addition, in the event of a business combination, the amount of deferred underwriting discount payable to the underwriters will take priority over other amounts in the trust account.

(5)
A non-accountable expense allowance of 2% of the gross proceeds of this offering, or $1,100,000, all of which will be held in the trust account and will be payable to the underwriters only upon the consummation of a business combination and then only with respect to those units as to which the component subunits have not been redeemed. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders. In addition, in the event of a business combination, the amount of deferred non-accountable expense allowance payable to the underwriters will take priority over other amounts in the trust account.

Of the net proceeds of this offering, an aggregate of $54,300,000 including: (i) $1,000,000 from the purchase of private placement warrants and (ii) $2,200,000 of the proceeds attributable to the underwriters’ discount and non-accountable allowance will be deposited into the trust account at Goldman Sachs in London, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or as part of any liquidation of our trust account. Notwithstanding the foregoing, in order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), $100,000 will initially be held outside of the trust account and we will be permitted to draw, as earned, all of the cumulative interest earned on the funds held in the trust account, after taxes, in our discretion from time to time, which we estimate will be approximately $2,000,000.

To the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target acquisition with which we complete a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business(es) we acquired on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

All amounts held in the trust account that are not redeemed for cash or released to us as interest income, net of income taxes, will be released on closing of our initial business combination with a target acquisition having a fair market value equal to at least the 80% net asset threshold, subject to a majority of our public shareholders voting at the meeting in favor of the business combination and less than 35% of the public shareholders voting against the business combination, and the extended period, collectively, and electing their redemption rights. The 35% threshold is 20% in most similar entities. See “Risk Factors—Unlike many other blank check offerings, when we submit our initial business combination to our shareholders for approval we will allow up to one ordinary share less than 35% of our public shareholders to exercise their redemption rights. The ability of a larger number of our shareholders to exercise their redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”

We have agreed to pay a monthly fee of $7,500 to Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) _____________, 2010 [30 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our restated and amended memorandum and articles of association.

We intend to use the $100,000 of net proceeds from the private placement not held in the trust account and all of the interest generated on the funds in the trust account, which we estimate to be approximately $2.0 million, for a portion of our due diligence, legal, accounting, fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating the business combination, as well as a possible down payment, reverse break up fees (a provision in a merger agreement which requires a payment to the target company if the financing for an acquisition is not obtained), lock-up or “no-shop” provision (a provision in letters of intent designed to keep target acquisitions from “shopping” around for transactions with other companies on terms more favorable to such target acquisitions), if necessary, to bear the costs of liquidation if in the event we are unable to effect a business combination by ,                        2010 [30 months from the date of this prospectus]. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target acquisition, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target acquisitions. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target acquisition. We believe that the $100,000 initially held outside of the trust account together with all of the interest income generated from the trust account, which we estimate to be approximately $2,000,000, will be sufficient to cover the foregoing expenses.

To the extent that our unissued authorized shares or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, our officers and directors would not be personally liable for the repayment of such indebtedness.

We may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our unissued authorized shares or debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, which may include the target business(es) that we acquire on or after the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use these funds, among other things, for director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target acquisition, to make other acquisitions and to pursue our growth strategy.

One of our officers and an affiliate of one of our directors have advanced to us a total of $32,434, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fees, FINRA registration fees, Nasdaq Capital Market filing fees and legal and audit fees and expenses. The loans will be payable without interest on the earlier of September 30, 2008, or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not held in trust.

The proceeds held in the trust account may be invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, we will not liquidate and distribute the trust account to holders of our ordinary shares sold in this offering until after our existence terminates and, consequently, we may be deemed to be an investment company and thus required to comply with such act. We do not believe that the fees and expenses for due diligence, legal, accounting, acquisition, down payment, lock-up or other activities related to this offering or our business combination will exceed $2,100,000 in the aggregate. Based upon the experience of the members of our board and consultation with them regarding a reasonable budget for consummating a transaction of this kind and nature, and a review of budgets publicly disclosed by blank-check companies, we determined that this was an appropriate approximation of the expenses. If costs are higher than expected we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, any potential target acquisitions. In such case, we would need to obtain additional funds from our existing shareholders or another source to continue operations. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 30 months, assuming that a business combination is not consummated during that time.

No compensation of any kind (including finders, consulting or other similar fees) will be paid to any of our existing shareholders, officers or directors, or any of their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of the business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target acquisitions, performing business due diligence on suitable target acquisitions and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target acquisitions to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal, accounting and other expenses,” “Due diligence of prospective target businesses” and “Working capital.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public shareholder (but not our existing shareholders with respect to any of our ordinary shares owned immediately before this offering or underlying the insider warrants or the private placement warrants purchased in the private placement) will be entitled to receive funds from the trust account (including interest earned on such shareholder’s portion of the trust account, net of taxes payable and amounts of trust account interest we are permitted to draw for working capital) only in the event of our liquidation of the trust account as part of our liquidation upon our failure to complete a business combination, or if such public shareholder redeem their ordinary shares for cash in connection with a business combination, or the extended period, that the public shareholder voted against and which we actually approved and with respect to a business combination is consummated. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account. Our existing shareholders, directors and officers are not entitled to redeem any of their ordinary shares acquired prior to this offering for a cash portion of the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ discount and non-accountable expense allowance held in the trust account, less $0.32 per share for each ordinary share redeemed by the public shareholders. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such proceeds; and (ii) the proceeds attributable to the underwriters’ discount and non-accountable expense allowance will be distributed on a pro rata basis among the public shareholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At March 31, 2008, our net tangible book value was a deficiency of $(137,582), or approximately $(0.06) per ordinary share. After giving effect to the sale of 6,875,000 ordinary shares included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 2,406,249 ordinary shares which may be redeemed for cash) at March 31, 2008 would have been $33,214,795 or $4.91 per ordinary share, representing an immediate increase in net tangible book value of $4.97 per ordinary share to the existing shareholders and an immediate dilution of $3.09 per ordinary share or 38.6% to new investors not exercising their redemption rights.

For purposes of presentation, our pro forma net tangible book value after this offering is $18,985,305 less than it otherwise would have been because if we effect a business combination, the redemption rights of the public shareholders (but not our existing shareholders, nor any of our officers and directors to the extent that they purchase any ordinary shares in this offering or the aftermarket) may result in the redemption for cash of up to one ordinary share less than 35% of the aggregate number of the ordinary shares sold in this offering at a per-ordinary share redemption price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of ordinary shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-ordinary share basis, assuming no value is attributed to each of the public warrants, the insider warrants and the private placement warrants (actual dilution to new investors on a per-ordinary share basis may be significantly higher as a result of the exercise of these warrants, particularly if cashless exercise is utilized):

Public offering price		$8.00
Net tangible book value before this offering	$(0.06)
Increase attributable to new investors	$4.97
Pro forma net tangible book value after this offering		$4.91
Dilution to new investors		$3.09

The following table sets forth information with respect to our existing shareholders and the new investors:

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share
	Number	Percentage	Amount	Percentage
Existing shareholders	2,291,666	25%	$25,000	0.05%	$0.011
New investors	6,875,000	75%	$55,000,000	99.95%	$8.00
	9,166,666	100%	$55,025,000	100%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(105,148)
Net proceeds from this offering and sale of private placement warrants	$54,400,000
Offering costs paid in advance and excluded from net tangible book value before this offering	$105,148
Proceeds from sale of option to the underwriters	$100
Less: Deferred underwriters’ discount and non-accountable expense allowance paid upon consummation of a business combination (1)	$(2,200,000)
Less: Proceeds from this offering and sale of private placement warrants held in the trust account subject to redemption for cash ($7.89 × 2,406,249)	$(18,985,305)
$33,214,795

Denominator:
Ordinary shares outstanding prior to this offering and the private placement	2,291,666
Ordinary shares included in the units offered	6,875,000
Less: Ordinary shares subject to redemption (6,875,000 × one share less than 35%)	(2,406,249)
6,760,417

(1)
For purposes of presentation, this table assumes that we have redeemed the maximum of 2,406,249 ordinary shares for cash in connection with our initial business combination or extended period, reducing the underwriters’ fee by $0.32 per ordinary share, or approximately $770,000. If no ordinary shares were redeemed for cash in connection with our initial business combination or extended period our pro forma net tangible book value would be reduced by $770,000 in respect of deferred underwriters’ discount and non-accountable expense allowance, or $0.08 per ordinary share.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2008 and as adjusted to give effect to the sale of our units in this offering and the sale of private placement warrants in the private placement, and the application of the estimated net proceeds derived from the sale of our units:

	March 31, 2008
	Actual	As Adjusted (1)
Notes payable to shareholders (2)	$32,434	$—
Deferred underwriter fees payable (3)	—	1,430,000
Total debt	$32,434	$1,430,000
Ordinary shares, $0.0001 par value, -0- and, 2,406,249 ordinary shares which are subject to possible redemption, ordinary shares at redemption value (4)	0	18,985,305
	$32,434	$20,415,305
Preferred shares, $0.0001 par value, 5,000,000 preferred shares authorized; none issued or outstanding	—	—
Ordinary shares, $0.0001 par value, 60,000,000 ordinary shares authorized; 2,291,666 ordinary shares issued and outstanding; 9,166,666 ordinary shares issued and outstanding (excluding 2,406,249 ordinary shares which are subject to possible redemption), as adjusted (5)	230	917
Additional paid in capital (6)	24,770	33,213,878
Ordinary share subscription receivable	(25,000)	—
Retained earnings	—	—
Total shareholders’ equity	0	33,214,795
Total capitalization	$32,434	$53,630,100

(1)
Assumes full payment to the underwriters of the underwriters’ discount and non-accountable expense allowance out of the proposed offering, and includes the payment of $100 from the underwriters for their purchase option, but excludes proceeds from the sale of units underlying the purchase option and proceeds from exercise of any warrants or private placement warrants.

(2)
Notes payable to our shareholders are payable on the earlier of September 30, 2008 or on the consummation of this offering with respect to loans in the aggregate amount of $32,434 made to us by one of our officers and an affiliate of one of our directors.

(3)
For purposes of presentation, this table assumes that we have redeemed the maximum of 2,406,249 ordinary shares for cash in connection with our initial business combination, reducing the underwriters’ fees by $0.32 per ordinary share, or approximately $770,000. If no ordinary shares were redeemed for cash in connection with our initial business combination, the underwriters’ fees payable would be $2,200,000.

(4)
Includes 2,406,249 ordinary shares which are subject to possible redemption. If we consummate a business combination, the redemption rights afforded to our public shareholders (but not to our existing shareholders, nor to any of our officers and directors to the extent that they receive ordinary shares prior to this offering, or purchase any ordinary shares in this offering or the aftermarket) only in connection with a shareholder vote may result in the redemption for cash of up to one ordinary share less than 35% of the aggregate number of ordinary shares sold in this offering at a per ordinary share redemption price equal to the amount in the trust account, inclusive of any interest thereon (but net of taxes), as of two business days prior to the proposed consummation of a business combination divided by the number of ordinary shares sold in this offering. For purposes hereof we have assumed that the per ordinary share amount to be paid to shareholders that redeem their ordinary shares will be $7.89 per ordinary share, which includes $0.32 per ordinary share of which will be funded through a portion of the deferred underwriters fees, which the underwriters have agreed to forfeit in order to pay the redeeming shareholders. These amounts do not take into account interest earned on, and retained in, the trust account.

(5)
Our amended and restated memorandum and articles of association authorizes the issuance of up to 60,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share.

(6)	The as adjusted column includes $1,000,000 payable prior to the date of this prospectus from the purchase of the private placement warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We are a blank check company formed for the purpose of acquiring, engaging in a merger, share exchange with, purchasing all or substantially all of the assets of, or engaging in any contractual control arrangement or other similar business combination of an unidentified operating business. We intend to focus on identifying a prospective target business having its primary operations in the People’s Republic of China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific merger, share exchange, asset acquisition, contractual control arrangement or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

We intend to utilize cash derived from the proceeds of this offering, our issued ordinary shares, debt, or a combination of cash, issued ordinary shares and debt, in effecting a business combination. The issuance of additional shares:

•	may significantly reduce the equity interest of our shareholders;

•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to the holders of our ordinary shares;

•
will likely cause a change in control if a substantial number of our ordinary shares are issued, which will likely also will result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we incur substantial debt, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry or country in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes; and other disadvantages compared to our competitors who have less debt.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of private placement warrants in the private placement will be approximately $54,300,000 (which includes a portion of the underwriters’ discount and non-accountable expense allowance). This entire amount will be held in trust. We intend to use substantially all of the net proceeds of this offering and the private placement, including the funds held in the trust account, to effect a business combination (excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance). To the extent that our authorized but unissued shares are used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account (excluding the amount held in the trust account representing a portion of the underwriters’ discount and non-accountable expense allowance) as well as any other net proceeds not expended will be used to finance our operations, which may include the operations of the target business(es) we acquire on the consummation of the business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time.

We believe that, upon consummation of this offering and the private placement, the funds not held in trust ($100,000) plus all of the trust interest earned on the trust account, which we will be permitted to draw at our discretion, will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will be permitted to draw all of the cumulative interest earned on the funds held in the trust account, after taxes, from time to time at our discretion, which we currently estimate to be approximately $2,000,000 based on current short-term interest rates. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target acquisitions, traveling to and from the property and asset locations that represent prospective target acquisitions, reviewing corporate, title, environmental, and financial documents and material agreements regarding prospective target acquisitions, selecting the target acquisition to acquire and structuring, negotiating and consummating the business combination. On the basis of our management’s prior experience in operating and/or advising blank check companies, we anticipate that we will incur approximately $600,000 of expenses for the due diligence and investigation of a target acquisition, $550,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $225,000 under an administrative services agreement with Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, $425,000 for general working capital that will be used for miscellaneous expenses and reserves including the cost of liquidation, which we currently estimate to be up to $15,000 if our corporate existence terminates on                         , 2010 [30 months from the date of this prospectus], and approximately $150,000 for director and officer liability insurance premiums. These expense amounts are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination due to the level of complexity associated with that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the amounts allocated to current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital. Any such funds not used for our working capital requirements or to repay advances from our officers or directors and their respective affiliates or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates. If our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which cannot be currently ascertained. In that event, we could seek such additional capital through loans or additional investments from our officers or directors and their respective affiliates. None of such officers or directors or their respective affiliates is under any obligation to advance funds to, or invest in, us. Any such interest income not used to fund our working capital requirements or repay advances from our officers or directors and their respective affiliates or for due diligence or legal, accounting and non-due diligence expenses will be usable by us to pay other expenses that may exceed our current estimates.

We believe there should be sufficient funds available outside of the trust account to fund the costs and expenses associated with our liquidation if our corporate existence terminates on                      , 2010 [30 months from the date of this prospectus], although we cannot give any assurances thereof. Our officers and directors have agreed to indemnify us for these expenses to the extent there are insufficient funds available from the proceeds not held in the trust account and interest released to us, as described above under “The Offering - Liquidation If No Business Combination.”

As of the date of this prospectus, one of our officers and an affiliate of one of our directors have advanced an aggregate of $32,434 to us for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of September 30, 2008 or the consummation of this offering. The loans will be repaid out of the net proceeds not held in trust.

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 137,500 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $268,616, using an expected life of four years after the first anniversary of the effective date of this registration statement, volatility of 30.87%, and a risk-free rate of 2.5%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of four years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled, “Underwriting—Purchase Option.”

The warrants, insider warrants, private placement warrants, underwriters’ unit purchase option and the warrants included in the underwriters’ unit purchase option, are not subject to net cash settlement in the event we are unable to maintain an effective Securities Act registration statement. We must use our best efforts to file and maintain the effectiveness of the registration statement for the warrants included in the units sold in this offering as well as the securities issuable upon exercise of the underwriters’ unit purchase option. Except for the insider warrants and the private placement warrants, all such warrants are only exercisable to the extent we are able to maintain such effectiveness. The unit purchase option (but not the underlying warrants), however, may be exercised by means of cashless exercise. We shall not be obligated to deliver any warrants underlying the unit purchase option unless the registration statement with respect to such warrants is effective. If a holder of warrants or the holder of the underwriters’ unit purchase option, or warrants underlying the underwriters’ unit purchase option, does not, or is not able to, exercise such warrants, underwriters’ unit purchase option or warrants underlying such underwriters’ unit purchase option, as applicable, such warrants, underwriters’ unit purchase option or underlying warrants, as applicable, will expire worthless. This expiration would result in such holders paying the full unit purchase price solely for the ordinary shares underlying such units. Since we are not required to net cash settle the warrants or the unit purchase option, liability classification is not required under Emerging Issues Task Force No. 00-19, “Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in a Company’s Own Stock,” as amended. We will therefore account for the warrants and the unit purchase option as equity.

We have agreed to pay a monthly fee of $7,500 to Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, for office space and general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) _____________, 2010 [30 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our memorandum and articles of association.

PROPOSED BUSINESS

Introduction

We are a newly incorporated blank check company, incorporated as a business company with limited liability under the laws of the British Virgin Islands on February 19, 2008. We were formed for the purpose of acquiring, engaging in a merger, share exchange with, purchasing all or substantially all of the assets of, or engaging in a contractual control arrangement or any other similar business combination of an unidentified operating business.

We intend to focus on identifying a prospective target business having its primary operations in the People’s Republic of China. Our efforts in identifying a prospective target business will be limited geographically to China (although we may acquire an entity that is not incorporated in China but has its principal business and/or material operations in China) but not to any particular industry sector. We do not have any specific merger, share exchange, asset acquisition, contractual control arrangement or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

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prolonged economic expansion within China, including annualized gross domestic product growth of approximately 9.6% from 1979 through 2005, and growth of 10.7% in 2006 and 11.4% in 2007 (National Bureau of Statistics of China);

•	increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

•	favorable labor rates and efficient, low-cost manufacturing capabilities;

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the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

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the fact that China’s public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes, thereby causing Chinese companies to attempt to be listed on the United States equity markets.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Certain of our directors and officers have significant experience in the Chinese capital markets generally, as well as in operating and consummating acquisitions through blank check companies formed for the purpose of acquiring a business with principal operations in the PRC. We believe this experience gives our company a distinct competitive advantage in the market for Chinese acquisitions.

Kerry Propper (our chief executive officer and a director) and Li Zhang (our chairman) each has acted as an officer and/or director of the following three blank check companies: (i) Chardan China Acquisition Corp., which we refer to as Chardan I, which raised $24.15 million in an initial public offering of its securities in March 2004; (ii) Chardan North China Acquisition Corporation, which we refer to as Chardan II, which raised $34.5 million in an initial public offering of its securities in August 2005; and (iii) Chardan South China Acquisition Corporation, which we refer to as Chardan III, which raised $34.5 million in an initial public offering of its securities in August 2005.

On December 20, 2004, Chardan I entered into a stock purchase agreement with State Harvest Holdings Limited and completed the acquisition on October 28, 2005. In connection with the acquisition, Chardan I merged with and into a British Virgin Islands company named Origin Agritech Limited, which is currently listed on the Nasdaq Global Select Market under the symbol “SEED.”

On February 2, 2006, Chardan II entered into a stock purchase agreement with all of the stockholders of Gifted Time Holdings Limited, a British Virgin Islands corporation, pursuant to which Chardan II acquired Gifted Time Holdings Limited on September 20, 2007. In connection with the acquisition, Chardan II merged with and into a British Virgin Islands company named HLS Systems International Ltd., which is currently listed on the OTC Bulletin Board under the symbol “HLSYF.”

On April 17, 2007, Chardan III entered into a stock purchase agreement with Head Dragon Holdings Limited, a Hong Kong corporation, pursuant to which Chardan III acquired Head Dragon Holdings Limited. In connection with the acquisition, Chardan III merged with and into a British Virgin Islands company named China Energy Technology Limited and changed its name to A-Power Energy Generation Systems, Ltd, which is currently listed on the NASDAQ Capital Market under the symbol “APWR.”

Additionally, Kerry Propper, our chief executive officer, acted as special advisor to Jaguar Acquisition Corp., which we refer to as Jaguar, and the executive vice president of mergers and acquisitions of Shine Media Acquisition Corp., which we refer to as Shine Media. Jaguar raised $28.3 million in an initial public offering of its securities in April 2006, and Shine Media raised $41.4 million in an initial public offering of its securities in December 2006. On April 9, 2008, Jaguar merged with and into a British Virgin Islands company named China Cablecom Holdings, and concurrently entered into an agreement and plan of merger with China Cablecom Ltd, pursuant to which Jaguar acquired China Cablecom Ltd. China Cablecom is a consolidator of cable TV operating companies in the PRC. On May 8, 2008, Shine Media entered into a stock purchase agreement pursuant to which it will acquire all of the ordinary shares of China Greenscape Co., Ltd., a British Virgin Islands company, which owns 100% of Jiangsu Sunshine Zoology and Forestry Development Co., Ltd., a PRC company. Jiangsu Sunshine is an urban green resources company that develops, cultivates, and distributes trees, plants and flowers to expanding PRC municipalities.

Although our efforts in identifying a prospective target business will not be limited to a particular industry, we intend to leverage the experience of our officers and directors, including their relationships and contacts, to drive our efforts in identifying one or more target businesses in China with which we can consummate a business combination.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our unissued authorized shares, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations.

Subject to the requirement that our business combination must be with a target acquisition having a fair market value that is equal to at least the 80% net asset threshold, there are no limitations on the type of investments we can make or the percentage of our total assets that may be invested in any one investment. Accordingly, other than the requirement that our business combination must be with a target acquisition having a fair market value that is equal to at least the 80% net asset threshold, our investment policies may be changed from time to time at the discretion of our board of directors, without a vote of our shareholders. Additionally, no limits have been set on the concentration of investments in any location or product type.

We have not identified a target acquisition

To date, we have not selected any target acquisition on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset or share acquisition, contractual control arrangement or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target acquisition, nor have we engaged or retained any agent or other representative to identify or locate an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target acquisition or that we will be able to engage in a business combination on favorable terms.

Subject to the limitation that a target acquisition have a fair market value equal to at least the 80% net asset threshold, we will have virtually unrestricted flexibility in identifying and selecting a prospective transaction candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of any target acquisition with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable asset or property, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of such financially unstable property or asset. Although our management will endeavor to evaluate the risks inherent in a particular target acquisition, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target acquisitions

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. Target acquisitions will be brought to our attention by our officers and directors, through their network of joint venture partners and other industry relationships located in China and elsewhere that regularly, in the course of their daily business activities, see numerous varied opportunities. Target acquisitions may also be brought to our attention by such unaffiliated sources such as brokers or others as a result of being solicited by us through calls or mailings. Unaffiliated sources, such as brokers may also introduce us to target acquisitions they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. In no event will any of our existing shareholders, officers or directors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render, in order to effectuate the consummation of a business combination.

Selection of a target acquisition and structuring of a business combination

Subject to the requirement that our business combination must be with a target acquisition having a fair market value equal to at least the 80% net asset threshold, our management will have virtually unrestricted flexibility in identifying and selecting prospective target acquisitions. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of a prospective target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of a prospective target business, but in all instances we would acquire control of such prospective target business. The key factors that we will rely on in determining control would be our acquisition of more than 50% of the voting equity interests of a prospective target business and/or control of the majority of any governing body of such prospective target business through contractual arrangements or otherwise.

Our preferred method of acquisition of a target business is through obtaining legal title to the equity interests of such target business, and we do not anticipate any legal issues in acquiring legal title to shares of an offshore holding company that is the parent company of a PRC operating company. However, due to certain features of Chinese law, it is possible that the offshore parent company of a PRC operating company will hold its control of the PRC operating company through contractual arrangements that confer on the offshore parent company all of the incidents of ownership other than legal title and provide that legal title would be transferred, without further consideration, when it became possible to do so under Chinese law. Reliance upon any such contractual arrangements would be supported by an opinion of a China-based law firm that under Chinese law these contractual arrangements are lawful, enforceable in accordance with their terms and effective to transfer control over the PRC operating company to us.

If we acquire only a controlling interest in a prospective target business, the portion of such business that we acquire must have a fair market value equal to at least the 80% net asset threshold.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target acquisitions. In evaluating a prospective target acquisition, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	breadth of services offered;

•	degree of current or potential market acceptance of the products or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target acquisition, we will conduct an extensive due diligence review which will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all owners of any prospective target acquisition execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective business or owner refused to execute such agreement, it is unlikely we would continue negotiations with such business or owner.

In the case of all possible acquisitions, we will seek to determine whether the transaction is advisable and in the best interests of us and our shareholders. We believe it is possible that our attractiveness as a potential buyer of businesses may increase after the consummation of an initial transaction, and there may or may not be additional acquisition opportunities as we grow and integrate our acquisitions. We may or may not make future acquisitions. Fundamentally, however, we believe that, following an initial transaction, we could learn of, identify and analyze acquisition targets in the same way after an initial transaction as we will before an initial transaction. To the extent we are able to identify multiple acquisition targets and options as to which business or assets to acquire as part of an initial transaction, we intend to seek to consummate the acquisition which is most attractive and provides the greatest opportunity for creating shareholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our shareholders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will close.

In structuring the transaction, we may elect to form a Foreign Subsidiary in connection with a proposed business combination, which may be used to make the acquisition. In that event, we would either merge into such Foreign Subsidiary (with the Foreign Subsidiary being the surviving entity) or we would dissolve and liquidate our assets to our shareholders, which would include the equity securities we own in the Foreign Subsidiary. In the event that we do choose to merge into such a Foreign Subsidiary or dissolve and liquidate our ownership of such Foreign Subsidiary to our shareholders, the agreement relating to the transaction would provide: (i) for each issued and outstanding ordinary share to be converted into a similar right to receive ordinary shares or their equivalents in the subsidiary and (ii) that each of our outstanding warrants of whatever class will be assumed by the subsidiary with the same terms and restrictions, except that they will be exercisable for ordinary shares or their equivalents of the subsidiary. This alternative is discussed in greater detail in the section “Taxation—U.S. Holders—Tax and Reporting Issues as to Formation of Foreign Subsidiary.”

The time and costs required to select and evaluate a target acquisition and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target acquisition with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing shareholders, officers or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

Contractual arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

These types of contractual arrangements could arise in two different contexts. The first is in acquiring the equity interests in the PRC operating company directly from the Chinese owners. In such a case, the contractual arrangements would be directly between the Company and the Chinese owners, and they would replace the more traditional stock purchase agreement that is used in instances where legal title may transfer. A legal opinion regarding the validity, effectiveness and enforceability of such arrangements under PRC law would be obtained by us from a China-based law firm before we relied on any such arrangements.

The other setting in which such contractual arrangements may be the means for obtaining control over the PRC operating company is where the ownership has previously been transferred to an offshore holding company using these arrangements. In such a case, we would enter into a traditional share exchange or similar customary transaction with the shareholders of the offshore holding company. However, we would do so again only after obtaining a legal opinion from a China-based law firm supporting the validity, effectiveness and enforceability of such arrangements in accordance with applicable PRC law.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, the target company would remain majority owned by Chinese residents but with whom we would enter into operating and/or proxy agreements pursuant to which we would acquire control of a majority of the target company’s governing body and the authority to exercise all of the rights of ownership with respect to the equity interests of such designees, including, without limitation, any voting rights, rights to appoint executive officers and directors and rights to sell or transfer any or all of such equity interests. Under such circumstances, the target company would continue to hold the requisite licenses for the target business, but we might establish a new, wholly-owned subsidiary in China which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide the following:

•	Our exercise of effective control over the target company;

•	Transfer of a substantial portion of the economic benefits of the target company would be transferred to us (sufficient in amount to meet the 80% net asset threshold); and

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We, or our designee, would have an exclusive option to purchase all or part of the equity interests in the target company, or all or part of the assets of the target company, in each case when and to the extent permitted by Chinese regulations and for nominal or no additional consideration.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with: (i) effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 80% net asset threshold required for our initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights, notwithstanding the fact that we will have received a legal opinion from a China-based law firm to the contrary. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or share exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to offset the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

There are also uncertainties as to whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain PRC assets and industries, and if we or any of our prospective target businesses are found to be in violation of existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant regulatory authorities may have the discretion to:

•	revoke the business and operating licenses of our prospective target businesses;

•	confiscate relevant income and impose fines and other penalties;

•	discontinue or restrict our prospective target businesses’ operations;

•	require us or our prospective target businesses to restructure the ownership or operations;

•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in China; or

•	impose conditions or requirements with which we or our prospective target businesses may not be able to comply.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

Further, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with prospective target businesses are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such prospective target businesses and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our prospective target businesses are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a shareholder’s investment.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Fair market value of target acquisition

The initial target acquisition that we acquire must have a fair market value equal to at least the 80% net asset threshold, subject to the redemption rights described below, although we may acquire a target acquisition whose fair market value significantly exceeds the 80% net asset threshold. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination, although we have not entered into any such fund raising arrangement and do not currently anticipate effecting such a financing other than in connection with the consummation of the business combination.

Prior to entering into an agreement for a target acquisition, the fair market value of such target acquisition will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target acquisition has a sufficient fair market value (for instance if the financial analysis is too complex for them to perform), we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority (formerly the NASD), stating whether the fair market value meets the 80% net asset threshold. If such an opinion is obtained, we anticipate distributing copies, or making a copy of such opinion available, to our shareholders. However, we do not anticipate that shareholders will be entitled to rely on any such opinion. If the independent investment banking firm takes the view that shareholders may not rely on the opinion, we will not consider such a view as a factor in deciding which investment banking firm to hire. We will not be required to obtain an opinion from a third party as to the fair market value if our board of directors independently determines that the target acquisition complies with the 80% net asset threshold unless there is a conflict of interest with respect to the transaction.

Our officers and directors have experience evaluating target acquisitions based upon generally accepted financial standards and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% net asset threshold is determined by calculating the fair market value of what our shareholders receive in the business combination and comparing it to the 80% net asset threshold. Whether assets or shares of a target business are acquired, such assets or shares would be evaluated based upon generally accepted valuation standards in order to determine if the fair market value of such assets or shares are at least equal to the 80% net asset threshold.

Possible lack of business diversification

Our business combination must be with a target acquisition which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this process may entail the simultaneous acquisitions of several businesses. Therefore, at least initially, the prospects for our ability to generate revenue and profit may be entirely dependent upon the future performance of a single business operation. Unlike other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we may need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the businesses or assets into a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under British Virgin Islands law. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 30 months if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which a combination is not yet complete, or 36 months if the extended period is approved).

In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials prepared in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations and (ii) the relevant provisions of our amended and restated memorandum and articles of association. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in accordance with U.S. proxy rules, investors are cautioned that such materials will not be reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to ordinary shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing shareholders, officers and directors which they have agreed to vote in favor of a proposed business combination. Accordingly, any purchase of our units by our existing shareholders in this offering or in the aftermarket would make it more likely that a business combination would be approved. We are not aware of any intention on the part of our officers, directors or existing shareholders to make any purchases in this offering or in the aftermarket, although they will not be prohibited from doing so. Although we do not know for certain the factors that would cause our existing shareholders to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities, (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination, and (iv) their interest in the target business once the target business has been identified.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders (including our existing shareholders with respect to ordinary shares purchased in this offering or otherwise acquired in the aftermarket by them) are voted in favor of the business combination and public shareholders owning less than 35% of the aggregate ordinary shares sold in this offering vote against the business combination and exercise their redemption rights on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the shareholder vote required to approve the extended period, if any. Voting against the business combination alone will not result in redemption of a shareholder’s ordinary shares for a $7.89 per ordinary share in cash portion from the trust account. To do so, a shareholder must have also exercised the redemption rights described below. The requirements that we seek shareholder approval before effecting our initial business combination and not consummate our initial business combination if public shareholders owning 35% or more of the ordinary shares sold in this offering exercise their redemption rights below (on a cumulative basis), are set forth in Article 24 of our amended and restated memorandum and articles of association, which requires the affirmative vote of at least 80% of the voting power of our outstanding voting ordinary shares to amend. Management will not request that the board consider such a proposal to eliminate or amend this provision. In addition, we will not seek shareholder approval to extend this 18, 30 or 36 month period, as the case may be.

In addition, given the interest that they have in a business combination being consummated, it is possible that we or our existing shareholders, officers, directors and their respective affiliates may acquire securities from public shareholders who have elected to redeem their ordinary shares (as described below) in order to obtain the requisite level of approval for the business combination(which could result in a business combination being approved even if, after the announcement of the business combination, 35% or more of our public shareholders elected or would have elected to vote against the business combination and exercise their redemption rights and more than 50% of our public shareholders elected or would have elected to voted against the business combination, but for the purchases made by us or our existing shareholders, officers, directors or their respective affiliates). We expect that each of such purchases, should they occur at all, would be: (i) isolated, privately negotiated transactions with one or a discrete group of shareholders who have elected to exercise their redemption rights and (ii) negotiated after the time when shareholders have voted against the proposed business combination and elected to redeem their ordinary shares.

Although we and our existing shareholders, officers, directors and their respective affiliates have no intention of entering into purchase arrangements with any of our shareholders subsequent to this offering and have not entered into any agreements, arrangements or understandings (formal or otherwise) with respect to any such purchases, we and they may do so in the future both as an expression of confidence in the value of our ordinary shares following the initial business combination and as a means of increasing the likelihood that the initial business combination will be approved.

Any ordinary shares purchased from shareholders by us or our existing shareholders, officers, directors, their respective affiliates would be purchased for cash or other consideration at a price to be negotiated between such shareholders on the one hand and us, our existing shareholders, officers, directors or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the shareholders’ position in our company and the method and timing of payment to such shareholder. Should such purchases be negotiated, it is possible that the value of the purchase price for such ordinary shares would exceed the per ordinary share amount to be distributed from trust upon liquidation. We have agreed with the underwriters, however, that if we enter into any such privately negotiated transactions, we may only pay to applicable public shareholders funds up to the per ordinary share redemption price set forth in this prospectus; negotiated premiums above the redemption price, if any, would thus need to be paid by someone other than us, which would most likely be our existing shareholders, officers, directors, their respective affiliates or third parties and would not be paid by us. Even if we or our existing shareholders, officers, directors, their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers.

We expect that any such purchases would be conducted in conformance with applicable securities laws.

Extension of time to complete a business combination to 36 months

We have a period of 18 months from the consummation of this offering within which to effect our initial business combination, with an additional twelve-month period (for a total of 30 months) if a letter of intent, agreement in principle or definitive agreement has been executed within such 18 month period but as to which the combination is not yet complete. However, unlike other blank check companies, if we have entered into such letter of intent, agreement in principle or definitive agreement within such 18 month period, we may, prior to the expiration of the 30 month period, call a meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 6 months to avoid being required to liquidate. If the extended date is approved by shareholders we would have a total of 36 months from the consummation of this offering to complete a business combination. In connection with seeking shareholder approval for the extended period, we will furnish our shareholders with proxy solicitation materials prepared in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations and (ii) the relevant provisions of our amended and restated memorandum and articles of association. In connection with the vote required for any extended period all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial ordinary shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to ordinary shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing shareholders, officers and directors which they have agreed to vote in favor of any extended period.

We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining audited U.S. financial statements prepared in accordance with GAAP, or financial statements prepared in accordance with International GAAP, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 18 month period, we would have approximately twelve months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and applicable regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.

While such 30 month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our amended and restated memorandum and articles of association, call a general or annual meeting of our shareholders or raise the vote at an annual meeting for the purpose of extending by an additional 6 months the date before which we must complete our business combination.

If holders of 35% or more of the ordinary shares sold in this offering vote against the proposed extension to 36 months and elect to redeem their ordinary shares for a pro rata cash portion of the trust account, we will not extend the date before which we must complete our business combination beyond 30 months. In such event, if we cannot complete the initial business combination within such 30 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of a majority of the votes cast by our shareholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholders have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of ordinary shares voted by the public shareholders and have agreed to waive their redemption rights.

If the holders of at least a majority of the votes cast by our shareholders at the general (or annual) meeting called for the purpose of approving such extension in favor of such extension and holders of less than 35% of the ordinary shares sold in this offering vote against the proposed extension and elect to redeem their ordinary shares, we will then have an additional 6 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the proposal to extend to 36 months and exercised such shareholder’s redemption rights, such shareholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders (including ordinary shares purchased in this offering or otherwise acquired in the public markets by our existing shareholders, officers and directors) are voted in favor of our initial business combination and public shareholders owning 35% or more of the ordinary shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the general or annual meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination exercise their redemption rights, as described below.

Redemption rights for shareholders voting to reject the extended period or our initial business combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to redeem their ordinary shares for $7.89 per ordinary share. Shareholders voting against: (i) the extended period will only have the right to cause us to redeem their ordinary shares if the extended period is approved and (ii) the business combination will only have the right to cause us to redeem their ordinary shares if our initial business combination is approved and completed. Public shareholders who cause us to redeem their ordinary shares for $7.89 per ordinary share from the trust account will be paid their redemption price as promptly as practicable after the date of the general or annual meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own.

Notwithstanding the foregoing, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate or other person with whom such public shareholder is acting in concert or as a “group”, will be restricted from seeking redemption rights with respect to more than 10% of the ordinary shares sold in this offering (but only with respect to more than 10% of the ordinary shares sold in this offering). A group will be deemed to exist if public shareholders: (i) file a Schedule 13D or 13G indicating the presence of a group, or (ii) acknowledge to us that they are acting, or intend to act, as a group. Such public shareholders would still be entitled to vote against a proposed business combination or the extended period, as applicable, with respect to all ordinary shares owned, whether directly or indirectly through one or more affiliates. We believe this restriction will discourage investors from accumulating large blocks of our ordinary shares prior to a vote on either a proposed business combination or the extended period in an attempt to use their redemption right as a means to force us or our management to purchase their ordinary shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than 10% of the ordinary shares sold in this offering could threaten to vote against a proposed business combination or the extended period and seek redemption, regardless of the merits of the transaction, if such public shareholder’s ordinary shares are not purchased by us or our management at a premium to the then current market price. By limiting a public shareholder’s ability to redeem only 10% of the ordinary shares sold in this offering, we believe we will limit the ability of a small group of investors to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, nothing in our amended and restated memorandum and articles of association or otherwise, restricts the ability of any public shareholder from voting all of their ordinary shares against a proposed business combination or the extended period.

We view the right to seek redemption as an obligation to our shareholders and will not take any action to amend or waive this provision in our amended and restated memorandum and articles of association. Our existing shareholders will not have such redemption rights with respect to any ordinary shares owned by them prior to this offering (including any insider warrants or ordinary shares they or their designees have acquired). The actual per- ordinary share redemption price in each case will be equal to $7.89 per ordinary share, of which $0.32 per ordinary share is attributable to the deferred underwriting discount and the deferred non-accountable expense allowance. The per-ordinary share redemption price in both cases would be approximately $7.89, or $0.10 less than the per-ordinary share offering price of $8.00 (assuming that the entire purchase price of the units was allocated to the ordinary shares). The proceeds held in the trust account may be subject to claims which would take priority over the claims of our public shareholders and, as a result, the per-ordinary share liquidation price could be less than $7.89 due to claims of such creditors. Our existing shareholders have agreed to vote their ordinary shares for the extended period and business combination in the same manner as a majority of public shareholders who vote at the general or annual meeting, and have forfeited any right to cause us to redeem any ordinary shares owned by them (regardless of when acquired) in connection with the extended period or our initial business combination.

An eligible shareholder may request redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination, but the request will not be granted unless the shareholder votes against the extension or business combination and the extension or business combination is approved and, in the case of the business combination, it is consummated. If a shareholder votes against the business combination or extension but fails to properly exercise such shareholder’s redemption rights, such shareholder will not have its ordinary shares redeemed for cash from the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to shareholders who elect redemption will be distributed as promptly as practicable after the general or annual meeting of shareholders approving the extended period, if any, or after the consummation of the business combination. Public shareholders who cause us to redeem their ordinary shares for $7.89 per ordinary share will still have the right to exercise the warrants that they received as part of the units and that they still own. We will not complete our proposed initial business combination, and similarly will not extend the time to complete the business combination to 36 months, if public shareholders owning 35% or more of the ordinary shares sold in this offering both vote against and exercise their redemption rights with respect to the extended period or, on a cumulative basis, in the case of the business combination. We intend to structure and consummate any potential business combination in a manner such that an aggregate of one ordinary share less than 35% of the ordinary shares purchased by the public shareholders in this offering could cause us to redeem the public shareholders’ ordinary shares for $7.89 per ordinary share from the trust account, and the business combination could still be consummated. Many other blank check companies have a redemption threshold of 20%, which makes it more difficult for such companies to consummate their initial business combination. We have increased the redemption percentage to 35% from the more typical 20% in order to reduce the likelihood that a small group of investors holding a large block of our ordinary shares will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders and to be competitive with other offerings by blank check companies currently in the market.

We may require public shareholders, whether they are a record holder or hold their ordinary shares in “street name,” to either tender their ordinary share certificates to our transfer agent at any time prior to the special or annual meeting or to deliver their ordinary shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) system. In connection with a shareholder vote with respect to our initial business combination or the extended period, the proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination or extended period will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to tender his ordinary shares if such shareholder wishes to seek to exercise their redemption rights, a period that will not be less than 10 days. This time period is expected to vary depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his ordinary shares are held in “street name,” in a matter of hours (because the transfer is made electronically once final instruction is given to Depository Trust Company) by simply contacting the transfer agent or his broker and requesting delivery of his ordinary shares through the DWAC system, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Additionally, if the ordinary shares cannot be transferred through the DWAC system, the process may take such number of days required to complete the proper paperwork, obtain the necessary authorizations and consents and to locate and deliver physical ordinary share certificates, if any.

Traditionally, in order to perfect redemption rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to redeem. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he, she or it could monitor the price of the shares in the market. If the price rose above the redemption price, the shareholder could sell his, her or its shares in the open market before actually delivering his shares to the company for cancellation. Thus, the redemption right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a right of redemption surviving past the consummation of the business combination and which the company would be obligated to honor until the redeeming holder delivered the share certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. This fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their ordinary shares prior to the meeting. The need to deliver ordinary shares is a requirement of redemption regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process; however, in the event a shareholder elects redemption of their ordinary shares but the proposed business combination is not approved, a shareholder will have paid $35 to elect redeem but would not actually have their ordinary shares redeemed. Further, it is possible this tendering process will be cost-prohibitive for shareholders in the event their aggregate holdings of our ordinary shares do not exceed $35.

Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a shareholder delivered its certificate for redemption and subsequently decided prior to the meeting not to elect redemption, such shareholder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their ordinary shares who elect redemption will be distributed promptly after completion of a business combination or the approval of the extended period, as the case may be. Public shareholders who redeem their ordinary shares into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 30 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their redemption rights would not be entitled to redeem their ordinary shares for cash. Likewise, if a vote on the extended period is held and not approved, then public shareholders voting against the extended period would not be entitled to redeem their ordinary shares for cash. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive $7.89 per ordinary share inform the trust account only in the event that: (i) the initial business combination they voted against was duly approved and subsequently completed, (ii) the extended period they voted against was duly approved, or (iii) in connection with our dissolution and liquidation, in which case the public shareholders will be entitled to receive their pro rata cash portion of the aggregate amount then on deposit in the trust account (net of taxes payable and amounts of trust account interest we may withdraw to complete our liquidation). If a shareholder redeems its ordinary shares, such shareholder will still have the right to exercise the warrants received as part of the units purchased in the offering in accordance with the terms hereof, provided they still hold such warrants. If the proposed business combination is not consummated or if the extended period is not approved, as the case may be, then a shareholder’s ordinary shares will not be redeemed for cash, even if such shareholder elected to redeem.

Voluntary liquidation and subsequent dissolution if no business combination

If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if 35% or more of the ordinary shares sold in this offering that are voted against a proposed extension, if any, beyond 30 months to 36 months and elect to redeem their ordinary shares for a pro rata cash portion of the trust account or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 30 month period, we will liquidate the trust account and distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and amounts of trust account interest we may withdraw to complete our liquidation).

Pursuant to our amended and restated memorandum and articles of association, if we do not complete a business combination within 18 months after the consummation of this offering, or within 30 months after the consummation of this offering if the extension criteria described below have been satisfied this will trigger a voluntary liquidation procedure under the BVI Business Companies Act, 2004 (the “Act”), resulting in our voluntary liquidation and dissolution. Our liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the British Virgin Islands Official Gazette and a BVI newspaper, and taking any other steps he considers appropriate, after which our assets would be distributed. We anticipate that the liquidator would instruct the trustee to liquidate the trust account shortly following expiration of the relevant notice period. As soon as the affairs of the company are fully wound-up, the liquidator must complete his final report and accounts which must be filed with the Registrar, together with his resolutions to distribute our assets. We will be dissolved once the Registrar issues a Certificate of Dissolution.

Upon liquidation, we anticipate that the liquidator will instruct the trustee to distribute to all of our public shareholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable and amounts of trust account interest we may withdraw to complete our liquidation). Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial units (and the securities included therein). There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account. In addition, our directors and officers have agreed to indemnify us for all claims of creditors to the extent that we fail to obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them.

Upon our liquidation, the underwriters have agreed to waive any right they may have to the deferred underwriting discount and deferred non-accountable expense allowance to be held in the trust account, all of which shall be distributed to the public shareholders. There will be no redemption with respect to our warrants, regardless of class, upon such liquidation, which will expire worthless. We will pay the costs of the dissolution and liquidation of the trust account which are estimated to be $15,000 from our remaining assets outside of the trust account or from interest not previously withdrawn from the trust account.

If we were to expend all of the net proceeds of this offering and the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-ordinary share liquidation redemption price would be $7.89. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public shareholders. We cannot assure you that the actual per-ordinary share liquidation redemption price will not be less than $7.89, plus interest (net of taxes payable, which taxes, if any, shall be paid from the trust account, and amounts of trust account interest we are permitted to draw for working capital), due to claims of creditors. Although we will seek to have all creditors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our officers and directors have agreed pursuant to agreements with us and the representatives of the underwriters, that, if we distribute the proceeds held in the trust account to our public shareholders, they will be personally liable if a creditor or a prospective target business does not waive any rights or claims to the trust account to pay debts and obligations to creditors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Our directors and officers have agreed to indemnify us, to the extent we do not obtain valid and enforceable waivers from vendors, prospective target businesses or other entities, for all creditor claims in order to protect the amounts held in the trust account. In the event that the board approves a liquidation plan where it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received a return of funds from the liquidation of our trust account could be liable for claims made by creditors.

If we are unable to enter into a letter of intent, agreement in principle or definitive agreement by the expiration of the 18 month period from the consummation of this offering, or complete a business combination by the expiration of the 30 or 36 month period from the consummation of this offering, we will enter into a voluntary liquidation procedure and subsequently liquidate the trust account. Pursuant to the terms of the investment trust agreement between us and Continental Stock Transfer & Trust Company, as trustee, the trustee of the trust account will, upon receiving instructions from the liquidator, commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Our public shareholders will be entitled to receive funds from the trust account only in the event of a liquidation and subsequent distribution of the trust account or if the shareholders seek to redeem their respective ordinary shares for cash upon a business combination which the shareholder voted against and which is actually completed by us or upon the extended period being approved and the shareholder voted against the extended period. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Voting against the business combination or the extended period, as the case may be, alone will not result in redemption of a shareholder’s ordinary shares into $7.89 per ordinary share from the trust account. Such shareholder must have also exercised its redemption rights described above.

If we are forced to enter insolvent liquidation or a petition to wind up the company is filed against us which is not dismissed, any distributions received by shareholders could in certain circumstances be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a BVI court could order that amounts received by our shareholders be repaid to us.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in China. Many of these competitors possess greater technical, human and other resources, or more local knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete with respect to large acquisitions will be limited by our available financial resources, giving a competitive advantage to other acquirers with greater resources.

Our competitors may adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, the number of entities and the amount of funds competing for suitable investment properties, assets and entities may increase, resulting in increased demand and increased prices paid for such investments. If we pay higher prices for a target business, our profitability may decrease and we may experience a lower return on our investments. Increased competition may also preclude us from acquiring those properties, assets and entities that would generate the most attractive returns to us.

Further, the following may not be viewed favorably by certain target acquisitions:

•	our obligation to file a Form 6-K and include audited historical financial statements of a target business therein;

•
our potential obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to redeem for cash ordinary shares held by our public shareholders in certain instances may reduce the resources available to us for a business combination;

•
the requirement to acquire assets or an operating business that has a fair market value equal to at least the 80% net asset threshold could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•	our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target acquisition. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 18E, Tower A Oriental Kenzo Plaza 48 Dongzhimenwai Street Beijing, 100027, China. We have also agreed to pay a monthly fee of $7,500 to Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, for office space and for general and administrative services, including but not limited to receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii) ______________, 2010 [30 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our memorandum and articles of association. We consider our current office space to be adequate for our current operations.

Employees

We have three executive officers each of whom are members of our board of directors. We anticipate that we will have access to the services of other personnel on an as-needed basis, although there can be no assurances that any such personnel will be able to devote sufficient time, effort or attention to us when we need it. None of our officers nor any of these other personnel, all of whom we will be dependent upon prior to effecting a business combination, have entered into employment agreements with us and none are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether we are in the process of: (i) seeking a potential target acquisition, or (ii) performing due diligence on one or more target acquisitions or (iii) completing the business combination for a selected target acquisition. Our officers may spend more time than others, or no time at all, on the various phases of the acquisition process depending on their competing time requirements apart from our business and their particular areas of expertise. We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide shareholders with audited financial statements of the properties to be acquired as part of our Form 6-K filing obligation and in the event of a shareholder vote in the proxy solicitation materials sent to shareholders, in order to assist them in assessing each specific target acquisition we seek to acquire. While the requirement of having available financial information for the target acquisition may limit the pool of potential acquisition candidates, given the broad range of target acquisitions we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$54,300,000 of the net offering and private placement proceeds will be deposited into the trust account at Goldman Sachs in London, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $52,100,000 from the net proceeds payable to us and $2,200,000 of the proceeds attributable to the deferred underwriters’ discount and non-accountable expense allowance.

$46,530,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $54,300,000 of net offering and private placement proceeds held in the trust account will only be invested in United States “government securities’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target acquisition	The initial target acquisition that we acquire must have a fair market value equal to at least the 80% net asset threshold.	We would be restricted from acquiring a target acquisition unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 10th business day following the date of this prospectus.

No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

In no event will the ordinary shares and warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
Shareholders will have the opportunity to vote on the extended period and the initial business combination. Each shareholder will be sent a proxy statement prepared and delivered in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations and (ii) the relevant provisions of our amended and restated memorandum and articles of association. A shareholder following the procedures described in this prospectus is given the right to cause us to redeem his, her or its ordinary shares for $7.89 per ordinary share. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account. If at least a majority of the ordinary shares voted by our shareholders entitled to vote are not voted in favor of the extended period we will not extend the period of time to consummate a business combination to 36 months. If a majority of our ordinary shares of voted by the public shareholders are not voted in favor of a proposed initial business combination but 18 or 30 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of the 18, 30 or 36 month period, as applicable, we have not obtained shareholder approval for an initial business combination, it will trigger our voluntary liquidation and distribution of the proceeds of the trust account pursuant to our liquidation, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust account or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline
Our initial business combination must occur within 18 months after the consummation of this offering or within 30 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination is executed before the 18-month period ends or 36 months if the extended period, if any, is approved; if our initial business combination does not occur within these time frames and we are liquidated as described herein, funds held in the trust account, including deferred underwriting discounts and the deferred non-accountable expense allowance, will be returned to investors by the trustee, under the supervision of the liquidator, as promptly as practicable, including accrued interest, net of income taxes on such interest and net of interest income previously released to us to fund our working capital and general corporate requirements. If we do not enter into a letter of intent, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if the holders of 35% or more of the ordinary shares sold in this offering vote against the proposed extension beyond 30 months to 36 months and elect to redeem their ordinary shares for a pro rata cash portion of the trust account or we do not receive shareholder approval for such extension (and we are not be able to complete our initial business combination within such 30 month period), we will go into voluntary liquidation, and we will not be able to engage in any other business activities.
If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust account or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state, local or franchise tax obligations related thereto.  We will also be permitted to draw all of the trust account interest, net of taxes, for working capital. While we intend, in the event of our liquidation, to distribute funds from our trust account to our public shareholders as promptly as possible as part of our liquidation, the actual time at which our public shareholders receive their funds will be longer than the 5 business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public shareholders, see “Proposed Business—Voluntary liquidation and subsequent dissolution if no business combination.”

The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks Related to Our Business—You will not be entitled to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

Interest on proceeds held in the trust account

There can be released to us, from time to time at our discretion, all of the interest earned (net of taxes) on the funds in the trust account to fund expenses related to investigating and selecting a target business and our other working capital requirements.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the shareholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Kerry S. Propper	32	Chief Executive Officer and Director

Li Zhang	55	Chairman of the Board of Directors

Xiaosong Zhong	50	Chief Financial Officer and Director

Li Gong	46	Secretary and Director

Dr. Jianjun Shi	50	Director

Kerry S. Propper has been our chief executive officer and a member of our board of directors since inception. From March 2005 through September 2007, Mr. Propper served as the chief financial officer, secretary and a member of the board of directors of Chardan North China Acquisition Corp. which acquired HLS Systems International Ltd. in September 2007. Since September 2007, Mr. Propper has served as a director of HLS Systems International Ltd. (OTCBB Symbol: HLSYF). From March 2005 through January 2008, Mr. Propper served as the chief executive officer and a member of the board of directors of Chardan South China Acquisition Corp. (which through a merger became A-Power Energy Generation Systems - Nasdaq Symbol: APWR). Mr. Propper has been the owner and chief executive officer of Chardan Capital Markets LLC (formerly known as Gramercy Group), a New York based broker-dealer and FINRA member firm, since July 2003. He has also been a managing member of SUJG, Inc., an investment company, since April 2005. From its inception in December 2003 until November 2005, Mr. Propper served as the executive vice president and a member of the board of directors of Chardan China Acquisition Corp., an OTC Bulletin Board listed blank check company that was seeking to acquire an operating business in the People’s Republic of China. In November 2005, Chardan China Acquisition Corp. completed its business combination with State Harvest Holdings Ltd. and changed its name to Origin Agritech Limited (Nasdaq Symbol: SEED). Mr. Propper has continued to serve as a member of the board of directors of Origin Agritech since its merger. Since November 2006, Mr. Propper has served as the executive vice president of mergers and acquisitions of Shine Media Acquisition Corp., a blank-check company listed on the OTC Bulletin Board. On May 8, 2008, Shine Media entered into a stock purchase agreement pursuant to which it will acquire all of the ordinary shares of China Greenscape Co., Ltd., a British Virgin Islands company, which owns 100% of Jiangsu Sunshine Zoology and Forestry Development Co., Ltd., a PRC company. Jiangsu Sunshine is an urban green resources company that develops, cultivates, and distributes trees, plants and flowers to expanding PRC municipalities. Since December, 2005, Mr. Propper has served as a special advisor to Jaguar Acquisition Corp., a blank-check company listed on the OTC Bulletin Board. On April 9, 2008, Jaguar merged with and into a British Virgin Islands company named China Cablecom Holdings, and concurrently entered into an agreement and plan of merger with China Cablecom Ltd., pursuant to which Jaguar acquired China Cablecom Ltd. China Cablecom is a consolidator of cable TV operating companies in the PRC. Mr. Propper also sits on the board of directors of Source Atlantic Inc., a health care consulting firm based in Massachusetts. Mr. Propper was a founder, and from February 1999 to July 2003 owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper worked at Aegis Capital Corp., a broker-dealer and member firm of the FINRA. Mr. Propper is on the advisory board of Netsol Technologies, a software company with operations in Pakistan. Mr. Propper received his B.A. in Economics and International Studies from Colby College.

Li Zhang has been the chairman of our board of directors since our inception. From March 2005 through January 2008, Mr. Zhang served as executive vice president and a member of the board of directors of Chardan South China Acquisition Corporation (which through a merger became A-Power Energy Generation Systems -Nasdaq Symbol: APWR) since March 2005, and served as the chief executive officer and a member of the board of directors of Chardan North China Acquisition Corporation (which through a merger became HLS Systems International, Ltd. - OTCBB Symbol: HLSYF) from March 2005 through September 2007. He also served as chief financial officer and a member of the board of directors of Chardan China Acquisition Corp. (which through a merger became Origin Agritech Limited - Nasdaq Symbol: SEED) since its inception in December 2003 through consummation of its merger with Origin Agritech Limited in November 2005. Mr. Zhang has also served as a member and manager of Chardan Capital, LLC since its inception in August 2003. From September 2001 through 2003, Mr. Zhang was a principal and president of Pacific Asia Ventures, LLC, a company that provided strategic consulting services for Chinese-U.S. business relationships. From January 1994 until September 2001, Mr. Zhang served as chairman of Sino-American Investment, Inc., an investment consulting firm. From September 1996 until September 1998, Mr. Zhang also served as a consultant to the China Retail Fund, a venture capital fund that invests in retail ventures with backing from American International Group. Mr. Zhang has two decades of experience in establishing commercial and financial relationships between Chinese companies, government agencies and Western investors. Among his other affiliations during that time, he was chairman of Sino-American Power, Ltd., an organization formed for the purpose of building electric power generating plants in China, from 1994 through 1996. Mr. Zhang received a B.A. from the Shenyang Teacher’s University in the PRC.

Xiaosong Zhong has been our chief financial officer and a member of our board of directors since our inception. Mr. Zhong has been the chairman of Beijing United Power Invested Co. Ltd, an investment firm which he founded, since its inception in June 2006. He has been the general manager of Beijing C&D International Co. Ltd., a company which he founded, since its inception in March 2001. Mr. Zhong has also been the chairman of TCT Science and Technology Co. Ltd., a developer and distributor of women’s health equipment and company which he founded, since its inception in July 1999. From June 1991 to August 1998, Mr. Zhong was the manager of Beijing Yige Computer Control Engineering Company, a contract electrical engineering firm which Mr. Zhong founded and sold in May 1998. From February 1988 to April 1991, Mr. Zhong was the manager of Beijing Haidian Contraction Co., Ltd., a construction company in Beijing, China. Mr. Zhong attended the Beijing Construction Institute in 1983, and from 1983 to 1987 received training as a technical cadre in China’s Ministry of Construction.

Li Gong has been our secretary and a member of our board of directors since our inception. Ms. Gong also currently serves as the president of Beijing Sinokosen Investment Ltd., which primarily engages in assisting Chinese enterprises with financings and listings on various exchanges, a position she has held since April 2005. From February 2004 to the present, Ms. Gong served as a consultant of the Production Material Center of the Ministry of Science and Technology of the People’s Republic of China (the “Ministry of Science and Technology”) and as the advisor of the LED Office of the Ministry of Science and Technology. From February 2002 to February 2005, Ms. Gong served as vice president of Beijing LianHe YunTong Investment Ltd. Ms. Gong received a bachelor’s degree in physics from Haerbing Educational Institute and a master’s degree from the Management Engineering Institute of Haerbing Industrial University. Ms. Gong also participated in EMBA training with the University GuanHua Management Institute.

Dr. Jianjun Shi has been a member of our board of directors since inception. Dr. Shi currently serves as the general manager of ShangHai NengHuan Technology Development Ltd., a position which he has held since August 2000. From August 1981 to August 2000 he served as Chief Medico at AnHui Province Electric Power Construction Ltd. Dr. Shi received a bachelor’s degree in Chinese herbal medicine from AnHui Herbalist Institute, a master’s of business administration from Kiev University and a doctorate of economics and management from Shanghai Tongi University.

Our board of directors is divided into two classes, with only one class of directors being elected in each year and each class serving a two-year term. Our amended and restated memorandum and articles of association provide that the number of directors which may constitute the board of directors shall be two or greater. Upon completion of this offering our board of directors will have five members. The term of office of the first class of directors, consisting of Li Gong, Xiaosong Zhong and Dr. Jianjun Shi, will expire at our first annual meeting of shareholders following the completion of this offering. The term of office of the second class of directors, consisting of Kerry Propper and Li Zhang, will expire at the second annual meeting following the completion of this offering.

Compensation for Officers and Directors

No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including, without limitation, finders, consulting fees or other similar compensation, will be paid to any of our existing shareholders, officers or directors or any of their respective affiliates, prior to or in connection with a business combination. However, such individuals and entities will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target acquisitions and performing due diligence on suitable business combinations.

After our initial business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely, however, that the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our chief executive officer and other officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors, in accordance with the rules of the Nasdaq Capital Market.

Director Independence

At present, our board of directors has determined that each of Li Zhang and Dr. Jianjun Shi qualify as “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, and Rule 4350 of the Nasdaq Marketplace Rules.

Pursuant to Rule 4350 of the Nasdaq Marketplace Rules, because we are a foreign based entity, we need only comply with British Virgin Islands law, to the extent not contrary to federal securities law, with respect to the composition of our board of directors. British Virgin Islands law does not require independent directors or an independent audit committee, however, pursuant to Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Section 3 of the Sarbanes-Oxley Act of 2002, we are required to have an independent audit committee. Prior to completion of a business combination, we intend to be in full compliance with the standards imposed by the Securities Exchange Act of 1934 and Sarbanes-Oxley Act of 2002.

Board Committees

Prior to the completion of this offering, our board of directors will form an audit committee and a governance and nominating committee. Each committee will be composed of three directors.

Audit Committee

On completion of this offering, our audit committee will consist of Kerry S. Propper, Li Zhang and Dr. Jianjun Shi. As required by the rules of the Nasdaq Capital Market, each of the members of our audit committee is financially literate, and we consider Mr. Li to qualify as an “audit committee financial expert” and “financially sophisticated” as defined under SEC and Nasdaq Capital Market rules, respectively. We will have an audit committee composed of three independent directors within one year of the date of this prospectus. The responsibilities of our audit committee will include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•
appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•
overseeing the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•
meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•
reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•
establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	following the completion of this offering, preparing the report required by the rules of the SEC to be included in our annual proxy statement;

•
monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•
reviewing and approving all payments made to our officers, directors and affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Governance and Nominating Committee

On completion of this offering, our governance and nominating committee will consist of Kerry S. Propper, Li Zhang and Dr. Jianjun Shi. The functions of our governance and nominating committee include:

•	recommending qualified candidates for election to our board of directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our board of directors regarding governance matters, including our amended and restated memorandum and articles of association and charters of our committees; and

•	developing and recommending to our board of directors governance and nominating guidelines and principles applicable to us.

Code of Ethics and Committee Charters

We will adopt a code of ethics that applies to our officers, directors and employees. We will file copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we will provide a copy of our code of ethics upon request, without charge. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Form 6-K.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the discussion below as well as the previous section entitled “Management—Directors and Executive Officers” and “Risk Factors—Risks Related to Our Business.” Such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination or may result in our entering into a less desirable business combination that we might otherwise not have pursued.

•
Our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•
Since the existing shareholders own ordinary shares which will be released from escrow if a business combination is completed, and since the existing shareholders own securities which will become worthless if a business combination is not consummated, our board, all of whom are existing shareholders, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. Additionally, members of our executive management may enter into consulting, asset management or employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target acquisition, timely completing a business combination and securing the release of their ordinary shares.

•
Other than with respect to the initial business combination, we have not adopted a policy that expressly prohibits our directors, officers, shareholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•
Our directors and officers may purchase ordinary shares as part of the units sold in this offering or in the open market. Our directors and officers have agreed to vote any ordinary shares acquired by them in this offering and any ordinary shares acquired by them after this offering in favor of a business combination.

•
If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust account to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our officers or directors or other parties may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, our officers and directors or other parties may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•
If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest. For example, management may look unfavorably upon or reject a business combination with a potential target business whose owners refuse to retain members of our management post-business combination.

Under British Virgin Islands law, our directors have a statutory duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association and the Act. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In connection with the requirement that we present our initial business combination to our shareholders for their approval, the existing shareholders have agreed to vote the ordinary shares owned by them prior to this offering, in the same manner as a majority of the public shareholders who vote at the general or annual meeting called for the purpose of approving a business combination. The existing shareholders have also agreed that if they acquire ordinary shares in or following this offering, they will vote such acquired ordinary shares in favor of a business combination. Accordingly, any ordinary shares acquired by the existing shareholders in the open market will not have the same right to vote as public shareholders with respect to a potential business combination (since they are required to vote in favor of a business combination). Additionally, the existing shareholders will not have redemption rights with respect to ordinary shares acquired during or subsequent to this offering (since they may not vote against a business combination), except upon our liquidation. In addition, with respect to ordinary shares owned by them prior to this offering, including the ordinary shares underlying the private placement warrants, they have agreed to waive their respective rights to participate in any liquidation including the liquidation of our trust account to our public shareholders, occurring upon our failure to consummate a business combination but only with respect to those ordinary shares acquired by them prior to this offering and not with respect to any ordinary shares acquired in the open market.

While we do not intend to pursue a business combination with any company that is affiliated with our existing shareholders, officers or directors, we are not prohibited from pursuing such a transaction. In the event we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm which is a member of FINRA, that such a business combination is fair to our shareholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination. Although our management has not consulted with any investment banker in connection with such an opinion, it is possible that such opinion may only be able to be relied upon by our board of directors and not by our shareholders. While we will consider whether such an opinion may be relied on by our shareholders, it will not be dispositive as to which investment bank we seek a fairness opinion from.  Other factors contributing to such a determination are expected to include, among other factors, the reputation of the independent investment bank, specifically their knowledge of China, timing and cost. In considering such costs, we will need to consider the cost of procuring a fairness opinion on which our shareholders may rely, and we expect to seek such an opinion unless the cost is substantially in excess of what it would be otherwise. In the event that we obtain an opinion that cannot be relied on by our shareholders, we will include appropriate explanatory disclosure in the proxy statement explaining why shareholders may not rely on the opinion. While our shareholders might not have legal recourse against the investment banking firm in such case, the fact that an independent expert has evaluated, and passed upon, the fairness of the transaction is a factor our shareholders may consider in determining whether or not to vote in favor of the potential business combination.

Specific Potential Conflicts

Each of our directors has, or following the consummation of this offering may come to have, fiduciary obligations to other entities or organizations. Each of our directors may have fiduciary obligations to those companies on whose board of directors they currently sit or may sit in the future. To the extent that they identify business opportunities that may be suitable for any of these other companies, they may have competing fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless these other companies and any successors to such entities have declined to accept such opportunities.

A description of the specific potential conflicts for our officers and directors is as follows:

Kerry Propper, our chief executive officer and director, is the executive vice president of mergers and acquisitions of Shine Media Acquisition Corp. On May 8, 2008, Shine Media entered into a stock purchase agreement pursuant to which it will acquire all of the ordinary shares of China Greenscape Co., Ltd., a British Virgin Islands company, which owns 100% of Jiangsu Sunshine Zoology and Forestry Development Co., Ltd., a PRC company. Jiangsu Sunshine is an urban green resources company that develops, cultivates, and distributes trees, plants and flowers to expanding PRC municipalities. In the event that we seek to acquire an operating business in the media and advertising business in the PRC, a conflict may arise because Mr. Propper has a pre-existing relationship with Shine Media, it is likely that such a conflict would be resolved in favor of Shine Media.

Kerry Propper is a director of HLS Systems International Ltd., or HLS. HLS is an automation and control systems company with its business operations located in the PRC. In the event that we seek to acquire an operating business in the automation and control systems industry in the PRC, a conflict may arise because of Mr. Propper has a pre-existing relationship with HLS, it is likely that such a conflict would be resolved in favor of HLS.

Kerry Propper is a director of Origin Agritech Limited, or Origin, which is engaged in the development, production and distribution of hybrid crop seeds in the PRC. In the event that we seek to acquire an operating business in the hybrid crop seed industry in the PRC, a conflict may arise as a result of his pre-existing relationship with Origin, and it is likely that such a conflict would be resolved in favor of Origin.

Li Zhang is affiliated with Chardan China Investments, LLC, or CCI. CCI is a private investment fund that invests in companies that have operations in China, typically have fair market values in excess of the amount being held in our trust account, and which anticipate becoming publicly traded companies in the U.S. in a year or less following the date of such investments. It is possible that, as a result of the financial interests of Li Zhang in CCI, that he would choose to provide the capital needed by a Chinese company through CCI, rather than through a business combination with us. However, under the terms of the operating agreement of CCI, Li Zhang is permitted to organize one blank check company prior to CCI’s being fully invested, and to present all appropriate opportunities to that blank check company prior to offering that opportunity to CCI. As he will have a significant role in deciding whether an opportunity for a business combination is suitable for us or for CCI, the conflict of interest posed by Li Zhang’s relationship with CCI may affect his judgment in that regard.

Below is a table summarizing the disclosures immediately above as they relate to the companies which our officers and directors owe fiduciary obligations to that could conflict with their fiduciary obligations to us, all of which would have to: (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation

Kerry Propper	Shine Media Acquisition Corp.	Executive Vice President of Mergers and Acquisitions

	HLS Systems International Ltd	Director

	Origin Agritech Limited	Director

Li Zhang	Chardan China Investments, LLC	Member of the Managing Member

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under British Virgin Islands law, taking into consideration any pre-existing fiduciary obligation they might have.

Also, each of Chardan Capital Markets, LLC, SUJG, Inc., Source Atlantic, Inc., Chardan Capital, LLC, Chardan China Investments, LLC, L&P Consulting, Beijing United Power Invested Co., Ltd., Beijing C&D International Co., Ltd., TCT Science and Technology Co., Ltd., Beijing Sinokosen Investment Ltd., and Shang Hai NengHuan Technology Development Ltd., which represent all of the privately-held companies owned and/or controlled by our officers and directors, have entered into a Right of First Refusal and Corporate Opportunities Agreement with us which provides that, commencing on the date of this prospectus and extending until the earlier of our initial business combination, our liquidation or such time as the corresponding officer or director ceases to be an officer or director of our company, we will have the first opportunity to consider any business opportunity within any industry in China provided that the fair market value of any such business opportunity meets or exceeds the 80% net asset threshold we must meet. Accordingly, the Right of First Refusal and Corporate Opportunity Agreements supersede the pre-existing fiduciary obligations that the corresponding officers and directors have to the above-listed entities. Each of the members of our board of directors has a fiduciary duty to enforce our rights under each of the Right of First Refusal and Corporate Opportunities Agreements. As such they have no basis upon which to waive any of our company’s rights under such agreements. In addition, any decision by our company to release any entity to pursue any corporate opportunity would require the unanimous vote of our company’s disinterested directors. As provided in such agreements, none of such agreements can be amended to accelerate or waive its termination without the approval of holders of a majority of our outstanding ordinary shares.

Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect our activities because it may jeopardize their relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no pervious relationship with each other.

Neither we nor the members of our management team or board of directors have established any procedures or criteria to evaluate contacts or discussions related to potential target businesses if such potential target businesses created a conflict of interest situation.

Although no salary or other compensation will be paid to our officers and directors for services rendered prior to or in connection with a business combination, they will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no specified limit on the amount of these out-of-pocket expenses. Our board of directors has designated Mr. Kerry Propper, to pass upon the reasonableness of any reimbursable expenses incurred by members of our management that exceed $1,000. To the extent that Mr.  Kerry Propper seeks reimbursement of expenses he has incurred in excess of $1,000, such reimbursement will be reviewed by our board of directors, with Mr. Kerry Propper abstaining. Other than through this review process, or the review of a court of competent jurisdiction if such reimbursement is challenged, there will be no other review of the reasonableness of these expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of private placement warrants and the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding ordinary shares;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Ordinary shares
	Before the Offering		As Adjusted for the Offering (3)
Name and Address of Beneficial Owners (1)	Number of Ordinary Shares (2)	Percentage of Ordinary Shares	Number of Ordinary Shares (2)	Percentage of Ordinary Shares
Kerry Propper	302,907	13.22%	302,907	3.30%
Xiaosong Zhong	25,000	1.09%	25,000	*
Li Zhang	130,713	5.70%	130,713	1.43%
Li Gong	25,000	1.09%	25,000	*
Dr. Jianjun Shi	25,000	1.09%	25,000	*
Steve Urbach	136,713	5.97%	136,713	1.49%
Jiangnan Huang	261,427	11.41%	261,427	2.85%
Royale Holdings (4)	661,693	28.87%	661,693	7.22%
Dr. Richard Propper (5)	186,528	8.14%	186,528	2.03%
Paula Beharry (6)	130,713	5.70%	130,713	1.43%
Daniel Beharry (7)	130,713	5.70%	130,713	1.43%
All Directors and Officers as a group (five persons)	508,620	22.19%	508,620	5.55%

* Less than 1%.

(1)	Unless otherwise indicated, the business address of the shareholder is c/o Chardan 2008 China Acquisition Corp., 18E, Tower A Oriental Kenzo Plaza 48 Dongzhimenwai Street Beijing, 100027, China.

(2)	Unless otherwise indicated, all ownership is direct beneficial ownership. Does not include any ordinary shares issuable upon the exercise of insider warrants or private placement warrants.

(3)
Assumes only the sale of 6,875,000 units in this offering, but not the exercise of: (i) the 6,875,000 warrants comprising such units, (ii) the 2,291,666 insider warrants or (iii) the 2,000,000 private placement warrants. Also does not include the 137,500 ordinary shares issuable upon exercise of the unit purchase option and the 137,500 ordinary shares issuable upon exercise of the 137,500 warrants included in the unit purchase option.

(4)
Michael Walas and Mark Brewer share voting and investment control over the ordinary shares owned by Royale Holdings. Royale Holdings address is c/o Chardan Capital, LLC, 625 Broadway, Suite 1111, San Diego, CA.

(5)	Dr. Richard Propper’s address is c/o Chardan Capital, LLC, 625 Broadway, Suite 1111, San Diego, CA.

(6)	Includes 130,713 ordinary shares beneficially owned by Mrs. Beharry’s husband, Daniel Beharry. Mrs. Beharry’s address is 474 Three Mile Road, Glastonbury, CT.

(7)	Includes 130,713 ordinary shares beneficially owned by Mr. Beharry’s wife, Paula Beharry. Mr. Beharry’s address is 474 Three Mile Road, Glastonbury, CT.

Certain of our officers and directors, and their affiliates, have agreed that prior to the date of this prospectus, they will purchase, in a private placement in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, an aggregate of 2,000,000 warrants from us at a price of $0.50 per warrant. These private placement warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that: (i) the private placement warrants will not have a claim to the funds held in the trust account, (ii)  the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iv) the private placement warrants are exercisable on a “cashless” basis at any time, if held by the initial holders or their permitted assigns. The transfer restriction on the private placement warrants does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the purchase price of the private placement warrants will become part of the liquidation amount distributed to our public shareholders from our trust account and the private placement warrants will become worthless.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a share dividend in such amount to maintain the existing shareholders’ collective ownership of at least 25% of our issued and outstanding ordinary shares upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our ordinary shares to maintain the existing shareholders’ collective ownership at 25% of our issued and outstanding ordinary shares upon consummation of this offering, in each case, without giving effect to the private placement.

On the effective date of the registration statement of which this prospectus forms a part, our existing shareholders will place the ordinary shares, insider warrants and private placement warrants owned before this offering or acquired in the private placement into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), the ordinary shares and insider warrants will not be transferable until the earlier of: (i) one year after the consummation of a business combination, (ii) thirty months from the date of this prospectus (or thirty-six months if the extended period is approved), or (iii) the consummation of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target acquisition, at which time such ordinary shares and insider warrants will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property. The private placement warrants will not be transferable, except in limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), until the earlier of: (i) the consummation of a business combination, or (ii) the consummation of a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target acquisition, at which time such private placement warrants will be released from escrow, unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the shareholders of the combined entity having the right to exchange their ordinary shares for cash, securities or other property.

During the escrow period, the holders of these ordinary shares will not be able to sell or transfer their securities except in certain limited circumstances (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, the existing shareholders will not receive any portion of the liquidation proceeds with respect to ordinary shares owned by them prior to this offering.

We consider Kerry Propper, Li Zhang, Li Gong, Dr. Jianjun Shi and Xiaosong Zhong to be our “parents” and “promoters”, as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 12, 2008, we agreed to issue 2,291,666 insider units, each insider unit consisting of one ordinary share and one warrant, to our officers, directors and existing shareholders for an aggregate amount of $25,000 in cash, at a purchase price of approximately $0.01091 per insider unit. On July 30, 2008, the securities comprising the insider units were issued to our officers, directors and existing shareholders.

Immediately after this offering and the private placement, our existing shareholders will beneficially own 25% of our issued and outstanding ordinary shares, not including any ordinary shares they may acquire in connection with this offering or in the aftermarket. Because of this ownership block, our existing shareholders may be able to exert substantial influence over the outcome of any matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions, but excluding the approval of a business combination as to which they will vote all of their initial ordinary shares in the same manner as the majority of the ordinary shares voted by the public shareholders.

Certain of our officers and directors, and their affiliates, have agreed that prior to the date of this prospectus, they will purchase in a private placement transaction an aggregate of 2,000,000 warrants from us at a price of $0.50 per warrant. These private placement warrants have terms and provisions that are identical to the warrants being sold in this offering, respectively, except that: (i) the private placement warrants will not have a claim to the funds held in the trust account, (ii) the private placement warrants are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iii) the private placement warrants will be non-redeemable so long as they are held by the initial holders or their permitted assigns and (iv) the private placement warrants are exercisable on a “cashless” basis at any time, if held by the initial holders or their permitted assigns. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes, while remaining in escrow. The entire purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the entire purchase price of the private placement warrants will become part of the liquidation amount distributed to our public shareholders from our trust account and the private placement warrants will become worthless.

The holders of a majority of all of: (i) the ordinary shares and insider warrants owned or held by the existing shareholders; and (ii) the ordinary shares issuable upon exercise of the private placement warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the effective date of the registration statement. Such holders may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the private placement warrants sold in the private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holders of the private placement warrants purchased in the private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. Our private placement warrants and the underlying ordinary shares will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus.

In order to protect the amounts held in the trust account, our officers and directors have agreed to indemnify us for claims of creditors, vendors, service providers and target businesses that have not executed a valid and enforceable waiver of their right to seek payment of amounts due to them out of the trust account. As a result, we cannot assure you that the per-ordinary share distribution from the trust account, if we liquidate, will not be less than $7.89, plus interest then held in the trust account.

Kerry Propper, our chief executive officer and a director, and Chardan China, LLC, an affiliate of Li Zhang, chairman of our board of directors, have advanced an aggregate of $32,434 to us as of the effective date of the registration statement to cover expenses related to this offering, such as SEC registration fees, Nasdaq Capital Market listing fees, FINRA registration fees and legal and accounting fees and expenses. The loans will be payable without interest on the earlier of September 30, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We have agreed to pay a monthly fee of $7,500 to Chardan Capital, LLC, an affiliate of Li Zhang, chairman of our board of directors, for general and administrative services, including but not limited to office space, receptionist, secretarial and general office services. This agreement commences on the date of this prospectus and shall continue until the earliest to occur of: (i) the consummation of a business combination, (ii)     , 2010 [30 months from the date of this prospectus] and (iii) the date on which we cease our corporate existence in accordance with our amended and restated memorandum and articles of association. This arrangement is being agreed to by Chardan Capital, LLC for our benefit and is not intended to provide Chardan Capital, LLC compensation in lieu of a management fee or other remuneration because it is anticipated that the expenses to be paid by Chardan Capital, LLC will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated entity. Upon consummation of a business combination or our liquidation, we will cease paying these monthly fees.

We will reimburse our officers and directors, subject to board approval, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target acquisitions and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in the trust account until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

In order to fund our working capital (including expenses in seeking business combinations and, potentially, the costs of our liquidation and dissolution), we will initially have $100,000 outside of the trust account for our use and we will be permitted to draw, as earned, up to $2,900,000 of the cumulative interest earned on the funds held in the trust account, after taxes, at our discretion at anytime following the consummation of this offering. Other than these amounts and as provided for in our administrative services agreement and for the reimbursable out-of-pocket expenses payable to our existing shareholders, officers and directors, no compensation or fees of any kind, including finders, consulting fees or other similar compensation, will be paid to our existing shareholders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates prior to or with respect to a business combination.

Our existing shareholders, officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors or their respective affiliates, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are a British Virgin Islands company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares. We have filed copies of our amended and restated memorandum and articles of association as exhibits to our registration statement on Form F-1.

Our amended and restated memorandum and articles of association authorizes the issuance of up to 60,000,000 ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share. Prior to the date of this prospectus, 2,291,666 ordinary shares and 2,291,666 insider warrants will be outstanding, held by our existing shareholders. No preferred shares have been issued.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin separate trading on the 10th business day following the date of this prospectus. In no event will the ordinary shares and warrants begin to trade separately until we have filed a Form 6-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security, and any security holder of our ordinary shares and warrants may elect to combine them together and trade them as a unit. Shareholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Form 6-K to individual unit holders, the Form 6-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Ordinary shares

Ordinary shareholders of record are entitled to one vote for each ordinary share held on all matters to be voted on by shareholders. Rights of shareholders may not be altered, except by a resolution of the shareholders requiring two-thirds shareholder approval. In connection with the shareholder vote required to approve any business combination, all of our existing shareholders have agreed to vote the ordinary shares owned by them prior to this offering in the same manner as a majority of the public shareholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing shareholders have also agreed that if they acquire ordinary shares in or following this offering, they will vote such acquired shares in favor of a business combination.

In connection with our requirement to present our initial business combination to our shareholders for their approval, we will only proceed with the business combination if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning not more than one ordinary share less than 35% of the ordinary shares sold in this offering exercise their redemption rights discussed below. Voting against the business combination alone will not result in redemption of a shareholder’s ordinary shares into $7.89 per ordinary share from the trust account. Such shareholder must have also exercised its redemption rights described below.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the ordinary shares voted for the election of directors can elect all of the directors. Directors may engage in transactions with us and vote on such transactions, provided the nature of the interest is disclosed.

If we automatically dissolve and liquidate the trust account prior to a business combination, our public shareholders are entitled to share ratably in the trust account, inclusive of any interest not used by us for working capital purposes (net of taxes payable, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those ordinary shares acquired by them prior to this offering. Additionally, upon a liquidation redemption, the underwriters have agreed to waive any right they may have to the $1,100,000 of deferred underwriting discount and $1,100,000 of deferred non-accountable expense allowance currently being held in the trust account, all of which shall be distributed to the public shareholders.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled, subject to the rights of holders of preferred shares, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to redeem their ordinary shares for an amount of cash equal to $7.89 per ordinary share from the trust account if they vote against the business combination and request redemption and if the business combination is approved and completed. Public shareholders who redeem their ordinary shares for their share of the trust account still have the right to exercise the warrants that they received as part of the units, provided they continue to hold any such warrants.

Preferred shares

Our amended and restated memorandum and articles of association authorizes the issuance of 5,000,000 undesignated, or “blank check”, preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

Prior to the consummation of this offering, there will be 4,291,666 warrants outstanding representing 2,291,666 insider warrants and 2,000,000 private placement warrants. Each warrant entitles the registered holder to purchase one of our ordinary shares at a price of $5.00 per ordinary share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

Subject to their prior exercise or redemption, or our liquidation, the warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants will begin separate trading on the 10th business day following the date of this prospectus. In no event will the warrants begin to trade separately until we have filed a Form 6-K with the Securities and Exchange Commission, or SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 6-K promptly after the consummation of this offering.

We may redeem the outstanding warrants included in the units sold in this offering and the warrants issued upon exercise of the underwriters’ unit purchase option:

•	in whole and not in part,

•	at a price of $0.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption, and

•
if, and only if, the last sales price of our ordinary shares equals or exceeds $10.00 per ordinary share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the ordinary shares underlying those warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for the redemption.

The redemption provisions for our warrants have been established at a price which is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the ordinary shares will exceed either the trigger price of $10.00 or the warrant exercise price of $5.00 after we call the warrants for redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each ordinary share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. If we are unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore are unable to deliver registered ordinary shares, the warrants may become worthless and we will not be required to net-cash settle the warrants. In such a case, the purchasers of units will have paid the full purchase price of the units solely for the ordinary shares underlying such units. Additionally, the market for the warrants may be limited if the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, ordinary shares, or other consideration in lieu of physical settlement in ordinary shares.

In the event we elect to form a Foreign Subsidiary in connection with a proposed business combination, the Foreign Subsidiary will assume our obligations under the warrants in the event that we liquidate or merge into the Foreign Subsidiary, as provided in Section 4.5 of our warrant agreement, a form of which is filed as exhibit 4.6 to the registration statement of which this prospectus is a part, and a holder of warrants will have the right, under certain conditions, to exercise the warrant for shares in the Foreign Subsidiary.

Because the warrants sold in our private placement will originally be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of such warrants is not current. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the ordinary shares issuable upon their exercise.

No fractional ordinary shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in an ordinary share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Certain of our officers and directors, and their affiliates, have agreed to purchase 2,000,000 warrants from us at a price of $0.50 per warrant, in a private placement totaling $1,000,000, in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, to be completed prior to the date of this prospectus. Such purchase price was the result of negotiations between our executive officers and the underwriters. The entire proceeds received from the sale of the private placement warrants will be placed in the trust account described in this prospectus. The private placement warrants will be identical to the warrants sold in this offering but will be non-redeemable and may be exercised on a “cashless” basis at any time after the later to occur of a business combination or one year from the date of this prospectus, in each case if held by their initial holders or their permitted assigns. The holder of private placement warrants will not have any right to any liquidation distributions with respect to the ordinary shares underlying such private placement warrants in the event we fail to consummate a business combination, in which event the private placement warrants will expire worthless.

The price of the warrants has been arbitrarily established by us and the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between us and the officers and directors, the officers and directors agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in the trust account pending a business combination has been increased.

The private placement warrants will become worthless if we do not consummate a business combination. The personal and financial interests of our affiliates may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Purchase Option

We have agreed to sell to the underwriters, for $100, an option to purchase up to a total of 137,500 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our ordinary shares to date and we do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends following consummation of a business combination, if any, will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we may increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we would likely declare a share dividend to our existing shareholders so that their ownership interest subsequent to the offering will remain at 25%. Further, our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Changes in Capital

We may from time to time by resolution of our shareholders increase the authorized number of shares by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by resolution:

•	consolidate and divide all or any of our unissued authorized shares into shares of larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our amended and restated memorandum of association, subject nevertheless to the provisions of the BVI Business Companies Act; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but rather will prepare and deliver proxy solicitation materials in accordance with: (i) British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and (ii) the relevant provisions of our amended and restated memorandum and articles of association, and, as required, file such materials with the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

However, we have agreed, as a condition to our listing on the Nasdaq Capital Market, that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. Any failure to comply with such undertakings could result in the Nasdaq Capital Market taking action to delist our securities from trading on its exchange. If the Nasdaq Capital Market delists our securities from trading on its exchange, it could result in:

•	a limited availability of market quotations for our securities;

•
a determination that our ordinary shares constitute a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated memorandum and articles of association and the Companies Act of the British Virgin Islands. The Companies Act of the British Virgin Islands which replaced the now International Business Companies Act (which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of the procedure for mergers and similar arrangements in the British Virgin Islands also follows. Further, although we anticipate that our proxy materials will contain many of the same disclosures as proxy materials prepared in accordance with the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder, we have included a discussion highlighting the material protections provided by U.S. federal securities laws that we are not required to provide to our shareholders.

There have been few, if any, court cases interpreting the Companies Act in the British Virgin Islands, and we can not predict whether British Virgin Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware

Shareholder Meetings

• Held at a time and place as designated in the articles of association	• May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors

• May be held within or without the British Virgin Islands	• May be held within or without Delaware

•   Notice:

•  Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting

•      Notice:

•  Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any

• A copy of the notice of any meeting shall be given personally or sent by mail as designated in the articles of association	• Written notice shall be given not less than 10 nor more than 60 days before the meeting

• Notice of not less than 7 days before the meeting

Shareholders’ Voting Rights

•     Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by a majority of the shareholders entitled to vote if permitted by the articles of association.
• Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote

• Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the articles of association	• Any person authorized to vote may authorize another person or persons to act for him by proxy

• Quorum is as designated in the articles of association.
•     For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum

• The memorandum and articles of association may provide for cumulative voting in the election of directors	• For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum

• Changes in the rights of shareholders as set forth in the amended and restated memorandum and articles of association require approval of at least 75% of the shareholders	• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
• The certificate of incorporation may provide for cumulative voting

Directors

• Board must consist of at least one member	• Board must consist of at least one member

• Maximum number of directors can be changed by an amendment to the articles of association.
•     Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate

•      If the board is authorized to change the number of directors actually appointed, provided that the number still falls within the maximum and the minimum number of directors as set out in the articles of association, it can do so provided that it complies with the procedure set out in the articles of association.

Fiduciary Duties

•      In summary, directors and officers owe the following fiduciary duties:

•      Duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;

•      Duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•      Directors should not improperly fetter the exercise of future discretion;

•      Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

•      Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

•      Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

•      Duty to exercise powers fairly as between different sections of shareholders;

•      Duty not to put themselves in a position of conflict between their duty to the company and their personal interests; and

•      Duty to exercise independent judgment

•      In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:

•      the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company, and

•      the general knowledge, skill and experience that that director has”.

•      As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of his position. However, in some instances a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Shareholders’ Derivative Actions

•      Generally speaking, the company is the proper plaintiff in any action. Derivative actions brought by one or more of the registered shareholders may only be brought with the leave of the High Court where the following circumstances apply:

•      Those who control the company have refused a request by the shareholders to move the company to bring the action;

•     Those who control the company have refused to do so for improper reasons such that they are perpetrating a “fraud on the minority” (this is a legal concept and is different to “fraud” in the sense of dishonesty);
.

•    In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

•    Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

•    Such action shall not be dismissed or compromised without the approval of the Chancery Court.

•    a company is acting or proposing to act illegally or beyond the scope of its authority;

•     the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•    the individual rights of the plaintiff shareholder have been infringed or are about to be infringed.

•    Once a shareholder has relinquished his, her or its ordinary shares (whether by redemption or otherwise), it is generally the case that they could no longer bring a derivative action as they would no longer be a registered shareholder

•    If we were a Delaware corporation, a shareholder that redeemed his, her or its shares of our ordinary shares, or whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been redeemed or canceled.

Certain Differences in Corporate Law

The BVI Business Companies Act of the British Virgin Islands, which Act’s predecessor, the International Business Companies Act (now repealed and which was modeled on Delaware law) does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. BVI law provides for mergers as that expression is understood under United States corporate law. The procedure for a merger between the company and another company (which need not be a BVI company, and which may be the company’s parent, but need not be) is set out in the Act. The directors of the company must approve a written plan of merger which must also be approved by a resolution of a majority of the shareholders. The company must then execute articles of merger, containing certain prescribed details. The plan and articles of merger are then filed at the Registry. Provided that the company is in “good standing”, that is to say that it has paid all fees and penalties (if any) due to the BVI Financial Services Commission, and assuming that the board and shareholder approval is forthcoming it should be possible to effect the merger within five to ten business days. The Registrar will take a similar amount of time to issue the Certificate of Merger which should be dated as of the date on which the articles of merger are filed with the Registry.

As soon as a merger becomes effective: (a) the surviving company (so far as is consistent with its memorandum and articles, as amended or established by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger; (c) assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company; (d) the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgement, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company may be substituted in the proceedings for a constituent company.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount to a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a merger (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the High Court of the British Virgin Islands.

If the arrangement and reconstruction is thus approved, a shareholder would have rights comparable to appraisal rights, which would ordinarily be available to dissenting shareholders of United States corporations or under a BVI merger, providing rights to receive payment in cash for the judicially determined value of the ordinary shares.

Shareholders’ Suits. Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder.

The Act has introduced a series of remedies available to shareholders. Where a company incorporated under the Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for members’ remedies have also been incorporated into the Act—where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, such shareholder may now apply to the court for an order on such conduct. Any member of a company may apply to BVI court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business corporations is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Certain Material Protections Provided by the Exchange Act with Respect to Proxy Solicitations that may not be Afforded to our Shareholders

The rights of our shareholders are primarily governed by British Virgin Islands law, the provisions of our amended and restated memorandum and articles of association and U.S. federal securities laws, however, there are no specific proxy laws, rules or regulations under British Virgin Islands law. Set forth below is a summary of material substantive and procedural protections afforded by the U.S. federal securities laws with respect to proxy solicitations which we are not required to comply with.

Proxy Solicitation Materials. A proxy solicitation conducted in accordance with U.S. federal securities laws generally requires the preparation of a proxy statement and other proxy solicitation materials in conformity with the requirements of section 14 of the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder. The U.S. proxy rules prescribe the form and content of a company’s proxy solicitation materials, requiring disclosure of, among other things:

•	substantial interests of directors and executive officers in matters to be acted upon;

•	the security ownership of officers, directors and greater than 5% beneficial shareholders;

•	information concerning the backgrounds and compensation of directors and executive officers;

•	corporate governance matters, such as director independence and related party transactions, meeting attendance and the policies and procedures of compensation, nominating and audit committees;

•	financial information and financial statements; and

•
with respect to any merger, consolidation, acquisition or similar transaction: (i) information regarding the transaction, such as its mechanics and effects on the constituent corporations, a chronological description of the facts and circumstances leading up to the proposed transaction and execution of the definitive agreement, the reasons the board of directors deems the transaction in the best interests of the company and its shareholders, the consideration offered, material differences in the rights of shareholders as a result of a transaction and U.S. federal income tax consequences, (ii) a description of the business of the target company, (iii) reports, opinions or appraisals related to the transaction, and (iv) financial information related to the target company.

As a foreign private issuer, we are exempt from sections 14(a), (b), (c) and (f) of the Securities Exchange Act of 1934, as amended, and the U.S. proxy rules promulgated thereunder, and instead must prepare our proxy statement and other proxy solicitation materials in accordance with British Virgin Islands law, which contains no specific proxy laws, rules or regulations, and any relevant provisions of our amended and restated memorandum and articles of association, which only require that our proxy statement relating to the extended period and/or our initial business combination set forth the process by which public shareholders may redeem their ordinary shares for cash if the business combination is approved and completed. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules.

Filing Requirements. Unless the subject of an annual or special meeting relates solely to certain routine matters (e.g., the election of directors or approval or ratification of accountants), a proxy solicitation conducted in conformity with the requirements of U.S. proxy rules requires the preparation of a preliminary proxy statement and other proxy solicitation materials and the filing of such materials with the SEC for review at least 10 days in advance of their being delivered to a company’s shareholders.

As a foreign private issuer, we are exempt from the U.S. proxy rules requiring the filing of a preliminary proxy statement with the SEC for review, and, as required, will only file such materials with the SEC after delivering them to our shareholders. Although we anticipate that our proxy statement and other proxy solicitation materials will contain many of the same disclosures as proxy materials prepared in conformance with U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 9,166,666 ordinary shares outstanding. Of these ordinary shares, the 6,875,000 ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,291,666 ordinary shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this restriction, these 2,291,666 ordinary shares have been placed in escrow and will not be transferable until the earlier of one year from the consummation of a business combination or thirty months from the date of this prospectus (or thirty-six months if the extended period is approved) and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such ordinary shares will be destroyed), and the consummation of a liquidation, merger, share exchange, asset or share acquisition, exchangeable share transaction or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 2,291,666 insider warrants outstanding and 2,000,000 private placement warrants outstanding, that upon full exercise will result in the issuance of 4,291,666 ordinary shares to the holders of the insider warrants and the private placement warrants. Such insider warrants and private placement warrants and the underlying ordinary shares are subject to registration as described below under “—Registration Rights.”

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under Rule 144 as in effect on the date of this prospectus, a person who has beneficially owned restricted shares of our ordinary shares or warrants for at least six months is entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended, periodic reporting requirements for at least three months preceding the sale. Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, are subject to additional restrictions, by which such persons are entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 91,666 ordinary shares immediately after this offering; and

•	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale,

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months preceding the sale. Such sales must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell company (other than a business combination related shell company) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•    at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our existing shareholders will be able to freely sell, without registration, their ordinary shares, subject to release from escrow on the earlier of one year from the business combination or _________, 2010 [30 months from the date of this prospectus], and their insider warrants (and underlying ordinary shares), one year following the completion of our initial business combination.

Registration Rights

The holders of a majority of all of: (i) the 2,291,666 ordinary shares and insider warrants owned or held by the existing shareholders; and (ii) the 2,000,000 ordinary shares issuable upon exercise of the 2,000,000 private placement warrants will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. Such holder may elect to exercise these registration rights at any time commencing on or after the date on which these securities are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Although the unit purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option.

Amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association became effective under the laws of the British Virgin Islands on ________, 2008. As set forth in the preamble to the amended and restated memorandum and articles of association, the objects for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Article 11.2.2 of our amended and restated memorandum and articles of association bifurcates of our board of directors into two classes and establishes related procedures regarding the standing and election of such directors.

Article 24 of our amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the British Virgin Islands requires such a vote;

•
a prohibition against completing a business combination if 35% or more of our shareholders, on a cumulative basis, exercise their redemption rights in lieu of approving a business combination or the extended period;

•
the right of shareholders voting against a business combination to surrender their ordinary shares for $7.89 per ordinary share from the trust account in lieu of participating in a proposed business combination;

•
a requirement that in the event we do not consummate a business combination within 18, 30 or 36 months, as the case may be, after the consummation of this offering, as applicable, we will go into a voluntary liquidation procedure and we will distribute to our public shareholders the amount in our trust account (inclusive of interest) plus any remaining assets;

•
limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon our dissolution and subsequent liquidation of the trust account or upon the exercise of their redemption rights; and

Our amended and restated memorandum and articles of association and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination, without the approval of 80% or more of our shareholders. These rights and protections have been established for the purchasers of units in this offering. Pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination without the approval of 80% or more of our shareholders. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without obtaining the requisite majority. As a result, the board of directors will not, and pursuant to section 7.4 of the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated memorandum and articles of association relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that shareholders approve an amendment or modification to such provisions without the approval of 80% or more of our shareholders.

Anti-Money Laundering – British Virgin Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report h belief or suspicion to the Financial Services Commission of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Listing of Securities

We have applied to have our units, ordinary shares and warrants listed on the on the Nasdaq Capital Market under the symbols CACA.U, CACA and CACA.W, respectively. We anticipate that our units will be listed on the Nasdaq Capital Market on or promptly after the effective date of the registration statement. Following the date the ordinary shares and warrants are eligible to trade separately, we anticipate that the ordinary shares and warrants will be quoted separately and as a unit on the on the Nasdaq Capital Market.

TAXATION

The following summary of the material British Virgin Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The British Virgin Islands are not party to any double taxation treaties.

The company and all distributions, interest and other amounts paid by the company to persons who are not persons resident in the British Virgin Islands are exempt from the provisions of the Income Tax Act in the British Virgin Islands and any capital gains realized with respect to any shares, debt obligations or other securities of the company by persons who are not resident in the British Virgin Islands are exempt from all forms of taxation in the British Virgin Islands. As of January 1, 2007, the Payroll Taxes Act, 2004 came into force. It will not apply to the company except to the extent the company has employees (and deemed employees) rendering services to the company wholly or mainly in the British Virgin Islands. The company at present has no employees in the British Virgin Islands and has no intention of having any employees in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not persons resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its shareholders.

United States Federal Income Taxation

General

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our ordinary shares and warrants issued pursuant to this offering. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply if you are a beneficial owner of ordinary shares or warrants and you are for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder” for purposes of this discussion. The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a person’s decision to purchase our units, ordinary shares and warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances, and this discussion addresses only persons that acquire our units, ordinary shares and warrants as part of units upon their original issuance pursuant to this offering and assumes that each of our ordinary shares and warrants trade separately. In particular, this discussion considers only holders that will own our units, ordinary shares and warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or “financial services entities”;

•	broker-dealers;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	certain expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 10% or more of our ordinary shares;

•	persons that hold our units, ordinary shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our units, ordinary shares and warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our units, ordinary shares and warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described below. The IRS may disagree with the description herein, and its determination may be upheld by a court.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR INVESTOR MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Allocation of Purchase Price Between Ordinary Shares and Warrants

For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on their respective relative fair market values at the time of the issuance. Of the purchase price for a unit offered hereunder, we intend to allocate U.S. $7.50 to the ordinary share and U.S. $0.50 to the warrant comprising part of such unit. The price allocated to the ordinary share and the warrant generally will be the holder’s initial tax basis in such ordinary share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that our allocation of the purchase price will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to its timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each holder is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between each ordinary share and the warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

U.S. Holders

Tax Reporting

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder will be required to include in gross income as ordinary income the amount of any dividend paid on our ordinary shares. A distribution on our ordinary shares will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Such dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of such earnings and profits will be applied against and reduce the U.S. Holder’s basis in its ordinary shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see “ — Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that: (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. In addition, under recently published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges. U.S. Holders are advised to consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable securities. See “ — Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary shares acquired pursuant to the exercise of a warrant.

Capital gains recognized by U.S. Holders generally are subject to U.S. federal income tax at the same rate as ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If the terms of a warrant provide for any adjustment to the number of ordinary shares for which the warrant may be exercised or to the exercise price of the warrants, such adjustment may, under certain circumstances, result in constructive distributions that could be taxable to the U.S. Holder of the warrants. Conversely, the absence of an appropriate adjustment similarly may result in a constructive distribution that could be taxable to the U.S. Holders of the ordinary shares. See “ — Taxation of Distributions Paid on Ordinary Shares,” above. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

Passive Foreign Investment Company Rules

A foreign corporation such as ours will be a passive foreign investment company, or PFIC, if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any company in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any company in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for the current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if: (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets and the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for the current taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of the taxable year, and accordingly there can be no assurance that we will not be considered a PFIC for the current taxable year or any future taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder held our ordinary shares or warrants, and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our ordinary shares or a mark-to-market election, as described below, such holder will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other taxable disposition of its ordinary shares or warrants; and

•
any excess distribution made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the applicable securities during the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for the applicable securities).

Under these rules,

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;

•	the amount allocated to the taxable year in which the U.S. Holder recognized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

In addition, if we are a PFIC, a U.S. Holder who acquires our ordinary shares or warrants from a deceased U.S. Holder who dies before January 1, 2010 generally will be denied the step-up of U.S. federal income tax basis in such ordinary shares or warrants to their fair market value at the date of the deceased holder’s death. Instead, such U.S. Holder would have a tax basis in such securities equal to the deceased holder’s tax basis, if lower.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect of our ordinary shares acquired as part of a unit in this offering by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares will continue to apply with respect to such ordinary shares (which generally will be deemed to have a holding period for the purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such ordinary shares at their fair market value. The gain recognized by reason of the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching an appropriately completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has elected the application of the QEF rules to our ordinary shares, and the special tax and interest charge rules do not apply to such ordinary shares (because of a timely QEF election for the first tax year of the U.S. Holder’s holding period for our ordinary shares or a purge of the PFIC taint pursuant to a purging election), any gain recognized on the appreciation of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally will not be taxable as a dividend. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares while we were a PFIC, whether or not we meet the test for PFIC status in those years. A U.S. Holder who makes the QEF election discussed above for our first tax year in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, however, will not be subject to the PFIC tax and interest charge rules (or the denial of basis step-up at death) discussed above in respect to such ordinary shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such ordinary shares for the tax years in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our tax years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such ordinary shares unless the holder makes a purging election and pays the tax and interest charge with respect to the gain inherent in such ordinary shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder owns ordinary shares in a PFIC that is treated as marketable stock, the U.S. Holder may make a mark-to-market election. If the U.S. Holder makes a valid mark-to-market election, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Since we expect that our ordinary shares will be listed and traded on the Nasdaq Capital Market, our ordinary shares may qualify as marketable stock for purposes of this election. U.S. Holders are advised to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares during any year in a PFIC, such holder may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants are advised to consult their own tax advisors concerning the application of the PFIC rules to their acquisition, ownership and disposition of our ordinary shares and warrants under their particular circumstances.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to tax in the same manner as for a U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes will apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of United States federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of ordinary shares or warrants by a non-corporate U.S. Holder, in each case who:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that backup withholding is required; or

•	in certain circumstances, fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

NOTE ON ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands because of the following benefits found there:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a foreign judgment as the basis for a claim at common law in the British Virgin Islands provided such judgment:

•
the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•	in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the court;

•	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and

•	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

UNDERWRITING

Brean Murray, Carret & Co., LLC, Maxim Group LLC and Roth Capital Partners, LLC, are acting as the representatives of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Units
Brean Murray, Carret & Co., LLC
Maxim Group LLC
R Roth Capital Partners, LLC
Caris & Company
Total	6,875,000

The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.

Underwriting Terms

The following table shows the public offering price, underwriting fees and expenses to be paid by us to the underwriters and the proceeds of the public offering, before expenses, to us.

	Per Unit	Aggregate Amount
Public offering price	$8.00	$55,000,000
Underwriting discount(1)	$0.16	$1,100,000
Deferred underwriting discount(2)	$0.16	$1,100,000
Deferred non-accountable expense allowance(3)	$0.16	$1,100,000
Proceeds before other expenses(4)	$7.52	$51,700,000

(1)
Does not include an additional 2% of the gross proceeds, or $0.16 per unit ($1,100,000), payable to the underwriters from the sale of 6,875,000 units in this offering that will be paid to the underwriters only upon consummation of a business combination (and then only with respect to those units as to which the component ordinary shares have not been redeemed) which amounts are reflected in this table as deferred underwriting compensation. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public shareholders. We have advanced $25,000 towards the payment of the underwriting discount to Brean Murray.

(2)
The per unit deferred underwriting compensation is $0.16 with respect to units sold in the offering. The underwriters have agreed to forego their deferred underwriting compensation with respect to each ordinary share that we redeem for cash upon the consummation of a business combination. The underwriters have agreed to forfeit their deferred underwriting compensation in the event a business combination is not consummated and our trust account is liquidated to our public shareholders as part of our plan of dissolution and liquidation.

(3)
The per unit deferred non-accountable expense allowance is $0.16 with respect to units sold in the offering. The underwriters have agreed to forego their deferred non-accountable expense allowance with respect to each ordinary share that we redeem for cash upon the consummation of a business combination. The underwriters have agreed to forfeit their deferred non-accountable expense allowance in the event a business combination is not consummated and our trust account is liquidated to our public shareholders as part of our plan of dissolution and liquidation.

(4)	Additional expenses attributable to this offering are estimated to be approximately $500,000.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities.

We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that the underwriters will be paid a non-accountable expense allowance equal to 2% of the gross proceeds from the sale of the units offered by this prospectus. All of the proceeds from the non-accountable expense allowance will be placed in our trust account and will be payable to the underwriters only upon consummation of a business combination. In the event the offering is terminated, Brean Murray will return to us the amount previously advanced by us less the underwriters’ actual out-of-pocket expenses incurred in connection with the offering.

We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions and the non-accountable expense allowance will be approximately $500,000. These expenses include, but are not limited to, SEC registration fees, FINRA filing fees, Nasdaq Capital Market filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses and transfer agent fees.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[        ] per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $[          ] per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

We have agreed to sell to the underwriters, for $100, an option to purchase up to 137,500 units at $8.80 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination or 180-days from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 137,500 units, the 137,500 ordinary shares, the 137,500 warrants underlying such units, and the 137,500 ordinary shares underlying such warrants have been deemed compensation by the FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period (including the foregoing 180 day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, such units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price. We will set aside and at all times have available a sufficient number of ordinary shares to be issued upon exercise of such units.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business or assets at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies and assets;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe .PDF format will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. The “Restricted Period” under Regulation M for this offering will have ended when: (i) all of the units have been sold, (ii) there are no more selling efforts, and (iii) there is no more stabilization. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•
Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representatives may engage in syndicate covering transactions by purchasing our securities in the open market.

•
Penalty Bids. The representatives may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the Nasdaq Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Neither Brean Murray nor any other FINRA member firm participating in this offering has provided any services to us in connection with a potential business combination or additional capital raising activities. Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in arm’s length negotiations.

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Foreign Regulatory Restrictions on Purchase of the Units

We have not taken any action to permit a public offering of the units outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of units and the distribution of the prospectus outside the United States.

British Virgin Islands. No offer or invitation to subscribe for units in this offering may be made to public in the British Virgin Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer of our units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of our units may be made to the public in that Relevant Member State at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•
to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

Italy. This offering of the units has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no units may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the units be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the units or distribution of copies of this prospectus or any other document relating to the units in Italy under (1) or (2) above must be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Germany. The offering of the units is not a public offering in the Federal Republic of Germany. The units may only be acquired in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier-Verkaufspropsektgestz), as amended, and any other applicable German law. No application has been made under German law to publicly market the units in or out of the Federal Republic of Germany. The units are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offering is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. The units will only be available to persons who, by profession, trade or business, buy or sell shares for their own or a third party’s account.

France. The units offered by this prospectus may not be offered or sold, directly or indirectly, to the public in France. This prospectus has not been or will not be submitted to the clearance procedure of the Autorité des Marchés Financiers, or the AMF, and may not be released or distributed to the public in France. Investors in France may only purchase the units offered by this prospectus for their own account and in accordance with articles L. 411-1, L. 441-2 and L. 412-1 of the Code Monétaire et Financier and decree no. 98-880 dated October 1, 1998, provided they are “qualified investors” within the meaning of said decree. Each French investor must represent in writing that it is a qualified investor within the meaning of the aforesaid decree. Any resale, directly or indirectly, to the public of the shares offered by this prospectus may be effected only in compliance with the above mentioned regulations.

Switzerland. This prospectus may only be used by those persons to whom it has been directly handed out by the offeror or its designated distributors in connection with the offer described therein. The units are only offered to those persons and/or entities directly solicited by the offeror or its designated distributors, and are not offered to the public in Switzerland. This prospectus constitutes neither a public offer in Switzerland nor an issue prospectus in accordance with the respective Swiss legislation, in particular but not limited to Article 652A Swiss Code Obligations. Accordingly, this prospectus may not be used in connection with any other offer, whether private or public and shall in particular not be distributed to the public in Switzerland.

United Kingdom. In the United Kingdom, the units offered by this prospectus are directed to and will only be available for purchase to a person who is an exempt person as referred to at paragraph (c) below and who warrants, represents and agrees that: (a) it has not offered or sold, and will not offer or sell, any units offered by this prospectus to any person in the United Kingdom except in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of section 85 of the Financial Services and Markets Act 2000 (as amended) (“FSMA”); and (b) it has complied and will comply with all applicable provisions of FSMA and the regulations made thereunder in respect of anything done by it in relation to the units offered by this prospectus in, from or otherwise involving the United Kingdom; and (c) it is a person who falls within the exemptions to Section 21 of the FSMA as set out in The Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“the Order”), being either an investment professional as described under Article 19 or any body corporate (which itself has or a group undertaking has a called up share capital or net assets of not less than £500,000 (if more than 20 members) or otherwise £5 million) or an unincorporated association or partnership (with net assets of not less than £5 million) or is a trustee of a high value trust or any person acting in the capacity of director, officer or employee of such entities as defined under Article 49(2)(a) to (d) of the Order, or a person to whom the invitation or inducement may otherwise lawfully be communicated or cause to be communicated. The investment activity to which this document relates will only be available to and engaged in only with exempt persons referred to above. Persons who are not investment professionals and do not have professional experience in matters relating to investments or are not an exempt person as described above, should not review nor rely or act upon this document and should return this document immediately. It should be noted that this document is not a prospectus in the United Kingdom as defined in the Prospectus Regulations 2005 and has not been approved by the Financial Services Authority or any competent authority in the United Kingdom.

Israel. The units offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (ISA). The units may not be offered or sold, directly or indirectly, to the public in Israel. The ISA has not issued permits, approvals or licenses in connection with the offering of the units or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the units being offered. Any resale, directly or indirectly, to the public of the units offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Sweden. Neither this prospectus nor the units offered hereunder have been registered with or approved by the Swedish Financial Supervisory Authority under the Swedish Financial Instruments Trading Act (1991:980) (as amended), nor will such registration or approval be sought. Accordingly, this prospectus may not be made available nor may the units offered hereunder be marketed or offered for sale in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act. This prospectus may not be distributed to the public in Sweden and a Swedish recipient of the prospectus may not in any way forward the prospectus to the public in Sweden.

Norway. This prospectus has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 1997, as amended. This prospectus has not been approved or disapproved by, or registered with, either the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises. This prospectus may not, either directly or indirectly be distributed to Norwegian potential investors.

Denmark. This prospectus has not been prepared in the context of a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act No. 171 of 17 March 2005, as amended from time to time, or any Executive Orders issued on the basis thereof and has not been and will not be filed with or approved by the Danish Financial Supervisory Authority or any other public authority in Denmark. The offering of units will only be made to persons pursuant to one or more of the exemptions set out in Executive Order No. 306 of 28 April 2005 on Prospectuses for Securities Admitted for Listing or Trade on a Regulated Market and on the First Public Offer of Securities exceeding EUR 2,500,000 or Executive Order No. 307 of 28 April 2005 on Prospectuses for the First Public Offer of Certain Securities between EUR 100,000 and EUR 2,500,000, as applicable.

LEGAL MATTERS

Maples & Calder is passing on the validity of the securities offered in this prospectus. Richardson & Patel LLP, New York, New York, is acting as special United States securities counsel for us. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Chardan 2008 China Acquisition Corp. as of March 31, 2008 and for the period from inception (February 19, 2008) to March 31, 2008, appearing in this prospectus and registration statement have been audited by Jewett, Schwartz, Wolfe & Associates, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)

JEWETT, SCHWARTZ, WOLFE & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of
Chardan 2008 China Acquisition Corp.

We have audited the accompanying balance sheet of Chardan 2008 China Acquisition Corp. (a Development Stage Company) as of March 31, 2008 and the related statements of operations, stockholders' equity and cash flows for the period from February 19, 2008 (inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express and opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Offering ("Offering") or 36 months from the consummation of the Offering if certain extension criteria have been satisfied.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan 2008 China Acquisition Corp. as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from February 19, 2008 (inception) to March 31, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company would continue as a going concern. As discussed in Note 1 to the financial statements, the company is required to consummate a business combination within 18 months from the date of the consummation of the Offering. The possibility of such business combination not being consummated raises substantial doubt as to its ability to continue as a going concern, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jewett, Schwartz, Wolfe & Assoc CPA's

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

April 2, 2008

2514 HOLLYWOOD BOULEVARD, SUITE 508 • HOLLYWOOD, FLORIDA 33020 • TELEPHONE (954) 922-5885 • FAX (954) 922-5957
MEMBER - AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS • FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
PRIVATE COMPANIES PRACTICE SECTION OF THE AICPA • REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD OF THE SEC

CHARDAN 2008 CHINA ACQUISITION CORP
(A Development Stage Company)
BALANCE SHEET

March 31, 2008

ASSETS
CURRENT ASSETS
Cash	$-
Total current assets	-

Deferred offering costs	105,148

TOTAL ASSETS	$105,148

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:	$105,148
Accrued expenses
Loans from related parties	32,434
Total current liabilities	$137,582

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ DEFICIT

Preferred shares, $0.0001 par value, 5,000,000 shares authorized,
none issued and outstanding	-
Ordinary shares, $0.0001 par value, 60,000,000 shares authorized,
none issued and outstanding	-
Additional paid-in capital	-
Accumulated deficit	(32,434)
Total shareholders’ equity	-

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$105,148

See accompanying notes to financial statements.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
STATEMENT OF OPERATIONS

From February 19, 2008 (inception) to March 31, 2008

FORMATION AND OPERATING COSTS	$32,434
NET LOSS	$(32,434)

Net loss per share – basic and diluted	$(0.00)

Weighted average number of shares outstanding during the period –
basic and diluted	0

See accompanying notes to financial statements.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,434)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities
Increase in deferred offering costs	(105,148)
Increase in accrued expenses	137,582
Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution from related parties	-
Net cash provided by financing activities	-

NET INCREASE IN CASH	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD
-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-

Supplemental disclosure of non cash investing & financing activities:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

Loans from related parties	$32,434

See accompanying notes to financial statements.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
STATEMENT OF CHANGE IN SHAREHOLDERS’ DEFICIT

	Preferred Shares		Ordinary Shares		Additional
					Paid-in	Subscriptions	Accumulated
	Shares	Amounts	Shares	Amount	Capital	Receivable	Earnings	Total

BALANCE, February 19, 2008 (inception)	-	$-	-	$-	$-	$-	$-	$-

Net loss	-	-	-	-	-	-	(32,434)	(32,434)

BALANCE, March 31, 2008	-	$-	-	$-	$-	$-	$(32,434)	$(32,434)

See accompanying notes to financial statements.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 1 – NATURE OF BUSINESS

Chardan 2008 China Acquisition Corp. (the Company) is a newly organized British Virgin Islands exempted company. The Company is a blank check company formed for the purpose of acquiring, engaging in a merger, share capital exchange or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination of an unidentified operating business. The Company intends to focus on identifying a prospective target business having its primary operations in the People’s Republic of China. Efforts in identifying a prospective target business will not be limited to a particular industry within China. The Company does not have any specific merger, share capital exchange, contractual control arrangement, asset acquisition or other business combination under consideration or contemplated and has not, nor has anyone on the Company’s behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction with the Company.

As of March 31, 2008, the Company has not yet commenced operations. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources from the proposed public offering and the sale of the private placement warrants as mentioned below.

The Company intends to fund acquisitions through an offering, which includes 6,875,000 units at $8.00 per unit. Each unit includes one ordinary share and one warrant. Of the proceeds received, 98.7% of the total amount received will be deposited into a trust account, less $100,000 to be used for working capital.

Pursuant to the amended and restated memorandum and articles of association and applicable provisions of British Virgin Islands, referred to herein as BVI, law, the Company anticipates that its liquidator will instruct its trustee to promptly liquidate the trust account and distribute to its public shareholders all of the funds held in such trust account as part of the Company’s voluntary liquidation if the Company:

(a)	Does not effect a business combination within 18 months after consummation of its initial public offering, or

(b)
Does not effect a business combination within 30 months from the consummation of its initial public offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of its initial public offering and the business combination has not yet been consummated within such 18 month period, or

(c)	Does not effect a business combination within 36 months from the consummation of its initial public offering if the extended period is approved by the Company’s shareholders.

NOTE 2 - BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company as defined by the Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises.”

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results will differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Restricted cash

In accordance with Accounting Review Board (ARB) No. 43, Chapter 3A “Current Assets and Current Liabilities”, cash which is restricted as to withdrawal is considered a noncurrent asset. Restricted cash consists of trust funds held in escrow until provisions for release have been met. There are no amounts recorded as restricted cash as of March 31, 2008.

Deferred offering costs

Deferred offering costs consist principally of legal, audit and underwriting fees incurred through the balance sheet date that will be charged to capital upon receipt of the proceeds. The Company has not commenced operations, therefore costs incurred represent the cost of capital. As of March 31, 2008, the Company incurred $105,148 of deferred offering costs, which will be charged against capital upon completion of its initial public offering.

Deferred acquisition costs

Costs related to proposed acquisitions costs are capitalized. Should an acquisition not occur, all related costs will be expensed. As of March 31, 2008, there were no such costs incurred.

Income taxes

The Company uses the liability method for income taxes as required by SFAS No. 109 “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income (loss) per share

The Company presents basic income (loss) per share and diluted earnings per share in accordance with the provisions of SFAS No. 128 “Earnings per Share”.

Under SFAS No. 128, basic net loss per share is computed by dividing the net loss for the year by the weighted average number of ordinary shares outstanding during the year. Diluted net loss per share is computed by dividing the net loss for the year by the weighted average number of ordinary shares and ordinary share equivalents outstanding during the year.

Concentration of credit risks

The Company is subject to concentrations of credit risk primarily from cash and cash equivalents. The Company maintains accounts with financial institutions, which may exceed the insured Federal Deposit Insurance Corporation limit of $100,000 in the future. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institutions.

Recent accounting pronouncements

Fair value measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The Company does not expect that its adoption of SFAS 157 will have a material effect on its results of operations or financial position.

Accounting for uncertainty in income taxes

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company does not anticipate that its adoption of FIN 48 will have a material effect on its results of operations or financial position.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Effects of prior year misstatements when quantifying misstatements in the current year financial statements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company’s balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and has been adopted by the Company at inception. The Company does not expect SAB 108 to have a material impact on its results of operations and financial condition.

FSP FAS 123(R)-5

FSP FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a) there is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b) All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP have been applied by the Company since its inception. The Company does not expect that its adoption of FSP FAS 123(R)-5 will have a material effect on its results of operations and financial condition.

The fair value option for financial assets and financial liabilities

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159), which provides companies with an option to report selected financial assets and liabilities at fair value with the changes in fair value recognized in earnings at each subsequent reporting date. SFAS 159 provides an opportunity to mitigate potential volatility in earnings caused by measuring related assets and liabilities differently, and it may reduce the need for applying complex hedge accounting provisions. If elected, SFAS 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on the Company results of operations and financial position, and has yet to make a decision on the elective adoption of SFAS 159.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Noncontrolling interests in consolidated financial statements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (SFAS No. 160), which amends ARB No. 51, “Consolidated Financial Statements”, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated and requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS No. 160 is effective for fiscal periods, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on its financial statements.

Business combinations

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations” (SFAS No. 141(R)). This Statement replaces SFAS No. 141, “Business Combinations”, and requires an acquirer to recognize the assets acquired, the liabilities assumed, including those arising from contractual contingencies, any contingent consideration, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the statement. SFAS No. 141(R) also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS No. 141(R)). In addition, SFAS No. 141(R)’s requirement to measure the noncontrolling interest in the acquiree at fair value will result in recognizing the goodwill attributable to the noncontrolling interest in addition to that attributable to the acquirer.

SFAS No. 141(R) amends SFAS No. 109, “Accounting for Income Taxes”, to require the acquirer to recognize changes in the amount of its deferred tax benefits that are recognizable because of a business combination either in income from continuing operations in the period of the combination or directly in contributed capital, depending on the circumstances. It also amends SFAS No. 142, “Goodwill and Other Intangible Assets”, to, among other things, provide guidance on the impairment testing of acquired research and development intangible assets and assets that the acquirer intends not to use. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the potential impact that the adoption of SFAS No. 141(R) could have on its financial statements.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SAB No. 110

On December 21, 2007 the SEC staff issued Staff Accounting Bulletin No. 110 (SAB No. 110), which, effective January 1, 2008, amends and replaces SAB No. 107, “Share-Based Payment”. SAB 110 expresses the views of the SEC staff regarding the use of a “simplified” method in developing an estimate of expected term of “plain vanilla” share options in accordance with FASB Statement No. 123(R), “Share-Based Payment”. Under the “simplified” method, the expected term is calculated as the midpoint between the vesting date and the end of the contractual term of the option. The use of the “simplified” method, which was first described in Staff Accounting Bulletin No. 107, was scheduled to expire on December 31, 2007. SAB No. 110 extends the use of the “simplified” method for “plain vanilla” awards in certain situations. The SEC staff does not expect the “simplified” method to be used when sufficient information regarding exercise behavior, such as historical exercise data or exercise information from external sources, becomes available. The Company is currently evaluating the potential impact that the adoption of SAB No. 110 could have on its financial statements.

NOTE 4 - EQUITY

Issuable units

On March 12, 2008, the Company entered into an agreement to issue 2,291,666 insider units at a purchase price of $.01091 per unit, for total proceeds of $25,000. Each unit consists of one ordinary share and one warrant. These units will be issued to officers, directors and existing shareholders. As of March 31, 2008, these units have not been issued and proceeds have not been received.

NOTE 5 - AGREEMENTS

The Company has entered into an agreement to pay a monthly fee of $7,500 to a related entity for general and administrative services. This agreement will commence on the date of the prospectus and will continue until the consummation of a business combination, 30 months from the date of the prospectus, or the date in which the Company ceases corporate existence, whichever occurs first.

NOTE 6 - LOANS FROM RELATED PARTIES

Certain related parties advanced the Company a total of $32,434 to cover capital costs related to its initial public offering. The loans are payable without interest on the earlier of September 30, 2008 or upon the consummation of the offering.

NOTE 7 – PROPOSED PUBLIC OFFERING

The proposed offering calls for the Company to offer for public sale 6,875,000 units at $8.00 per unit. Each unit includes one ordinary share and one warrant. Each warrant is exercisable for one ordinary share at $5.00 per share. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.

CHARDAN 2008 CHINA ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
March 31, 2008

NOTE 7 – PROPOSED PUBLIC OFFERING (continued)

None of the warrants may be exercised until after the consummation of the Company’s business combination and, thus, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to the Company and not placed in the trust account.

Certain of the Company’s officers and directors, and their affiliates, have agreed to purchase 2,000,000 warrants, which we refer to as the private placement warrants, from the Company at a price of $0.50 per warrant, in a private placement totaling $1,000,000, in accordance with Regulation D or Regulation S, as applicable, under the Securities Act of 1933, as amended.

The Company calculated the fair value of the warrants based on a review of the trading prices of the public warrants of 24 blank check companies that are comparable to the Company (i) each having completed an initial public offering of $100 million or less, (ii) each currently seeking an acquisition, and (iii) collectively with a median average closing price for their public warrants of approximately $0.50 over a six month period the Company has determined that the purchase price of $0.50 per private placement warrant would not be less than the approximate fair value of such private placement warrants on the date of issuance.

The Company has also agreed to sell to the underwriters for $100, as additional compensation, an option to purchase up to a total of 137,500 units. The units issuable upon exercise of this option are identical to the other units offered in the Company’s initial public offering. This option is exercisable at $8.80 per unit, commencing on the later of the consummation of a business combination and one year from the effective date of the registration statement and expiring five years from the effective date of the registration statement. The exercise price and the number of units issuable upon exercise of the option may be adjusted in certain circumstances.

The Company calculated the fair value of the option by using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield for all the years; expected volatility of 30.87%; risk-free interest rate of 2.5% and an expected life of four years. At the date of issuance, the Company will record the value of this option at $268,616 based on the assumptions above.

NOTE 8 – SUBSEQUENT EVENTS

On July 30, 2008, the Company issued an aggregate of 2,291,666 units in exchange for $25,000. These units were issued to the Company’s officers, directors and existing shareholders.

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

$55,000,000

Chardan 2008 China Acquisition Corp.

6,875,000 Units

PROSPECTUS

Brean Murray, Carret & Co., LLC	Maxim Group LLC Co-bookrunners	Roth Capital Partners, LLC

Caris & Company

, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares and warrants to purchase ordinary shares without registration under the Securities Act:

Shareholders	Number of Ordinary Shares and Warrants

Kerry Propper	302,907
Steve Urbach	136,713
Jonas Grossman	81,296
George Kaufman	27,708
Todd Gold	5,542
Jiangnan Huang	261,427
Royale Holdings	661,693
Dr. Richard D. Propper	186,528
Paula Beharry	130,713
Daniel Beharry	130,713
Li Zhang	130,713
Li Ping He, as custodian for Tiffany He under the California Uniform Transfers to Minors Act	130,713
Li Gong	25,000
Dr. Jianjun Shi	25,000
Xiaosong Zhong	25,000
Carman Ramirez	20,000
Edward Carter	5,000
Ida Carter	5,000

On March 12, 2008, we entered into an agreement with each of the above persons to issue the ordinary shares and warrants set forth next to their name and on July 30, 2008 all such ordinary shares and warrants were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The ordinary shares and warrants issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.011 per ordinary share and warrant. No underwriting discounts or commissions were paid with respect to such sales.

Prior to the completion of this offering, certain of our officers and directors, or their affiliates, have agreed to purchase 2,000,000 of our warrants at a purchase price of $0.50 per warrant. Such warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to sophisticated, accredited, wealthy individuals and entities.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Form F-3.

(5) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 30th day of July, 2008.

CHARDAN 2008 CHINA ACQUISITION CORP.

By:	/s/ Kerry Propper
Name: Kerry Propper
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kerry Propper and Xiaosong Zhong their true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

Kerry Propper	Chief Executive Officer and Director (principal
Kerry Propper	executive officer and authorized representative in the United States)	July 30, 2008
Xiaosong Zhong	Chief Financial Officer and Director (principal
Xiaosong Zhong	financial and accounting officer)	July 30, 2008
Li Gong	Secretary and Director
Li Gong		July 30, 2008
Li Zhan	Chairman of the Board of Directors
Li Zhang		July 30, 2008
Dr. Jianjun Shi	Director
Dr. Jianjun Shi		July 30, 2008

Signature of Authorized Representative in the United States

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Chardan 2008 China Acquisition Corp., has signed this registration statement or amendment thereto in New York, New York, on July 30, 2008.

Name	Title	Date

Kerry Propper	Authorized Representative in the United States
Kerry Propper		July 30, 2008

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary shares Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to the underwriters.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Maples & Calder.*
10.1	Form of Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the Existing Shareholders.*
10.3	Form of Private Placement Warrant Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the purchasers of the private placement warrants.*
10.4	Form of Warrant Purchase Agreement between the Registrant and the purchasers of the private placement warrants.*
10.5	Form of Registration Rights Agreement among the Registrant and the Existing Shareholders.*
10.6	Form of Letter Agreement by and between the Registrant, Kerry Propper and Brean Murray.*
10.7	Form of Letter Agreement by and between the Registrant, Xiaosong Zhong and Brean Murray.*
10.8	Form of Letter Agreement by and between the Registrant, Li Gong and Brean Murray.*
10.9	Form of Letter Agreement by and between the Registrant, Li Zhang and Brean Murray.*
10.10	Form of Letter Agreement by and between the Registrant, Dr. Jianjun Shi and Brean Murray.*
10.11	Form of Letter Agreement by and between the Registrant, Existing Shareholders and Brean Murray.*
10.12	Form of Right of First Refusal and Corporate Opportunities Agreement.*
10.13	Form of Administrative Services Agreement between the Registrant and Chardan Capital, LLC.*
10.14	Form of Subscription Agreement between the Registrant and Existing Shareholders.*
10.15	Promissory Note, dated May 28, 2008, issued by the Registrant to Chardan Capital, LLC in the amount of $19,934.*
10.16	Promissory Note, dated May 28, 2008, issued by the Registrant to Kerry Propper in the amount of $12,500.*
14	Code of Business Conduct and Ethics.*
23.1	Consent of Jewett, Schwartz, Wolfe & Associates.
23.2	Consent of Maples & Calder (included in Exhibit 5.1).*
24	Power of Attorney (Included on Signature Page of this registration statement).
99.1	Audit Committee Charter.*
99.2	Governance and Nominating Committee Charter.*

*         To be filed by amendment.